                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-31095

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 8, 1997)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

Depositor

$920,033,000

Mortgage Pass-Through Certificates, Series 1997-C5

The Series 1997-C5 Mortgage Pass-Through Certificates (the "Certificates") will include the following seven classes of Certificates, designated as the Class A1, Class A2 and Class A3 Certificates (together, the "Class A Certificates"), Class B, Class C, Class D and Class E Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class X, Class F, Class G, Class H, Class NR-P, Class NR-I, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby.

                                            (Continued on the following page.)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS SUPPLEMENT" HEREIN AND AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS" IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE PRIMARY SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE PRIMARY SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
-----------------------------------------------------------------------------

             INITIAL CLASS      PASS-THROUGH RATE
            BALANCE                  (1)
----------  --------------- ------------------------
Class A1    $134,387,000              6.9520%
----------  --------------- ------------------------
Class A2    $305,885,000              7.0690%
----------  --------------- ------------------------
Class A3    $298,856,000              7.0880%
----------  --------------- ------------------------
Class B     $ 51,687,000              7.1590%
----------  --------------- ------------------------
Class C     $ 56,856,000              7.2385%
----------  --------------- ------------------------
Class D     $ 56,856,000              7.3510%
----------  --------------- ------------------------
Class E     $ 15,506,000              7.6120%
----------  --------------- ------------------------

(1) In addition to distributions of interest and principal, holders of the Offered Certificates will be entitled to receive a portion of any Prepayment Premiums as described herein.

There is currently no secondary market for the Offered Certificates. J.P. Morgan Securities Inc., Prudential Securities Incorporated and Smith Barney Inc. (the "Underwriters") currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

The Offered Certificates will be purchased by the Underwriters in the manner described under "Plan of Distribution," from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be 101.5% of the initial aggregate principal balance thereof, plus accrued interest from September 1, 1997 (the "Cut-off Date"). The Seller will pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates.

The Offered Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, Cedel Bank and the Euroclear System on or about September 29, 1997, against payment therefor in immediately available funds.

J.P. MORGAN & CO.     PRUDENTIAL SECURITIES INCORPORATED    SMITH BARNEY INC.

September 12, 1997

(Continued from preceding page.)

   The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans with original terms to maturity of not more than 300 months (the "Mortgage Loans") secured by first liens on a fee simple and/or leasehold interest in multifamily, retail, office, hotel, nursing home and congregate care and other commercial properties. The Mortgage Loans were originated or purchased by Morgan Guaranty Trust Company of New York (the "Seller"), Prudential Securities Credit Corp. ("Prudential"), and Smith Barney Mortgage Capital Group, Inc. ("Smith Barney" and together with Prudential, the "Primary Sellers"). The Mortgage Loans sold by the Seller and Smith Barney were originated thereby or originated for purchase by the Seller or Smith Barney and acquired thereby prior to the Delivery Date (as defined herein). Substantially all the Mortgage Loans sold by Prudential were originated by Midland Loan Services, L.P., the master and special servicer. The Primary Sellers will sell the Mortgage Loans owned by them to the Seller and the Seller will sell all the Mortgage Loans to the Depositor on or prior to the Delivery Date.

   Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in October 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest, if any, on the Offered Certificates on each Distribution Date will be based on the then applicable pass-through rate (the "Pass-Through Rate") and the aggregate principal balance (the "Class Balance") of such Class outstanding immediately prior to such Distribution Date. The Pass-Through Rates applicable to the Offered Certificates will be fixed at the rates set forth on the cover hereof. Distributions in respect of principal, if any, of the Certificates will be made as described herein under "Description of the Certificates--Distributions" and "--Priority of Distributions" herein.

   The Offered Certificates will evidence approximately an initial 89%, by initial principal balance, undivided interest in the Trust Fund.

   It is a condition of the issuance of the Offered Certificates that the Class A1, Class A2 and Class A3 Certificates be rated "AAA" by Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and Standard & Poor's and not lower than "Aa2" by Moody's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and Standard & Poor's and not lower than "A2" by Moody's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Standard & Poor's and not lower than "Baa2" by Moody's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Standard & Poor's and not lower than "Baa3" by Moody's. See "Rating" herein.

   Midland Loan Services, L.P. will act as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer" and, together with the Master Servicer, the "Servicers") of the Mortgage Loans. The obligations of the Master Servicer and the Special Servicer with respect to the Certificates will be limited to their contractual servicing obligations and the obligation under certain circumstances to make P&I Advances (as defined herein) to the Certificateholders. See "Servicing" herein.

   As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. The Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will constitute "regular interests" in REMIC III and the Class R-I, Class R-II and Class R-III Certificates will constitute the sole class of "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" herein.

(Continued from preceding page.)

   THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) AND THE COLLECTION AND ALLOCATION OF ANY PREPAYMENT PREMIUM (AS DEFINED HEREIN) ON THE MORTGAGE LOANS. THE YIELD TO MATURITY ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY ANY CLASS OF CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. SEE "SUMMARY--SPECIAL PREPAYMENT CONSIDERATIONS" AND "--SPECIAL YIELD CONSIDERATIONS", AND "CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

   THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, DATED SEPTEMBER 8, 1997 AND ATTACHED HERETO. PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to the date hereof.

   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

Executive Summary.........................................................................  S-1
Summary of Prospectus Supplement..........................................................  S-2
Risk Factors..............................................................................  S-16
Description of the Mortgage Pool..........................................................  S-25
Description of the Certificates...........................................................  S-43
Certain Prepayment, Maturity and Yield Considerations.....................................  S-53
Master Servicer and Special Servicer......................................................  S-56
Description of the Pooling and Servicing Agreement........................................  S-60
Use of Proceeds...........................................................................  S-64
Certain Federal Income Tax Consequences...................................................  S-64
State Tax Considerations..................................................................  S-65
ERISA Considerations......................................................................  S-65
Legal Investment..........................................................................  S-66
Plan of Distribution......................................................................  S-67
Legal Matters.............................................................................  S-68
Rating....................................................................................  S-68
Index of Principal Definitions............................................................  S-69
Annex A: Certain Characteristics of the 100 Mortgage Loans with the Highest Principal
         Balances as of the Cut-off Date..................................................  A-1
Annex B: Global Clearance, Settlement and Tax Documentation Procedures....................  B-1

                                            PROSPECTUS

Prospectus Supplement.....................................................................     3
Available Information.....................................................................     3
Incorporation of Certain Information by Reference.........................................     5
Summary of Prospectus.....................................................................     6
Risk Factors..............................................................................    14
Description of the Trust Funds............................................................    22
Use of Proceeds...........................................................................    28
Yield Considerations......................................................................    28
The Depositor.............................................................................    31
Description of the Certificates...........................................................    32
Description of the Agreements.............................................................    39
Description of Credit Support.............................................................    55
Certain Legal Aspects of Mortgage Loans and the Leases....................................    57
Certain Federal Income Tax Consequences...................................................    72
State Tax Considerations..................................................................    97
ERISA Considerations......................................................................    97
Legal Investment..........................................................................    99
Plan of Distribution......................................................................   100
Legal Matters.............................................................................   101
Financial Information.....................................................................   101
Rating....................................................................................   101
Index of Principal Terms..................................................................   102

                              EXECUTIVE SUMMARY

   Prospective investors are advised to read carefully, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus in making their investment decision. The following Executive Summary does not include all relevant information relating to the Offered Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Prior to making any investment decision, a prospective investor should review fully this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus.

                            INITIAL
                           AGGREGATE
            RATING BY     CERTIFICATE
             FITCH/        PRINCIPAL      % OF    % CREDIT
 CLASS    MOODY'S/ S&P       AMOUNT      TOTAL    SUPPORT
-------  -------------- --------------  ------- ----------
Senior Offered Certificates

   A1      AAA/Aaa/AAA    $134,387,000    13.0%     28.5%
   A2      AAA/Aaa/AAA    $305,885,000    29.6%     28.5%
   A3      AAA/Aaa/AAA    $298,856,000    28.9%     28.5%

Subordinate Offered Certificates

    B        AA/Aa2/AA    $ 51,687,000     5.0%     23.5%
    C           A/A2/A    $ 56,856,000     5.5%     18.0%
    D      NR/Baa2/BBB    $ 56,856,000     5.5%     12.5%
    E     NR/Baa3/BBB-    $ 15,506,000     1.5%     11.0%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           WEIGHTED      PRINCIPAL
                         PASS-THROUGH  AVERAGE LIFE(1)   WINDOW(1)
 CLASS    DESCRIPTION        RATE          (YEARS)       (MONTHS)
-------  ------------- --------------  --------------- -----------
Senior Offered Certificates

   A1        Fixed          6.9520%          3.50            1-60
   A2        Fixed          7.0690%          7.74          60-113
   A3        Fixed          7.0880%          9.60         113-118

Subordinate Offered Certificates

    B        Fixed          7.1590%         10.06         118-132
    C        Fixed          7.2385%         11.52         132-141
    D        Fixed          7.3510%         12.35         141-171
    E        Fixed          7.6120%         14.28         171-172

------------
(1) Assumes no prepayments or defaults. See "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of Offered Certificates" herein.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. See "Index of Principal Terms" herein and in the Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, Series
                                 1997-C5 (the "Certificates").

Depositor .....................  J.P. Morgan Commercial Mortgage Finance
                                 Corp., a Delaware corporation, an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of one of the Underwriters. See "The Depositor" in the Prospectus.

Sellers .......................  Morgan Guaranty Trust Company of New York
                                 ("MGT" or the "Seller") and Prudential
                                 Securities Credit Corp. ("Prudential") and
                                 Smith Barney Mortgage Capital Group, Inc.
                                 ("Smith Barney" and, together with
                                 Prudential, the "Primary Sellers"). The
                                 Mortgage Loans sold by the Seller and Smith
                                 Barney were originated thereby or originated for purchase by the Seller or Smith Barney and acquired thereby prior to the Delivery Date. Substantially all the Mortgage Loans sold by Prudential were originated by Midland Loan Services, L.P., the Master Servicer and Special Servicer. The Primary Sellers will sell the Mortgage Loans owned by them to the Seller and the Seller will sell all the Mortgage Loans to the Depositor on or prior to the Delivery Date. The Seller is an affiliate of the Depositor and of J.P. Morgan Securities Inc., one of the Underwriters. Prudential and Smith Barney are affiliated with the other two Underwriters, Prudential Securities
                                 Incorporated and Smith Barney Inc.,
                                 respectively.

Master Servicer ...............  Midland Loan Services, L.P., a Missouri
                                 limited partnership. See "Master Servicer and Special Servicer" herein.

Special Servicer ..............  Midland Loan Services, L.P. (which also serves as Master Servicer) will be the
                                 Special Servicer with respect to all the Mortgage Loans. The Special Servicer may be removed without cause under certain circumstances described herein under "Master Servicer and Special
                                 Servicer--Responsibilities of Special
                                 Servicer."

Trustee .......................  LaSalle National Bank ("LaSalle"), a
                                 nationally chartered bank. See "Description of the Pooling and Servicing Agreement" herein.

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee. See "Description of the Pooling and Servicing Agreement" herein.

Deal Information/Analytics ....  It is anticipated that certain Mortgage Loan and Certificate information will be
                                 available from the following services:

                                 Bloomberg, LPAS (Midland Loan Services,
                                 L.P.), Intex, Charter Research and The Trepp
                                 Group.

Cut-off Date ..................  September 1, 1997.

Delivery Date .................  On or about September 29, 1997.

Distribution Dates ............  Distributions on the Certificates will be made by the Trustee, to the extent of
                                 available funds, on the 15th day of each month or, if any such 15th day is not a business day, on the next succeeding business day, beginning in October 1997 (each, a "Distribution Date"), to the holders of record as of the close of business on the last business day of the month preceding the month of each such distribution (each, a "Record Date"). Notwithstanding the above, the final distribution on any Certificate (whether a global Certificate or Definitive Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of such Certificates by the holder of such Certificates (which could be DTC in the case of a global Certificate) at the location to be specified in such notice. See "Registration of the Offered Certificates" below.

Rated Final Distribution Date .  The Distribution Date in September 2029,
                                 which is the first Distribution Date
                                 following the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments, delinquencies or defaults and that the Mortgage Loans which are Balloon Mortgage Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

Registration of the Offered
 Certificates .................  The Offered Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership interests in the Offered Certificates (the
                                 "Certificateholders") may elect to hold
                                 their book-entry Certificate interests
                                 either through The Depository Trust Company
                                 ("DTC"), in the United States, or through Cedel Bank ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The Offered Certificates (the "DTC Registered Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring an interest in the DTC Registered Certificates (any such person, a "Beneficial Owner") will be entitled to receive a Certificate of such class in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described herein under "Description of the Certificates--Book-Entry Registration of the Offered
                                 Certificates--Definitive Certificates" and in the Prospectus under "Description of the Certificates--Book-Entry Registration and
                                 Definitive Certificates". Instead, DTC will effect payments and transfers in respect of the DTC Registered Certificates by means of its electronic recordkeeping services, acting through certain participating organizations ("DTC
                                 Participants" and together with the CEDEL and Euroclear participating organizations, the "Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. Unless and until Definitive Certificates are issued, the rights of Beneficial Owners may only be exercised through DTC and its Participants and will be subject to procedures established thereby, except as otherwise specified herein. See "Description of the Certificates--General" herein, "Annex B" hereto and "Description of the Certificates--Book-Entry Registration of the Offered Certificates" in the Prospectus.

Denominations .................  The DTC Registered Certificates will be issuable on the book-entry records of DTC and its Participants in denominations of $25,000 and integral multiples of $1 in excess thereof.

The Mortgage Pool .............  The Trust Fund will consist of a pool (the
                                 "Mortgage Pool") of 269 fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on fee simple and/or leasehold interests in multifamily, retail, office, hotel, nursing home and congregate care, and other commercial properties (the "Mortgaged Properties") located in 39 states and Puerto Rico. See "Description of the Mortgage Pool--General." The Mortgage Loans will be acquired by the Depositor from the Seller on or before the Delivery Date. See "Description of the Mortgage
                                 Pool--Underwriting Guidelines" herein.

                                 The Mortgage Loans will have an aggregate principal balance as of the Cut-off Date of approximately $1,033,747,782 and individual principal balances as of the Cut-off Date of at least $498,604 but not more than $27,238,845 with an average principal balance of approximately $3,842,929. The Mortgage Loans will have terms to maturity from the Cut-off Date of not more than 120 months, with respect to 67.37% of the Mortgage Loans, and more than 120 months but not more than 300 months, with respect to 32.63% of the Mortgage Loans, in each case, by aggregate principal balance as of the Cut-off Date, and a weighted average remaining term to maturity of approximately 129 months as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Interest Rates of at least 7.625% per annum but not more than 10.19% per annum, with a weighted average Mortgage Interest Rate of approximately 8.778% per annum as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (the "Due Date").

                                 Approximately 92.31% of the aggregate
                                 principal balance of the Mortgage Loans as of the Cut-off Date provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its maturity date, unless prepaid prior thereto.

                                 Each Mortgage Loan either prohibits
                                 voluntary prepayments during a certain
                                 number of years following the origination thereof and/or allows the borrower thereunder (the "Mortgagor") to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a premium (the "Prepayment Premium"). See Annex A hereto, the table entitled "Prepayment Protection" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein and the diskette attached to the inside back cover of this Prospectus (the "Diskette"). Any Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors--Special Prepayment Considerations" below, "Description of the
                                 Certificates--Distributions--Interest
                                 Distributions on the Certificates" and
                                 "Certain Yield, Prepayment and Maturity
                                 Considerations" herein and "Yield
                                 Considerations" in the Prospectus.

                                 The Seller will make certain representations to the Depositor, which will be assigned to the Trustee under the Pooling and Servicing Agreement (as defined herein), and will covenant to cure any material breach of such representations and warranties or to repurchase any Mortgage Loan in which there has been a breach of a representation or warranty which materially and adversely affects the interest of the
                                 Certificateholders in such Mortgage Loan.
                                 The sole remedy available to the
                                 Certificateholders or the Trustee on behalf of the Certificateholders is the obligation of the Seller to cure any such breach or repurchase any such Mortgage Loan.

                                 For a further description of the Mortgage
                                 Loans, see "Description of the Mortgage
                                 Pool" herein.

The Offered Certificates ......  The Certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"). Only the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Offered Certificates will have the initial Class Balances set forth on the cover hereof.

Pass-Through Rates on the
 Offered Certificates .........  The Pass-Through Rates on the Class A1,
                                 Class A2, Class A3, Class B, Class C, Class
                                 D and Class E Certificates are fixed and are set forth on the cover hereof.

Interest Distributions on the
 Certificates .................  Subject to the distribution of the Principal
                                 Distribution Amount to the Holders of
                                 classes of Certificates of a higher priority as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date in the order described herein, to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date net of any Net Prepayment Premium (as defined herein) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date, in the case of the initial Distribution
                                 Date) to and including the last day of the month preceding the month of the Distribution Date (based on a 360-day year consisting of twelve 30-day months) on the related Class Balance (or Notional Amount) immediately prior to such Distribution Date at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the last sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount for each such class for the Distribution Date, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls to the extent not offset as described herein, and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus), and less (a) with respect to each class of Certificates other than the Class X and Class NR-I Certificates, any Collateral Value Adjustment Capitalization Amount (as defined herein) allocated to such class as described under "--Subordination" below and (b) with respect to the Class NR-I Certificates, the portion of the Interest Accrual Amount therefor accrued on the portion of the Notional Amount corresponding to any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance of the Class NR-P Certificates (and not reversed) (the "Collateral Value Adjustment Reduction Amount"). If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Offered Certificates on subsequent Distribution Dates.

                                 In addition to the related Interest
                                 Distribution Amount, any Net Prepayment
                                 Premium will be allocated between the
                                 Offered Certificates and the Other
                                 Certificates, as more fully described
                                 herein, to the extent not necessary to
                                 reimburse the Master Servicer for reductions in its compensation due to Prepayment Interest Shortfalls. See "Risk Factors--Special Prepayment Considerations" below and "Description of the
                                 Certificates--Distributions--Interest
                                 Distributions on the Certificates" herein.

                                 The Available Distribution Amount for any
                                 Distribution Date generally includes: (i) scheduled payments on the Mortgage Loans due on or prior to the related Due Date immediately preceding, and collected as of, the related Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period, net of amounts payable or reimbursable to the Trustee, the Master Servicer, the Special Servicer or the Fiscal Agent therefrom and (ii) any P&I Advances made or deemed to be made by the Trustee, the Master Servicer, the Special Servicer, or the Fiscal Agent for the related Distribution Date. The "Determination Date" for any Distribution Date is the fourth business day prior to the related Distribution Date. The "Remittance Period" for any Distribution Date is the period beginning after a Determination Date in the immediately preceding month (or the Cut-off Date, in the case of the first Remittance Period) through the related Determination Date. See "Description of the
                                 Certificates--Distributions--Interest
                                 Distributions on the Certificates" herein.

Principal Distributions on the
 Certificates .................  Holders of a class of Certificates will be entitled to receive on each Distribution
                                 Date in reduction of the related Class
                                 Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority of payment for interest payments (as described under "Priority of Distributions" below) distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced, any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund to the extent not required to be otherwise applied pursuant to the terms of the related Mortgage Loan and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates, including any principal prepayments and Prepayment Interest Excess (as defined herein) not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the application of the amounts described in this clause (iv) to principal distributions on the Certificates. See "Description of the Certificates--Distributions -- Principal
                                 Distributions on the Offered Certificates" herein.

Priority of Distributions .....  The Adjusted Available Distribution Amount
                                 for any Distribution Date will be applied
                                 (a) first, to distributions of interest on the classes of Certificates outstanding with highest priority for interest payment (as described below). (b) second, to distributions of the Principal Distribution Amount to the classes of Certificates then entitled to distributions of principal as described below, and (c) third, to distributions of interest on each class of Certificates other than the classes described in clause (a) above in the order of priority described below; provided that on any Distribution Date on which the Class Balance of a class of Certificates is reduced to zero pursuant to clause (b) above, interest distributions pursuant to clause (a) above will be made to the class of Certificates outstanding with the next highest priority for interest payments prior to making distributions of the Principal Distribution Amount thereto pursuant to clause (b) above. The priority of interest payments for purposes of clauses (a) and
                                 (c), above is: first to distribution of
                                 interest on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts; second, to the Class B certificates; third, to the Class C Certificates; fourth, to the Class D Certificates; fifth, to the Class E Certificates, and then to the remaining classes of interest-bearing certificates. The Principal Distribution Amount for such Distribution Date will be applied to the payment of principal of the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates, in that order, and then to the remaining classes of principal-bearing Certificates, until their respective Class Balances have been reduced to zero. Any Net Prepayment Premium for any Distribution Date will be distributed in the manner described herein. See "Description of the Certificates--Priority of Distributions" and "--Subordination" herein.

P&I Advances ..................  The Master Servicer and the Special Servicer
                                 (the "Servicers") are required to make
                                 advances for delinquent Monthly Payments on the Mortgage Loans, including any Specially Serviced Mortgage Loans ("P&I Advances") and for certain other expenses for the protection of the Mortgaged Properties, subject to the limitations described herein. Neither Servicer will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer is required to make a P&I Advance on and after the Due Date for a Balloon Payment, such P&I Advance shall not exceed an amount equal to the monthly payment calculated by such Servicer, the Trustee or the Fiscal Agent necessary to pay the monthly interest and fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. To the extent that a Servicer fails to make any P&I Advance required of it, the Trustee shall make such required P&I Advance and, to the extent the Trustee fails to make any P&I Advance required of it, the Fiscal Agent shall make such required P&I Advance, in each case to the extent such party reasonably believes such advance will be recoverable. As more fully described herein, if either Servicer, the Trustee or the Fiscal Agent makes a P&I Advance (or any other advance) it will be entitled to reimbursement thereof and interest thereon at the prime rate determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. See "Description of the Certificates--Advances" herein.

Other Certificates ............  The Class X, Class F, Class G, Class H,
                                 Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III Certificates (the "Other Certificates") are not offered hereby. The Pass-Through Rates on the Class F, Class G, Class H and Class NR-I Certificates for any Distribution Date will equal 7.5605%, 7.25%, 7.25% and 7.25%, respectively, per annum. The Class NR-P Certificates will be principal only certificates and will not be entitled to interest distributions. The aggregate Class Balance of the Other Certificates will equal $113,714,782. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average (by Class Balance or Notional Amount, as applicable) of the Pass-Through Rates on all other classes of Certificates (other than the Class NR-P Certificates). The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be 1.561998% per annum. The Remittance Rate in effect for any Mortgage Loan as of any date of determination is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or reduction thereof following the Cut-off Date) over the sum of the related Servicing Fee Rate (as defined herein) and the fee payable to the Trustee. The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

Subordination .................  Neither the Offered Certificates nor the
                                 Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Primary Sellers, the Trustee, the Fiscal Agent, the Underwriters, the Master Servicer, the Special Servicer or any of their respective affiliates.

                                 Realized Losses and Collateral Value
                                 Adjustments (as defined herein) on the
                                 Mortgage Loans will be allocated, first, to the Class NR-P, Class H, Class G and Class F Certificates, in that order, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. Any allocation of a Realized Loss or a Collateral Value Adjustment to a class of Certificates will result in a reduction of the related Class Balance or, in the case of the Class NR-I Certificates, the related Notional Amount. Interest accrued for any Distribution Date on any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance (or to the Notional Amount of the Class NR-I Certificates) of any class of Certificates will not be distributed to such class on such Distribution Date as interest and, except for interest accrued thereon with respect to the Class NR-I Certificates, will be added to the Class Balance thereof. Interest distributions on the Class X Certificates will not be affected by Collateral Value Adjustments. Under certain circumstances, a Collateral Value Adjustment may be reversed. Such reversal will reduce the accrual of the Collateral Value Adjustment Capitalization Amount and therefore the amount otherwise available to make distributions of principal on the more senior classes of Certificates. In addition, the Adjusted Available Distribution Amount will be applied in the order set forth under "Priority of Distributions" above.

Optional Termination ..........  At its option, any holder of a Class R-I
                                 Certificate, the holders of any aggregate
                                 Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates (as defined herein), the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order) may purchase all of the Mortgage Loans, at the price set forth under "Description of the Pooling and Servicing Agreement--Termination," and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Description of the Pooling and Servicing Agreement--Termination" herein and
                                 "Description of the
                                 Certificates--Termination" in the
                                 Prospectus.

Auction Call Date .............  If the Trust Fund has not been terminated earlier as described under "Description of the Pooling and Servicing Agreement-- Termination" herein, the Trustee will on the Distribution Date occurring in November of each year from and including November 2017 and on any date after the Distribution Date occurring in November 2017 on which the Trustee receives an unsolicited bona fide offer to purchase all (but not less than all) of the Mortgage Loans (each, an "Auction Valuation Date"), request that four independent financial advisory or investment banking or investment brokerage firms nationally recognized in the field of real estate analysis and reasonably acceptable to the Master Servicer provide the Trustee (at the expense of the Trust Fund) with an estimated value at which the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund could be sold pursuant to an auction. If the aggregate value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan, as determined by the average of the three highest such estimates, equals or exceeds the aggregate amount of the Class Balances of all Certificates outstanding on the Auction Valuation Date, plus unpaid interest thereon, the anticipated Auction Fees, unpaid servicing compensation, unreimbursed Advances
                                 (together with interest thereon at the
                                 Advance Rate) and unpaid Trust Fund expenses
                                 (in aggregate, the "Minimum Auction Price"), the Trustee will auction the Mortgage Loans and such property and thereby effect a termination of the Trust Fund and early retirement of the then outstanding Certificates on or after the Distribution
                                 Date in February 2018. The Trustee will
                                 accept no bid lower than the Minimum Auction
                                 Price. See "Description of the Pooling and
                                 Servicing Agreement--Auction" herein.

Special Principal Payment
 Considerations ...............  The rate and timing of principal payments, if any, on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans. As described herein, certain of the Mortgage Loans are in the related Prepayment Premium Period and, if certain voluntary prepayments are made, a Prepayment Premium will be required to be paid during such period. See "The Mortgage Pool" above and "Description of the Mortgage Pool" herein.

                                 All classes of Offered Certificates entitled to payments of principal are subject to priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the Mortgage Loans. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayments experienced both before and after the commencement of principal distributions on such classes.

                                 In addition, a portion of collections on the Mortgage Loans in excess of scheduled and unscheduled principal distributions, which generally will be limited to interest distributions not payable on a class of Certificates as a result of a Collateral Value

                                 Adjustment, will be allocated to the classes of Certificates then entitled to distributions of principal. Any such allocation may result in a faster amortization of such class of Certificates.

Special Yield Considerations ..  The yield to maturity on each class of the
                                 Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to breaches of representations and warranties) and the collection and allocation of any Prepayment Premium on the Mortgage Loans and the allocation thereof to reduce the Class Balance. The yield to maturity on each class of the Offered Certificates will also depend on the Pass-Through Rate and the purchase price for each such Certificate. The yield to investors on any class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest). See "Description of the Certificates--Distributions--Interest
                                 Distributions on the Certificates" herein.

                                 In general, if a class of Offered
                                 Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                 The sequential class structure of the
                                 Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) of the Mortgage Loans and other factors.

                                 The yield to investors on any of the
                                 Certificates will be sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), because the amount of such losses will be allocable to such class to the extent such losses are not allocated to a subordinate class of Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any such class of Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

                                 If a Servicer, the Trustee or the Fiscal
                                 Agent makes an advance it will be entitled to interest thereon at the Prime Rate determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. Therefore losses may be allocated to a class of Offered Certificates with respect to any delinquent Monthly Payment and certain other expenses advanced by a Servicer, the Trustee or the Fiscal Agent.

                                 The Special Servicer will be entitled to receive compensation in the form of a percentage of collections of any Mortgage Loan which is being serviced or has been serviced by the Special Servicer (a "Specially Serviced Mortgage Loan") prior to the right of Certificateholders to receive distributions on the Certificates. Such compensation will result in shortfalls which will be allocated to the classes of Certificates with the lowest payment priority for purposes of application of the Adjusted Available Distribution Amount in the order described herein. Consequently, it is possible that losses will be allocated to the Offered Certificates with respect to any Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan is returned to a performing status. See "Master Servicer and Special
                                 Servicer--Servicing and Other Compensation and Payment of Expenses" herein.

                                 See "Certain Prepayment, Maturity and Yield
                                 Considerations," and "Yield Considerations" in the Prospectus.

Certain Federal Income Tax
 Consequences .................  Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                 For federal income tax purposes, the Class
                                 R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Offered Certificates, the Other Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will be "regular interests" of REMIC III and will generally be treated as debt instruments of REMIC III.

                                 The Offered Certificates may be treated as having been issued with original issue discount for federal income tax purposes.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations ..........  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income

                                 Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should review carefully with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                 Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-23, to J.P. Morgan Securities Inc., that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates purchased and sold by J.P. Morgan Securities Inc. (and if also purchased and sold by J.P. Morgan Securities Inc., such certificates purchased and sold by Prudential Securities Incorporated and Smith Barney Inc.), such as the Class A1, Class A2 and Class A3 Certificates and the servicing and operation of asset pools, provided that certain conditions are satisfied. Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor. See "ERISA
                                 Considerations" herein and in the
                                 Prospectus.

Rating ........................  It is a condition of the issuance of the
                                 Offered Certificates that the Class A1,
                                 Class A2 and Class A3 Certificates be rated
                                 "AAA" by Fitch Investors Service, L.P.
                                 ("Fitch") and Standard & Poor's Ratings
                                 Services ("Standard & Poor's") and "Aaa" by
                                 Moody's Investors Service, Inc. ("Moody's").
                                 It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and Standard & Poor's and not lower than "Aa2" by Moody's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and Standard & Poor's and not lower than "A2" by Moody's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Standard & Poor's and not lower than "Baa2" by Moody's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Standard & Poor's and not lower than "Baa3" by Moody's. See "Rating" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mort-gage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. See "Certain Prepayment, Maturity and Yield Considerations" herein, "Risk Factors," and "Rating" herein and in the Prospectus and "Yield Considerations" in the Prospectus.

Legal Investment ..............  The Class A1, Class A2, Class A3 and Class B
                                 Certificates will be "mortgage related
                                 securities" within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Certificates will not be "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase any Class of Offered Certificates, may be subject to significant interpretative uncertainties.

                                 In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers of the Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Offered Certificates.

   Special Prepayment Considerations. The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans. The rate at which principal payments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and may be affected by the Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions. See "Description of the Mortgage Pool," "Description of the Certificates--Distributions--Priority" and "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

   Special Yield Considerations. The yield to maturity on each class of the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) and the collection and allocation of any Prepayment Premium on the Mortgage Pool and the allocation thereof to reduce the Class Balance of such class. The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans, such as Prepayment Interest Shortfalls. Neither the Certificates nor the Mortgage Loans are guaranteed by any governmental entity or instrumentality or any other entity.

   In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

   Risks Associated with Commercial Mortgage Loans. The Mortgage Loans are secured by an interest in multifamily, retail, office, hotel, nursing home and congregate care and other commercial properties. In general all the Mortgage Loans are nonrecourse loans. See "--Nonrecourse Mortgage Loans" below. Due to the nonrecourse nature of the Mortgage Loans, the repayment of loans secured by income producing properties is solely dependent upon the successful operation of the related property. If the cash flow from the property is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property. Historical operating results of the Mortgaged Properties may not be indicative of future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting the current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

    The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

   Mortgaged Properties may become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. The net operating income of the Mortgaged Properties may decline over time, which would adversely impact the ability of the Mortgagor to satisfy its payment obligations under the related Mortgage Loan. Typically Morgaged Properties are not readily convertible to alternative uses.

   An appraisal of each of the Mortgaged Properties was made between April 1995 and July 1997. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property.

   The value of the Mortgaged Properties may decline over time which could adversely impact the ability of a Mortgagor to refinance the related Mortgage Loan and the recovery value of such Mortgage Loan in default.

   Commercial and multifamily property values and net operating income are subject to volatility. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial or office space); changes or continued weakness in certain industries; perceptions by prospective tenants and their customers and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

   The Mortgage Loans secured by multifamily, retail, office, hotel, nursing home and congregate care, and other commercial properties represent approximately 27.1%, 30.7%, 21.2%, 8.0%, 5.9%, and 7.1%, of the Mortgage
Loans, respectively, as of the Cut-off Date by aggregate principal balance.

   Risks Associated with Hotel Properties. 25 of the Mortgage Loans representing 8.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by hotel properties. Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. Sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. Finally, the hotel industry is generally seasonal. This will result in regular fluctuations in the income generated by hotel properties.

   Risks Associated with Nursing Homes and Congregate Care. 12 of the Mortgage Loans representing 5.9% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by residential health care facilities. Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and to the reimbursement policies of government programs and private insurers. The failure of any of the borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related Mortgaged Property or the portion thereof requiring licensing) or, if applicable, bar it from participation in certain reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained. In addition, to the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals that could materially change or curtail those payments. Accordingly, there can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to debtors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although many of the Mortgage Loans require the borrower to maintain escrows for such expenses, there can be no assurance that such factors will not adversely impact the ability of a Mortgagor to repay a Mortgage Loan.

   Nonrecourse Mortgage Loans. Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the related Mortgaged Property. Consequently, payment of each such Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or in the event of a default upon the acceleration of such maturity after default), upon the then market value of the related Mortgaged Property, or the ability to refinance such Mortgage Loan.

   Concentration of Mortgage Loans. The average principal balance of the Mortgage Loans as of the Cut-off Date is approximately $3,842,929, which is equal to 0.37% of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans.

   A mortgage pool consisting of fewer loans each having a relatively higher outstanding principal balance may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the loans in such pool. No Mortgage Loan represents more than 2.6% of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans and no Mortgage Loans with related Mortgagors represent in the aggregate more than 5% of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Related Borrowers and Other Issues" herein.

   Limitations on Enforceability of Cross-Collateralization. 13 of the Mortgage Loans representing approximately 5.5% by principal balance and having principal balances as of the Cut-off Date ranging from $1,240,477 to $13,759,336 are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(i) was insolvent or was rendered insolvent by such obligation or transfer,
(ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates is payable in sequential order, and no class receives principal until the Class Balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "--Concentration of Mortgage Loans and Borrowers" above than classes with a higher sequential priority.

   Geographical Concentration. 133 of the Mortgaged Properties, representing approximately 19.2%, 8.4%, 7.6%, 7.6%, 7.3% and 5.1%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in California, Florida, Texas, New York, Virginia and New Jersey, respectively. Except as indicated in the immediately preceding sentence, no more than 5.0% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by Mortgaged Properties in any one state. Repayments by borrowers and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   Environmental Risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/ or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property, if agents or employees of a lender are deemed to have participated in the management of the borrower's property, regardless of whether a previous owner caused the environmental damage. The Trust Fund's potential exposure to liability for cleanup costs pursuant to CERCLA may increase if the Trust Fund actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

   An environmental site assessment ("ESA") of each of the Mortgaged Properties was performed (or prior assessments were updated) in connection with the initial underwriting and origination of the Mortgage Loans. In certain cases, environmental testing in addition to the ESA was performed.

   The following information is based on the ESAs and has not been independently verified by the Seller, the Primary Sellers, the Depositor, the Servicers, the Trustee, the Fiscal Agent, the Underwriters, or by any of their respective affiliates. With respect to a number of the Mortgaged Properties, the ESAs revealed the existence or possible existence of asbestos-containing materials, possible radon gas and other environmental matters at the related Mortgaged Properties, none of which constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the Mortgagors agreed to establish and maintain operations and maintenance programs or had other remediation agreements or escrows in place.

   It is possible that the ESAs did not reveal all environmental liabilities, that there are material environmental liabilities of which neither the Seller nor the Depositor are aware and that the environmental condition of the Mortgaged Properties in the future could be affected by tenants and occupants or by third parties unrelated to the Mortgagors.

   Each Mortgagor has represented that, except as described in the environmental reports referred to above, each Mortgaged Property either was, or to the best of its knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related Mortgage Loan, that, except as described in the environmental reports referred to above, no actions, suits or proceedings have been commenced or are pending or, to the best knowledge of the Mortgagor, are threatened with respect to any applicable environmental laws and that such Mortgagor has not received notice of any violation of a legal requirement relating to the use and occupancy of any Mortgaged Property; and has agreed not to use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in a manner which violates applicable laws. The principal security for the obligations under each Mortgage Loan consists of the Mortgaged Property and, accordingly, if any such representations are breached, there can be no assurance that any other assets of the Mortgagor would be available in connection with any exercise of remedies in respect of such breach. Moreover, most Mortgagors are structured as single asset entities and therefore have no assets other than the related Mortgaged Property.

   The Pooling and Servicing Agreement provides that the Special Servicer, acting on behalf of the Trust Fund, may not acquire, through foreclosure or deed in lieu thereof, title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a qualified person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws or that taking the actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist, taking such remedial actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the Mortgagors and the managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the Mortgagor, the managers and such affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders.

   Other Financings. Each Mortgagor is restricted from incurring any indebtedness secured by the related Mortgaged Property, other than the related Mortgage Loan, without the consent of the mortgagee. 109 Mortgage Loans representing approximately 39.5% of the Mortgage Pool by aggregate principal balance as of the Cut-off Date were made to single-purpose entities, which are restricted from incurring any indebtedness other than the Mortgage Loan, normal trade accounts payable and certain purchase financing debt. 11 Mortgage Loans representing approximately 7.3% of the Mortgage Pool by aggregate principal balance as of the Cut-off Date have unsecured subordinate debt that is subject, in each case, to subordination and standstill agreements limiting in varying degrees the rights of the holder of such additional indebtedness including limitations on its right to commence any enforcement or foreclosure proceeding.

   In cases where one or more junior liens are imposed on a Mortgaged Property or the Mortgagor incurs other indebtedness, the Trust Fund is subjected to additional risks, including, without limitation, the risks that the Mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the Mortgagor to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making the Balloon Payment upon the maturity of the Mortgage Loan.

   Effect of Mortgagor Delinquencies and Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average lives of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a class of Offered Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the class of Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   As and to the extent described herein, each Servicer, the Trustee and the Fiscal Agent will be entitled to receive interest on unreimbursed P&I Advances and unreimbursed advances of servicing expenses until such advances
(i) are recovered out of amounts received on the Mortgage Loan as to which such advances were made pursuant to the Pooling and Servicing Agreement, which amounts are in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are otherwise recovered following a determination that such advance is a nonrecoverable advance. A Servicer's, the Trustee's and the Fiscal Agent's right to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, is likely to result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest.

   The Special Servicer will be entitled to receive, with respect to each Mortgage Loan which is or was at some time a Specially Serviced Mortgage Loan, compensation in the form of a percentage of the outstanding principal balance of any such Specially Serviced Mortgage Loan prior to the right of Certificateholders to receive distributions on the Certificates. See "Master Servicer and Special Servicer--Servicing and Other Compensation and Payment of Expenses" herein.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a class of Offered Certificates, to the extent that P&I Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Special Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon Payment is due, subject to certain conditions described in the Pooling and Servicing Agreement. A Servicer's, the Trustee's, and the Fiscal Agent's obligation to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates--Advances." Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of any class of Offered Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to any payment made by the related Mortgagor and any related P&I Advance made by a Servicer, the Trustee, and the Fiscal Agent. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of the Offered Certificates will extend the weighted average life of the Offered Certificates.

   As described under "Description of the Certificates--Distributions" herein, if the portion of the Adjusted Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is not sufficient to distribute the Interest Distribution Amount then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds.

   Balloon Payments. 242 Mortgage Loans, representing 92.31% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are Balloon Mortgage Loans. The Balloon Mortgage Loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property in a timely fashion. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

   Ground Leases and Other Leasehold Interests. 11 Mortgage Loans, representing 5.4% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured in part by a leasehold interest in their respective Mortgaged Properties. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the Mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the consent of the Servicer. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/Mortgagor, the Master Servicer may be unable to enforce the bankrupt ground lessee/Mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Attornment Considerations. Some of the tenant leases, including the anchor tenant leases, contain certain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

   Liquor License Considerations. 25 Mortgage Loans representing 8.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by hotel properties. The liquor licenses for some of such properties may be held by the property manager rather than by the related Mortgagor. The applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property it is unlikely that the Master Servicer (or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such license.

   Special Servicer Actions. In connection with the servicing of Specially Serviced Mortgage Loans, the Special Servicer may take actions with respect to such Mortgage Loans that could adversely affect the holders of some or all of the classes of Offered Certificates. As described herein under "Servicing--The Special Servicer" and "--The Directing Certificateholder," the actions of the Special Servicer will be subject to review and may be rejected by a representative of the holders of the Monitoring Certificates (as defined herein), who may have interests that conflict with those of the holders of the other classes of Certificates. As a result, it is possible that such representative may cause the Special Servicer to take actions which conflict with the interests of certain classes of Certificates. In addition, the Special Servicer may be removed without cause by the Directing Certificateholders as described under "Servicing--Responsibilities of Special Servicer," herein.

   Enforceability. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Certain of the Mortgage Loans will be secured in part by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents" in the Prospectus.

    Control. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. See "Description of the Pooling and Servicing Agreement--Events of Default," "--Rights Upon Event of Default" and "--Amendment" herein.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Trust Fund will consist primarily of a pool of fixed rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $1,033,747,782. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interests in a multifamily, retail, office, hotel, nursing home and congregate care or other commercial property (a "Mortgaged Property"). Except as otherwise indicated all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date.

   The Mortgage Loans were originated by the following entities (the "Originators"): the Mortgage Loans sold by Prudential (38.5%) were originated by Midland Loan Services, L.P. (37.5%) except for two Mortgage Loans (1.0%); the Mortgage Loans sold by Smith Barney were originated by Smith Barney or its correspondents (22.7%); and the other Mortgage Loans sold by the Seller were originated by the Seller or its correspondents (38.8%). The Seller is an affiliate of the Depositor and of J.P. Morgan Securities Inc., one of the Underwriters. Prudential and Smith Barney are each affiliated with the other two Underwriters, Prudential Securities Incorporated and Smith Barney Inc., respectively. Midland Loan Services, L.P. is the Master Servicer and Special Servicer.

   All the Mortgage Loans were underwritten generally in conformity with the guidelines described below. See "--Underwriting Guidelines and Processes" below. Each of the Primary Sellers will sell their Mortgage Loans to the Seller on or prior to the Delivery Date pursuant to a mortgage loan purchase agreement. The Seller will sell all the Mortgage Loans to the Depositor on or prior to the Delivery Date pursuant to a loan sale agreement (the "Loan Sale Agreement"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

   See Annex A for additional information with respect to certain of the Mortgage Loans and the Diskette for additional information with respect to all of the Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

   Under the Loan Sale Agreement, the Seller will make certain representations and warranties to the Depositor. Pursuant to the terms of the Loan Sale Agreement, the Seller will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan from the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Seller shall covenant with the Depositor to repurchase any Mortgage Loan from the Depositor or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Loan Sale Agreement to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Seller to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

   The Seller has generally represented and warranted as of the Delivery Date with respect to each Mortgage Loan, among other things, subject to certain exceptions set forth in the related Loan Sale Agreement, that: (i) such Mortgage Loan is not one month or more delinquent in payment of principal and interest and has not been so delinquent more than once in a twelve-month period prior to the Delivery Date and there is no payment default and no other default under the Mortgage Loan which has a material adverse effect on the Mortgage Loan; (ii) such Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances; (iii) such Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Seller in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing such Mortgage subject only to certain permitted encumbrances; (iv) there is an assignment of leases and rents provision creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (v) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (vi) the related Mortgagor has good and indefeasible title in fee simple or leasehold interest to, and no person has any outstanding exercisable rights of record with respect to the purchase or sale of all or a portion of, the related Mortgaged Property, except for rights of first refusal; (vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (ix) at the time of the assignment of such Mortgage Loan to the Depositor, the Seller had good title to and was the sole owner of such Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of such Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance; (x) the related assignment of mortgage and related assignment of the assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (xi) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and related Mortgage Loan documents; (xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xiii) the Seller has not modified the terms of such related Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the Loan Sale Agreement and the Mortgage Loan documents; (xiv) such Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense; (xvi) each Mortgage Loan document complied in all respects with all material applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the Mortgage Loan; (xvii) the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law; (xviii) to the Seller's knowledge, (a) in reliance on an engineering report, the related Mortgaged Property is in good repair and (b) no condemnation proceedings are pending; (xix) the environmental site assessment prepared in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes; (xx) the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the borrower at origination have been deposited;
(xxii) to the Seller's knowledge, all significant leases are in full force and effect, and there has been no material default by the related Mortgagor or lessee; and (xxiii) to the Seller's knowledge, there are no pending, or to the Seller's actual knowledge threatened, actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under such Mortgage Loan or the Mortgaged Property which, if determined against such Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under such Mortgage Loan.

 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   All of the Mortgage Loans are secured by first liens on a fee simple and/or leasehold interest in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding.

                MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                                    PERCENT BY
                                      PERCENT BY     AGGREGATE       AGGREGATE
                           NUMBER       NUMBER       PRINCIPAL       PRINCIPAL
                             OF           OF       BALANCE AS OF   BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
MORTGAGE INTEREST RATES     LOANS       LOANS          DATE            DATE
-----------------------  ---------- ------------  -------------- ---------------
 7.5001%- 7.7500%.......       2          0.74%   $   12,693,547        1.23%
 7.7501%- 8.0000%.......       3          1.12        18,791,575        1.82
 8.0001%- 8.2500%.......      14          5.20        60,939,298        5.89
 8.2501%- 8.5000%.......      33         12.27       180,524,980       17.46
 8.5001%- 8.7500%.......      51         18.96       243,063,775       23.51
 8.7501%- 9.0000%.......      70         26.02       241,686,035       23.38
 9.0001%- 9.2500%.......      41         15.24       149,161,390       14.43
 9.2501%- 9.5000%.......      33         12.27        73,039,271        7.07
 9.5001%- 9.7500%.......      10          3.72        22,334,561        2.16
 9.7501%-10.0000%.......      10          3.72        27,584,052        2.67
10.0001%-10.2500%.......       2          0.74         3,929,299        0.38
                         ---------- ------------  -------------- ---------------
Total...................     269        100.00%   $1,033,747,782      100.00%
                         ========== ============  ============== ===============

Weighted Average Mortgage Interest Rate: 8.778%

                  PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                    PERCENT BY
                                      PERCENT BY     AGGREGATE       AGGREGATE
                           NUMBER       NUMBER       PRINCIPAL       PRINCIPAL
                             OF           OF       BALANCE AS OF   BALANCE AS OF
PRINCIPAL BALANCES        MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
AS OF THE CUT-OFF DATE      LOANS       LOANS          DATE            DATE
-----------------------  ---------- ------------  -------------- ---------------
Under $1,000,000 .......       9          3.35%   $    7,340,729        0.71%
 $1,000,000- 2,000,000..      88         32.71       134,018,949       12.96
 $2,000,001- 3,000,000..      60         22.30       150,381,968       14.55
 $3,000,001- 4,000,000..      41         15.24       139,730,761       13.52
 $4,000,001- 5,000,000..      15          5.58        68,367,311        6.61
 $5,000,001- 6,000,000..       9          3.35        50,161,551        4.85
 $6,000,001- 7,000,000..       7          2.60        44,471,682        4.30
 $7,000,001- 8,000,000..      11          4.09        83,173,948        8.05
 $8,000,001- 9,000,000..       4          1.49        33,412,181        3.23
 $9,000,001-10,000,000..       7          2.60        67,140,520        6.49
$10,000,001-11,000,000..       3          1.12        31,979,644        3.09
$11,000,001-12,000,000..       3          1.12        34,575,958        3.34
$13,000,001-14,000,000..       5          1.86        67,704,122        6.55
$14,000,001-15,000,000..       3          1.12        42,818,870        4.14
$15,000,001-16,000,000..       1          0.37        15,784,607        1.53
$16,000,001-17,000,000..       1          0.37        16,071,543        1.55
$19,000,001-20,000,000..       1          0.37        19,374,593        1.87
$27,000,001-28,000,000..       1          0.37        27,238,845        2.63
                         ---------- ------------  -------------- ---------------
Total ..................     269        100.00%   $1,033,747,782      100.00%
                         ========== ============  ============== ===============

Average Principal Balance as of the Cut-off Date: $3,842,929

                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                                    PERCENT BY
                                                     AGGREGATE       AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
ORIGINAL TERM IN MONTHS     LOANS       LOANS          DATE            DATE
-----------------------  ---------- ------------  -------------- ---------------
84 or less .............      34         12.64%   $  157,722,773       15.26%
85-120 .................     149         55.39       538,760,398       52.12
121-180 ................      65         24.16       241,426,106       23.35
181-300 ................      21          7.81        95,838,504        9.27
                         ---------- ------------  -------------- ---------------
Total ..................     269        100.00%   $1,033,747,782      100.00%
                         ========== ============  ============== ===============

Weighted Average Original Term to Maturity in Months: 134

                     REMAINING TERM TO MATURITY IN MONTHS

                                                                     PERCENT BY
                                                      AGGREGATE       AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
REMAINING TERM IN MONTHS     LOANS       LOANS          DATE            DATE
------------------------  ---------- ------------  -------------- ---------------
49-60 ...................       9          3.35%   $   59,195,997        5.73%
61-72 ...................       1          0.37         2,243,498        0.22
73-84 ...................      24          8.92        96,283,278        9.31
97-108 ..................      13          4.83        69,356,134        6.71
109-120 .................     136         50.56       469,404,264       45.41
121-132 .................       1          0.37         3,724,726        0.36
133-144 .................      30         11.15       101,746,962        9.84
157-168 .................       1          0.37         9,690,070        0.94
169-180 .................      33         12.27       126,264,349       12.21
193-204 .................       1          0.37         2,728,684        0.26
205-216 .................       2          0.74         8,385,654        0.81
229-240 .................      16          5.95        80,717,765        7.81
289-300 .................       2          0.74         4,006,401        0.39
                          ---------- ------------  -------------- ---------------
Total ...................     269        100.00%   $1,033,747,782      100.00%
                          ========== ============  ============== ===============

Weighted Average Remaining Term to Maturity in Months: 129

                         MONTH AND YEAR OF ORIGINATION

                                                           PERCENT BY
                                            AGGREGATE       AGGREGATE
                  NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                    OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                 MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
MONTH/YEAR         LOANS       LOANS          DATE            DATE
--------------  ---------- ------------  -------------- ---------------
July 1995......       1          0.37%   $    1,665,147        0.16%
October 1995 ..       1          0.37         2,243,498        0.22
November 1995 .       2          0.74        12,591,575        1.22
December 1995 .       2          0.74        12,693,547        1.23
April 1996.....       2          0.74         7,184,149        0.69
May 1996.......       2          0.74        19,087,224        1.85
July 1996......       2          0.74         7,582,333        0.73
August 1996....       2          0.74         7,296,305        0.71
September
 1996..........       3          1.12         6,204,378        0.60
November 1996 .       8          2.97        27,197,141        2.63
December 1996 .      30         11.15       110,689,835       10.71
January 1997 ..      18          6.69       112,186,554       10.85
February 1997 .      16          5.95        49,545,626        4.79
March 1997.....      30         11.15       102,526,143        9.92
April 1997.....      28         10.41        93,905,229        9.08
May 1997.......      51         18.96       241,468,715       23.36
June 1997......      50         18.59       149,453,675       14.46
July 1997......      11          4.09        30,106,709        2.91
August 1997....      10          3.72        40,120,000        3.88
                ---------- ------------  -------------- ---------------
Total .........     269        100.00%   $1,033,747,782      100.00%
                ========== ============  ============== ===============

                          YEAR OF SCHEDULED MATURITY

                                                     PERCENT BY
                                      AGGREGATE       AGGREGATE
            NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
              OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
           MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
YEAR         LOANS       LOANS          DATE            DATE
--------  ---------- ------------  -------------- ---------------
2002.....      10          3.72%   $   61,439,495        5.94%
2004.....      24          8.92        96,283,278        9.31
2005.....       2          0.74        12,591,575        1.22
2006.....      18          6.69        78,991,189        7.64
2007.....     129         47.96       447,177,634       43.26
2008.....       3          1.12        10,193,675        0.99
2009.....      28         10.41        95,278,013        9.22
2011.....       2          0.74        11,475,008        1.11
2012.....      32         11.90       124,479,411       12.04
2014.....       1          0.37         2,728,684        0.26
2015.....       2          0.74         8,385,654        0.81
2017.....      16          5.95        80,717,765        7.81
2022.....       2          0.74         4,006,401        0.39
          ---------- ------------  -------------- ---------------
Total ...     269        100.00%   $1,033,747,782      100.00%
          ========== ============  ============== ===============

   242 of the Mortgage Loans, representing 92.3% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are Balloon Mortgage Loans.

                            BALLOON MORTGAGE LOANS
                     ORIGINAL TERM TO MATURITY IN MONTHS

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ORIGINAL TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-----------------------  ---------- ------------  --------------- ---------------
84 or less..............      34         14.05%     $157,722,773        16.53%
85-120..................     149         61.57       538,760,398        56.46
121-180.................      55         22.73       207,995,615        21.80
181-300.................       4          1.65        49,778,122         5.22
                         ---------- ------------  --------------- ---------------
Total ..................     242        100.00%     $954,256,909       100.00%
                         ========== ============  =============== ===============

Weighted Average Original Term to Maturity in Months: 128

                            BALLOON MORTGAGE LOANS
                     REMAINING TERM TO MATURITY IN MONTHS

                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING TERM IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------  ---------- ------------  --------------- ---------------
49-60....................       9          3.72%     $ 59,195,997         6.20%
61-72....................       1          0.41         2,243,498         0.24
73-84....................      24          9.92        96,283,278        10.09
97-108...................      13          5.37        69,356,134         7.27
109-120..................     136         56.20       469,404,264        49.19
121-132..................       1          0.41         3,724,726         0.39
133-144..................      29         11.98        99,209,436        10.40
169-180..................      25         10.33       105,061,453        11.01
205-216..................       2          0.83         8,385,654         0.88
229-240..................       2          0.83        41,392,468         4.34
                          ---------- ------------  --------------- ---------------
Total ...................     242        100.00%     $954,256,909       100.00%
                          ========== ============  =============== ===============

Weighted Average Remaining Term to Maturity in Months: 122

   The following table sets forth the range of remaining amortization terms of each Balloon Mortgage Loan. The remaining amortization term of a Balloon Mortgage Loan represents the number of months required to fully amortize the Cut-off Date Balance of each Balloon Mortgage Loan.

                            BALLOON MORTGAGE LOANS
                         REMAINING AMORTIZATION TERM

                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING TERM IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------  ---------- ------------  --------------- ---------------
181-240..................      35         14.46%     $ 69,227,516         7.25%
241-300..................     163         67.36       609,967,239        63.92
301-360..................      44         18.18       275,062,154        28.82
                          ---------- ------------  --------------- ---------------
Total ...................     242        100.00%     $954,256,909       100.00%
                          ========== ============  =============== ===============

Weighted Average Remaining Amortization Term in Months: 304

    The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date may be different than such appraisal value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio or Maturity Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date.

   An appraisal of each of the Mortgaged Properties was made between April 1995 and July 1997. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                           CUT-OFF DATE LTV RATIOS

                                                                    PERCENT BY
                                                     AGGREGATE       AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
CUT-OFF DATE LTV RATIOS     LOANS       LOANS          DATE            DATE
-----------------------  ---------- ------------  -------------- ---------------
50% or less.............      21          7.81%   $   49,782,257        4.82%
50.01%-55.00%...........      17          6.32        44,248,971        4.28
55.01%-60.00%...........      27         10.04        95,055,092        9.20
60.01%-65.00%...........      43         15.99       167,565,204       16.21
65.01%-70.00%...........      54         20.07       204,947,079       19.83
70.01%-75.00%...........      80         29.74       350,130,434       33.87
75.01%-80.00%...........      26          9.67       120,827,622       11.69
80.01%-85.00%...........       1          0.37         1,191,123        0.12
                         ---------- ------------  -------------- ---------------
Total ..................     269        100.00%   $1,033,747,782      100.00%
                         ========== ============  ============== ===============

Weighted Average Cut-off Date LTV Ratio: 67.4%

                             BALLOON MORTGAGE LOAN
                           MATURITY DATE LTV RATIOS

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
MATURITY DATE LTV RATIO     LOANS       LOANS           DATE            DATE
-----------------------  ---------- ------------  --------------- ---------------
50% or less.............      77         31.82%     $246,390,185        25.82%
50.01%-55.00%...........      44         18.18       178,634,937        18.72
55.01%-60.00%...........      53         21.90       201,845,305        21.15
60.01%-65.00%...........      40         16.53       184,356,469        19.32
65.01%-70.00%...........      23          9.50       111,899,996        11.73
70.01%-75.00%...........       5          2.07        31,130,017         3.26
                         ---------- ------------  --------------- ---------------
Total...................     242        100.00%     $954,256,909       100.00%
                         ========== ============  =============== ===============

Weighted Average Maturity Date LTV Ratio: 54.8%

   The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below, Annex A or the Diskette, is the ratio of Underwritten Cash Flow (or "UW Cash Flow") produced by the related Mortgaged Property for a period to the amounts of principal and interest due under such Mortgage Loan for the same period. "Underwritten Cash Flow" means the Underwritten NOI for the Mortgaged Property decreased by an amount that the Seller or the applicable Primary Seller, as applicable, has determined to be an appropriate allowance for average annual tenant improvements, leasing commissions, and replacement reserves for capital items based upon its respective underwriting guidelines.

   "Underwritten NOI" or "UW NOI" means the NOI for the Mortgaged Property as determined by the Seller or the applicable Primary Seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Seller or the Primary Sellers, as applicable, the nature and types of adjustments made by each of them were generally the same. Revenue is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or is likely to be recurring. Operating expenses generally reflect the Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect replacement reserves, capital expenditures, debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

   The amounts representing "Net Operating Income", "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net cash flow of the properties, nor is "Net Operating Income", "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net cash flow.

   The UW DSCRs presented in the following table, in Annex A attached hereto and in the Diskette were derived in part from operating statements obtained from the respective Mortgagors (the "Operating

Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. The Seller and the Primary Sellers made no attempt to verify the accuracy of the Operating Statements and the information derived from the Operating Statements was not uniform among the Mortgage Loans. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expense in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIO

                                                            PERCENT BY
                                             AGGREGATE       AGGREGATE
                   NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                     OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                  MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
UW DSCR             LOANS       LOANS          DATE            DATE
---------------  ---------- ------------  -------------- ---------------
1.0000x or less.       1          0.37%   $    2,921,003        0.28%
1.0001x-1.1000x        1          0.37         1,665,147        0.16
1.1001x-1.2000x        5          1.86        19,353,314        1.87
1.2001x-1.3000x       64         23.79       359,124,167       34.74
1.3001x-1.4000x       80         29.74       287,600,085       27.82
1.4001x-1.5000x       56         20.82       166,266,881       16.08
1.5001x-1.6000x       35         13.01       110,993,467       10.74
1.6001x-1.7000x        8          2.97        24,907,702        2.41
1.7001x-1.8000x        7          2.60        27,538,673        2.66
1.8001x-1.9000x        3          1.12         6,150,644        0.59
over 1.9000x ...       9          3.35        27,226,699        2.63
                 ---------- ------------  -------------- ---------------
Total...........     269        100.00%   $1,033,747,782      100.00%
                 ========== ============  ============== ===============

Weighted Average Underwritten Cash Flow Debt Service Coverage Ratio: 1.39x

                           GEOGRAPHICAL DISTRIBUTION

                                                               PERCENT BY
                                                AGGREGATE       AGGREGATE
                      NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                        OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                     MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
STATE/COMMONWEALTH     LOANS       LOANS          DATE            DATE
------------------  ---------- ------------  -------------- ---------------
California.........      39         14.50%   $  198,798,457       19.23%
Florida............      23          8.55        87,162,386        8.43
Texas..............      29         10.78        78,999,794        7.64
New York...........      16          5.95        78,607,913        7.60
Virginia...........      13          4.83        75,908,707        7.34
New Jersey.........      13          4.83        52,388,402        5.07
Maryland...........      12          4.46        51,134,169        4.95
Arizona............      12          4.46        43,916,694        4.25
Washington.........       3          1.12        26,939,237        2.61
Wisconsin..........       7          2.60        26,799,424        2.59
Illinois...........       4          1.49        25,344,529        2.45
Georgia............       8          2.97        23,762,375        2.30
Oklahoma...........       5          1.86        18,706,442        1.81
North Carolina.....       5          1.86        18,518,904        1.79
Kansas.............       6          2.23        18,207,359        1.76
Pennsylvania.......       9          3.35        17,460,320        1.69
Nevada.............       6          2.23        16,678,952        1.61
Indiana............       6          2.23        15,597,064        1.51
Puerto Rico........       1          0.37        14,500,863        1.40
New Mexico.........       4          1.49        14,159,876        1.37
Kentucky...........       1          0.37        13,411,266        1.30
Nebraska...........       4          1.49        12,778,388        1.24
Colorado...........       6          2.23        12,768,899        1.24
Ohio...............       4          1.49        12,306,411        1.19
Minnesota..........       4          1.49        11,458,184        1.11
Massachusetts......       2          0.74         9,966,361        0.96
Tennessee..........       5          1.86         8,281,972        0.80
Vermont............       2          0.74         7,899,587        0.76
Missouri...........       3          1.12         7,617,682        0.74
Oregon.............       2          0.74         5,912,861        0.57
Michigan...........       2          0.74         5,215,630        0.50
South Carolina.....       3          1.12         4,683,363        0.45
Connecticut........       2          0.74         4,337,114        0.42
New Hampshire......       1          0.37         2,731,143        0.26
Utah...............       2          0.74         2,687,024        0.26
Alabama............       1          0.37         2,395,476        0.23
Iowa...............       1          0.37         1,815,085        0.18
Louisiana..........       1          0.37         1,495,949        0.14
Mississippi........       1          0.37         1,196,759        0.12
Arkansas...........       1          0.37         1,196,759        0.12
                    ---------- ------------  -------------- ---------------
Total..............     269        100.00%   $1,033,747,782      100.00%
                    ========== ============  ============== ===============

                                PROPERTY TYPES

                                                                     PERCENT BY
                                                      AGGREGATE       AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
TYPE                         LOANS       LOANS          DATE            DATE
------------------------  ---------- ------------  -------------- ---------------
Multifamily..............      73         27.14%   $  267,463,068       25.87%
Retail Anchored (1)......      26          9.67       153,493,665       14.85
Office...................      25          9.29       117,863,799       11.40
Retail Unanchored (1) ...      37         13.75       105,555,607       10.21
Hotel....................      25          9.29        83,064,851        8.04
Office/Retail ...........       8          2.97        64,171,426        6.21
Single Tenant Retail (1).      22          8.18        57,974,304        5.61
Industrial...............      21          7.81        53,596,489        5.18
Office/Industrial .......       7          2.60        37,040,783        3.58
Congregate Care .........       7          2.60        31,287,502        3.03
Nursing Home.............       5          1.86        29,889,695        2.89
Warehouse................       8          2.97        16,787,354        1.62
Mobile Home Park.........       3          1.12        12,478,239        1.21
Storage..................       2          0.74         3,081,000        0.30
                          ---------- ------------  -------------- ---------------
Total....................     269        100.00%   $1,033,747,782      100.00%
                          ========== ============  ============== ===============

------------
(1) For purposes of this table, the properties with an anchor tenant or single tenant are as designated in Annex A and the Diskette. The anchor tenant, largest tenant and/or single tenant, as applicable, is set forth in Annex A and the Diskette. With respect to 6 Mortgage Loans representing 2.4% of the Mortgage Loans identified as "Retail Anchored," the anchor tenant space is a contiguous pad which is not part of the related Mortgaged Property.

             DISTRIBUTION BY J.P. MORGAN/PRUDENTIAL/SMITH BARNEY

                                                                     PERCENT BY
                                                      AGGREGATE       AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
SELLER OR PRIMARY SELLER     LOANS       LOANS          DATE            DATE
------------------------  ---------- ------------  -------------- ---------------
JP Morgan................      93         34.57%   $  401,244,372       38.81%
Prudential...............     105         39.03       397,614,308       38.46
Smith Barney.............      71         26.39       234,889,102       22.72
                          ---------- ------------  -------------- ---------------
Total....................     269        100.00%   $1,033,747,782      100.00%
                          ========== ============  ============== ===============

             YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT (1)

                                                                  PERCENT BY
                                                   AGGREGATE       AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL       PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF     THE CUT-OFF
PROPERTY AGE IN YEARS     LOANS       LOANS          DATE            DATE
---------------------  ---------- ------------  -------------- ---------------
6 or less.............      48         17.84%   $  230,241,616       22.27%
7-11..................      50         18.59       212,262,373       20.53
12-16.................      41         15.24       135,717,439       13.13
17-21.................      22          8.18        69,518,362        6.72
22-26.................      39         14.50       128,233,946       12.40
27-31.................      27         10.04        79,086,176        7.65
32+...................      42         15.61       178,687,869       17.29
                       ---------- ------------  -------------- ---------------
Total.................     269        100.00%   $1,033,747,782      100.00%
                       ========== ============  ============== ===============

Weighted Average Property Age in Years: 21.8
------------
(1) See Annex A and the Diskette for the date on which a Mortgaged Property most recently underwent some degree of capital improvements.

                      PHYSICAL OCCUPANCY PERCENTAGES (1)
                       MULTIFAMILY AND MOBILE HOME PARK

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------  ---------- ------------  --------------- ---------------
85.001%- 90.0%........     12          15.79%     $ 40,196,057        14.36%
90.001%- 95.0%........     20          26.32        87,241,429        31.16
95.001%-100.0%........     44          57.89       152,503,820        54.48
                       ---------- ------------  --------------- ---------------
Total ................     76         100.00%     $279,941,306       100.00%
                       ========== ============  =============== ===============

Weighted Average Occupancy Percentage: 94.8%
------------
(1) See Annex A and the Diskette for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

                    PHYSICAL OCCUPANCY PERCENTAGES (1)(2)
                                    RETAIL

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------  ---------- ------------  --------------- ---------------
70.001%- 75.0%........      2           2.35%     $  4,137,800         1.31%
75.001%- 80.0%........      1           1.18         3,622,192         1.14
80.001%- 85.0%........      6           7.06        27,992,700         8.83
85.001%- 90.0%........      5           5.88        19,402,504         6.12
90.001%- 95.0%........      8           9.41        35,096,273        11.07
95.001%-100.0%........     63          74.12       226,772,108        71.53
                       ---------- ------------  --------------- ---------------
Total ................     85         100.00%     $317,023,577       100.00%
                       ========== ============  =============== ===============

Weighted Average Occupancy Percentage: 95.3%
------------
(1) See Annex A and the Diskette for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

(2) In the case of Mortgage Loans where the anchor tenant space is a contiguous pad which is not part of the related Mortgaged Property, the anchor tenant space is not included in such calculation.

                      PHYSICAL OCCUPANCY PERCENTAGES (1)
                                    HOTEL

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------  ---------- ------------  --------------- ---------------
25.001%- 30.0%........      1           4.00%     $ 2,728,684          3.29%
40.001%- 45.0%........      1           4.00        1,784,131          2.15
55.001%- 60.0%........      2           8.00        4,302,898          5.18
60.001%- 65.0%........      4          16.00        8,699,177         10.47
65.001%- 70.0%........      6          24.00       26,219,238         31.56
70.001%- 75.0%........      3          12.00        5,405,397          6.51
75.001%- 80.0%........      4          16.00       22,700,097         27.33
80.001%- 85.0%........      3          12.00        8,107,348          9.76
95.001%-100.0%........      1           4.00        3,117,881          3.75
                       ---------- ------------  --------------- ---------------
Total.................     25         100.00%     $83,064,851        100.00%
                       ========== ============  =============== ===============

Weighted Average Occupancy Percentage: 70.6%
------------
(1) See Annex A and the Diskette for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES (1)
                                    OFFICE

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------  ---------- ------------  --------------- ---------------
65.001%- 70.0%........      1           2.50%     $ 10,954,995         5.00%
80.001%- 85.0%........      2           5.00        14,925,079         6.81
85.001%- 90.0%........      4          10.00        24,809,112        11.32
90.001%- 95.0%........      6          15.00        21,458,057         9.79
95.001%-100.0%........     27          67.50       146,928,765        67.07
                       ---------- ------------  --------------- ---------------
Total ................     40         100.00%     $219,076,008       100.00%
                       ========== ============  =============== ===============

Weighted Average Occupancy Percentage: 94.4%
------------
(1) See Annex A and the Diskette for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES (1)
                                    OTHER

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------  ---------- ------------  --------------- ---------------
75.001%- 80.0%........      1           2.33%     $  1,493,209         1.11%
85.001%- 90.0%........      3           6.98         8,328,656         6.19
90.001%- 95.0%........      7          16.28        24,208,661        17.98
95.001%-100.0%........     32          74.42       100,611,514        74.73
                       ---------- ------------  --------------- ---------------
Total:                     43         100.00%     $134,642,040       100.00%
                       ========== ============  =============== ===============

Weighted Average Occupancy Percentage: 97.1%
------------
(1) See Annex A and the Diskette for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

    With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the borrower's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date") and/or provide that upon any voluntary principal prepayment of a Mortgage Loan, the related Mortgagor will be required to pay a prepayment premium or yield maintenance penalty (a "Prepayment Premium"). The following table sets forth the percentage of the declining aggregate balance of all the Mortgage Loans that on September 1 of each of the years indicated will be within their related Lock-out Period and/or in which a principal prepayment must be accompanied by a Prepayment Premium.

                            PREPAYMENT PROTECTION
   PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE AS OF THE
    CUT-OFF DATE THAT HAVE PREPAYMENT LOCK-OUTS OR PENALTIES (ASSUMING NO
                                PREPAYMENTS)*

                                         SEPT.       SEPT.     SEPT.     SEPT.    SEPT.
                             CURRENT      1998       1999       2000     2001      2002
                           ---------- ----------  ---------- --------  -------- --------
Lock-Out .................      48.1        46.5       45.6      37.8     19.8      17.8
YM5: T+0bp; 5% Floor (1) .      19.9        19.9       19.9      20.0     18.4      15.9
YM3: T+0bp; 3% Floor (1) .       5.5         5.5        5.5       5.0      5.1       1.5
YM2: T+0bp; 2% Floor (1) .       3.1         3.1        3.1       3.4      4.7       5.3
YM1: T+0bp; 1% Floor (1) .      21.4        22.8       23.3      31.1     48.8      53.2
YM9: T+0bp; 0% Floor (1) .       2.0         2.0        2.0       1.8      1.8       3.2
YM8: T+50bp; 1% Floor (1)        0.0         0.0        0.0       0.0      0.0       0.0
                           ---------- ----------  ---------- --------  -------- --------
Total Lockout and YM  ....     100.0        99.8       99.5      99.1     98.5      97.0
                           ---------- ----------  ---------- --------  -------- --------
7.00%-7.99% (2)...........       0.0         0.0        0.0       0.0      0.0       0.0
6.00%-6.99% (2)...........       0.0         0.0        0.0       0.0      0.0       0.0
5.00%-5.99% (2)...........       0.0         0.2        0.0       0.0      0.0       1.2
4.00%-4.99% (2)...........       0.0         0.0        0.2       0.0      0.0       0.0
3.00%-3.99% (2)...........       0.0         0.0        0.2       0.2      0.0       0.0
2.00%-2.99% (2)...........       0.0         0.0        0.0       0.5      0.2       0.0
1.00%-1.99% (2)...........       0.0         0.0        0.0       0.0      0.8       1.2
No Prepayment
 Premium..................       0.0         0.0        0.1       0.1      0.4       0.7
                           ---------- ----------  ---------- --------  -------- --------
Total ....................     100.0%      100.0%     100.0%    100.0%   100.0%    100.0%
                           ========== ==========  ========== ========  ======== ========
Aggregate Mortgage
 Balance (3) .............  $1,033.7    $1,020.5   $1,006.1    $990.3   $973.1    $899.3
Percentage of Balance
 Outstanding..............     100.0%       98.7%      97.3%     95.8%    94.1%     87.0%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             SEPT.    SEPT.     SEPT.    SEPT.     SEPT.
                             2003      2004     2005      2006     2007
                           -------- --------  -------- --------  --------
Lock-Out .................    15.4       3.8      1.5       1.7      0.6
YM5: T+0bp; 5% Floor (1) .    15.3      16.5      6.6       6.5      1.2
YM3: T+0bp; 3% Floor (1) .     1.5       1.6      1.6       1.8      4.5
YM2: T+0bp; 2% Floor (1) .     6.0       6.7      4.8       2.6      1.2
YM1: T+0bp; 1% Floor (1) .    52.7      61.4     58.3      46.6     50.9
YM9: T+0bp; 0% Floor (1) .     2.8       2.8      2.8       0.8      0.6
YM8: T+50bp; 1% Floor (1)      0.0       3.2      3.2       3.5      8.9
                           -------- --------  -------- --------  --------
Total Lockout and YM  ....    93.7      96.0     79.0      63.4     67.8
                           -------- --------  -------- --------  --------
7.00%-7.99% (2)...........     0.9       0.0      0.0       0.0      0.0
6.00%-6.99% (2)...........     0.0       1.0      0.0       0.0      0.0
5.00%-5.99% (2)...........     0.0       0.3      9.1       0.6     14.0
4.00%-4.99% (2)...........     0.1       0.0      0.3       1.2      0.6
3.00%-3.99% (2)...........     0.0       0.8      0.9       0.2      3.0
2.00%-2.99% (2)...........     0.0       0.4      0.8       0.5      0.5
1.00%-1.99% (2)...........     1.7       0.9      5.0       0.2      9.4
No Prepayment
 Premium..................     3.6       0.5      4.9      33.9      4.7
                           -------- --------  -------- --------  --------
Total ....................   100.0%    100.0%   100.0%    100.0%   100.0%
                           ======== ========  ======== ========  ========
Aggregate Mortgage
 Balance (3) .............  $877.9    $770.8   $749.8    $669.2   $257.6
Percentage of Balance
 Outstanding..............    84.9%     74.6%    72.5%     64.7%    24.9%

------------
(1) The Mortgage Loans generally require the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate specified therein (or a specified number of basis points in excess thereof), minus the then outstanding balance, subject to a minimum Prepayment Premium equal to the indicated percentage of the principal balance of such Mortgage Loan being prepaid.

(2) Mortgage Loan requires a Prepayment Premium equal to indicated percentage of amount prepaid.

(3)    Millions of dollars.
Key: YM = Yield Maintenance; T = U.S. Treasury Rate
*      See Annex A and the Diskette for Mortgaged Property level information.

BORROWER CONCENTRATION AND RELATED BORROWERS

   Basic Capital Management. 10 of the Mortgage Loans, representing in the aggregate 4.4% of the Mortgage Loans by principal balance as of the Cut-Off Date, are indirectly owned by Basic Capital

Management, Inc. ("BCM"), or by publicly traded entities controlled by BCM. The borrowing entities for each of these Mortgage Loans are newly created, single purpose entities. None of these Mortgage Loans are cross-collateralized or cross-defaulted with any other Mortgage Loan. BCM is a privately-held Nevada corporation owned and controlled by the family of Gene S. Phillips, former chairman of Southmark Corporation, a real estate syndicator ("Southmark") and parent of San Jacinto Savings Association ("San Jacinto"). Southmark filed for bankruptcy in July, 1989 and San Jacinto was declared insolvent and placed in receivership by federal authorities in December, 1990. The ten Mortgage Loans are The Lodges Apartments, Dallas, Texas; Fountain Village Apartments, Tucson, Arizona; Sunset Lake Apartments, Waukegan, Illinois; In the Pines Apartments, Gainesville, Florida; Quail Oaks Apartments, Balch Springs, Texas; Woodbridge Court Apartments, Westminster, Colorado; President Square Shopping Center, San Antonio, Texas; Timber Creek Apartments, Omaha, Nebraska; McCullum Glen Apartments, Dallas, Texas; and Willo-wick Apartments, Pensacola, Florida.

   For one Mortgage Loan, Creekwood Apartments, College Park, Georgia, representing 0.4% of the Mortgage Loans by principal balance as of the Cut-off Date, an affiliate of BCM, Carmel Realty Services Inc. ("Carmel") manages the property securing the loan for a fee for the non-profit corporation which owns the property. As asset manager, Carmel is responsible for hiring and supervising the local property manager. BCM has no direct or indirect ownership interest in the property.

   Lerner. Two Mortgage Loans, representing in the aggregate 4.2% of the Mortgage Loans by principal balance as of the Cut-off Date are secured by The Spectrum at Reston Town Center, Reston, Virginia and Capital Office Park VI, Greenbelt, Maryland. These two Mortgage Loans are not cross-collateralized or cross-defaulted. The borrowers in each case are single purpose limited partnerships. Theodore Lerner, a general partner in the borrowing entity for Capital Office Park VI, has an interest in one of the limited partners of, and members of his family own stock in the general partner of the borrowing entity for, The Spectrum.

   Lerner Enterprises has developed more than 15 million square feet of commercial and residential space throughout the greater Washington, D.C. metropolitan area, including four regional malls; Tysons Corner Center, Seneca Mall, Landover Mall and White Flint Mall.

   The Spectrum at Reston Town Center is a 202,178 square feet retail center located in Reston, Virginia, approximately 18 miles west of downtown Washington D.C. Built in 1996, the center, as of the Cut-off Date, was 95.9% occupied and is anchored by Best Buy Co., Inc., Office Depot and Barnes and Noble Books. The Cut-off Date principal balance of the Mortgage Loan secured by the Spectrum is $27,238,845.

   Capital Office Park VI is an eight story, 166,316 square feet office building located in Greenbelt, Maryland which is located just outside the Washington, D.C. city limit in Prince Georges County, about 30 miles south of Baltimore. The property, completed in 1991, is one of six towers in the Capital Office Park. The property is 100% occupied by a single tenant, Digital Equipment Corporation, a publicly traded computer company. The Cut-off Date principal balance of the Mortgage Loan secured by Capital Office Park VI is $16,071,543.

   Miramar Metroplex Phases I-III and American Financial Center. 4 Mortgage Loans, representing in the aggregate approximately 3.2% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, were made to related borrowers. Three of those Mortgage Loans, secured by three phases of an industrial, office and retail complex located in San Diego, California and representing in the aggregate approximately 2.5% of the Mortgage Loans by principal balance, are cross-collateralized and cross-defaulted. The principals of the borrowing entities, Firouz D. and Farah Memarzadeh, are experienced real estate owners with personal real estate assets in excess of $58 million. The fourth mortgage loan, representing approximately 0.8% of the Mortgage Loans by principal balance, is secured by an office property located in Albuquerque, New Mexico.

   Club and Villa Pacifica Apartments and Terra Nova Shopping Center. 3 Mortgage Loans, representing in the aggregate approximately 2.6% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, were made to related borrowers and are secured by one retail and two multifamily properties located in California. Tawfiq N. Khoury, the principal of the borrowing entities, is founder and chairman of the board of Pacific Scene Properties, Inc., a leading, privately-owned San Diego construction and development company that has been ranked as the largest builder in the city of San Diego and has been ranked among the nation's top 30 construction and development companies.

   BGK Equities, Inc. 3 Mortgage Loans, representing 2.4% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, were made to limited partnerships, the general partner of which is BGK Equities, Inc. ("BGK"). According to information prepared by BGK and delivered in connection with the origination of such Mortgage Loans, the president of BGK owns approximately 32% of BGK's shares, and seven other principals of BGK own in excess of 50% of BGK's shares. Such information also indicates that BGK has approximately 200 employees and manages the assets of a real estate portfolio valued at approximately $1 billion. The president of BGK pled guilty in 1964 to unauthorized withdrawal of corporate funds and in 1981 to manipulation of securities trading.

   JumboSports Inc. 12 Mortgage Loans, representing approximately 2.2% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, were made to JumboSports Inc., a full-line retailer of sporting and athletic equipment. These Mortgage Loans are secured by twelve single tenant retail properties located throughout the United States. The lease on each Mortgaged Property is a corporate obligation of JumboSports Inc. JumboSports Inc. trades on the New York Stock Exchange under the ticker "JSI".

   The National Real Estate Investments Limited Partnerships. John Vishnevsky has a controlling interest in the limited partnerships that own 5 properties located in Wisconsin and described below. The Mortgage Loans on these 5 properties represent in the aggregate 2.1% of the Mortgage Loans by principal balance. The borrowing entities for each of these Mortgage Loans are single asset entities. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any other Mortgage Loan. Mr. Vishnevsky is the managing member of the general partner of each of the borrowing entities. Mr. Vishnevsky was President of National Development and Investments, Inc., a syndicator of real estate limited partnerships. The five Mortgage Loans are Alhambra Apartments, Holiday Gardens Apartments and Nakoma Heights Apartments, all of which properties are located in Madison, Wisconsin; and Sunrise Heights Apartments and The Willow Apartments, both of which are located in Middleton, Wisconsin.

ESCROWS

   Most of the Mortgage Loans provide for monthly escrows to cover property taxes on the Mortgaged Properties. Monthly escrows to cover insurance premiums on the Mortgaged Properties are also generally required, if the insurance required pursuant to the terms of such Mortgage Loan is not maintained by the related Mortgagor. The Master Servicer may require monthly escrows in addition to providing force-placed coverage.

   153 of the Mortgage Loans, which represent 55.0% of the Mortgage Loans, also require monthly escrows to cover ongoing replacements and capital repairs.

   74 of the Mortgage Loans, which represent 31.9% by principal balance of the Mortgage Loans secured by retail, industrial, warehouse or office properties, also required upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions.

   6 of the Mortgage Loans, which represent 5.1% by principal balance of the Mortgage Loans as of the Cut-off Date have front-end escrows to cover various future economic risks.

   See Annex A and the Diskette for additional information pertaining to Mortgage Loan escrows.

UNDERWRITING GUIDELINES AND PROCESS

   Each Originator has established or been provided with guidelines establishing certain procedures with respect to underwriting the Mortgage Loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

    Property Analysis. The Originator is required to perform a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Originator also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the Originator is to evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

   Cash Flow Analysis. The Originator is required to review operating statements provided by the Mortgagor and to make adjustments in order to determine the debt service coverage ratio. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein.

   Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the Originator is required to obtain a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The Originator is required to determine the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

   Evaluation of Borrower. The Originator is required to evaluate the Mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the Mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the Mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Originator is required to evaluate the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

   Environmental Site Assessment. The Originator is required at origination to obtain or update an ESA for each Mortgaged Property prepared by a qualified environmental firm approved by the Originator. The Originator is required to review the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the Originator must require the Mortgagor to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within twelve months for MGT and six months for Smith Barney.

   Physical Assessment Report. The Originator is required at origination to obtain a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by the Originator. The Originator is required to review the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Originator is generally obligated to require the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

   Title Insurance Policy. The Mortgagor is required to provide, and the Originator is required to review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:
(a) the risk in connection with any one mortgage loan assumed by one title insurance company may not be more than 40% of the sum of such company's capital, surplus and reserves (exceptions can be made where re-insurance or co-insurance by another title insurance company will cover excess risk), (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (c) the policy must be in an amount equal to the original principal balance of the loan, (d) the protection and benefits must run to the mortgagee and its successors and assigns, (e) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required. Smith Barney and Prudential do not require (a) above.

   Property Insurance. The Mortgagor is required to provide, and the Originator is required to review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the Originator may require based on the specific characteristics of the Mortgaged Property.

   Underwriting Process. In general, the underwriting process begins with the receipt of a loan submission from a prospective Mortgagor or independent mortgage banker working on behalf of a prospective Mortgagor. Upon receiving a loan submission, the Originator typically will perform a preliminary cash flow analysis and a general evaluation of the loan submission. If the Originator decides to offer the prospective Mortgagor financing based on the preliminary analysis, the Originator provides the prospective Mortgagor with a loan application or a conditional loan commitment. If the prospective Mortgagor accepts the loan application or a conditional loan commitment, the prospective Mortgagor must deposit an application fee with the Originator. Upon receipt of the loan application or a conditional loan commitment, the Originator generally performs a more detailed cash flow analysis and obtains a property inspection report. After the loan evaluation is completed and the prospective loan is approved, the Originator issues a final commitment to the prospective Mortgagor. The Originators' commitments are subject to certain requirements such as insurance, appraisal values, satisfactory third-party reports and escrow requirements for repairs identified by the related physical site assessments. All of the Originators require the prospective Mortgagor to deposit a non-refundable commitment fee. At closing, the Mortgagor has to provide satisfactory title insurance, evidence of satisfaction of zoning requirements, evidence of property insurance, satisfactory legal opinions of Mortgagor's counsel, and must satisfy other closing requirements typically required of institutional lenders.

ADDITIONAL INFORMATION

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will include the following seven classes of Offered Certificates designated as the Class A1, Class A2, Class A-3, Class B, Class C, Class D and Class E Certificates. In addition to the Offered Certificates, the Certificates will also include the Class X, Class F, Class G, Class H, Class NR-P, Class NR-I, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date);
(ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

   The Class A1, Class A2 and Class A3 Certificates will evidence approximately an initial 71.5% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 5.0% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 5.5% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 5.5% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 1.5% undivided interest in the Trust Fund.

   The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

   The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or Cedel Bank ("CEDEL") or Euroclear, in Europe, through participants of such system, or indirectly through organizations which are participants in such systems.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

   The Offered Certificates will be initially issued through the book-entry facilities of DTC, or CEDEL or the Euroclear System ("Euroclear") if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

   DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the CEDEL and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

   Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

   CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL
Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and

Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee, the Fiscal Agent or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of an event described in the preceding paragraph, the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in October 1997 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement or, if no such instructions have been provided, by check mailed to the address listed for such Certificateholder on the Certificate Register. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

   The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the Due Date occurring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period and (ii) the aggregate amount of any P&I Advances made by a Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date (not otherwise included in clause (i) above) net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer, the Trustee or the Fiscal Agent or (iii) any servicing and trustee compensation.

   Pass-Through Rate on the Offered Certificates. The "Pass-Through Rates" on the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates are fixed and are set forth on the cover hereof.

   Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the sum of interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance or the Notional Amount of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the penultimate sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus), and less (a) with respect to each class of Certificates other than the Class X and Class NR-I Certificates, any Collateral Value Adjustment Capitalization Amount (as defined herein) allocated to such class as described under "--Subordination" below and (b) with respect to the Class NR-I Certificates, the portion of the Interest Accrual Amount therefor accrued on the portion of the related Notional Amount corresponding to any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance of the Class NR-P Certificates (and not reversed) (the "Collateral Value Adjustment Reduction Amount"). The "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the other Certificates. The "Notional Amount" of the Class NR-I Certificates will equal the Class Balance of the Class NR-P Certificates. The Notional Amount does not entitle the Class X or Class NR-I Certificates to any distributions of principal. If the Adjusted

Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the related Pass-Through Rate.

   To the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, in addition to the related Interest Distribution Amount, each class of Offered Certificates will receive on each Distribution Date the product of (a) any Net Prepayment Premium paid with respect to the Mortgage Loans if such Net Prepayment Premium is calculated by reference to a U.S. Treasury rate, (b) the related Class Prepayment Fraction and (c) the related Allocation Fraction. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of the Offered Certificates will be paid the holders of one or more classes of Other Certificates. The "Class Prepayment Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date. The "Allocation Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Offered Certificates over (b) the discount rate used to calculate the related Net Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Interest Rate on the related Mortgage Loan over (b) the discount rate referenced in clause (x) above. To the extent not necessary to reimburse the Master Servicer, as described above, any Net Prepayment Premium paid with respect to a Mortgage Loan which is not calculated by reference to a U.S. Treasury rate will be distributed solely to the holders of the Class X Certificates.

   To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Distribution Amount for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Master Servicing Fee payable to the Master Servicer on the related Distribution Date. To the extent that any such shortfall shall have been offset by a portion of the Master Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period.

   The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) the total amount of Prepayment Premiums received during the related Remittance Period over (b) the Prepayment Interest Shortfall for any Remittance Period over the Prepayment Interest Excess for any Remittance Period.

   The Pass-Through Rate on the Class X Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related borrower. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

   Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any principal prepayments received during the related Remittance Period and Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of certain amounts described in this clause (iv) to principal distributions on the Certificates. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial Class Balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "--Subordination" below, and increased by any Collateral Value Adjustment Capitalization Amounts allocated thereto as described under "--Subordination" below. The Class X and Class NR-I Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

PRIORITY OF DISTRIBUTIONS

   The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

     (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

     (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

     (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

     (d) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A3 Certificates, until the Class Balance thereof is reduced to zero;

     (e) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

     (f) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A3 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

     (g) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

      (h) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

     (i) to the distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

     (j) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

     (k) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

     (l) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

     (m) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

     (n) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;

     (o) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

     (p) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero; and

     (q) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

     (r) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

     (s) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR-I Certificates; and

     (t) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR-P Certificates, until the Class Balance thereof is reduced to zero.

   To the extent only the Class A1, Class A2 and Class A3 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1, Class A2 and Class A3 Certificates pro rata based on their respective Class Balances.

OTHER CERTIFICATES

   The Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III Certificates (the "Other Certificates") are not offered hereby. The Pass-Through Rates on the Class F, Class G, Class H and Class NR-I Certificates for any Distribution Date will equal 7.5605%, 7.25%, 7.25% and 7.25%, respectively, per annum. The Class NR-P Certificates will be principal only certificates and will not be entitled to interest distributions. The aggregate Class Balance for the Class F, Class G, Class H and Class NR-P Certificates will equal $113,714,782. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average (by Class Balance or Notional Amount, as applicable) of the

Pass-Through Rates on the Certificates (including the Other Certificates, other than the Class NR-P Certificates). The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be 1.561998% per annum. The "Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-Off Date) over the sum of the applicable Servicing Fee Rate.

   The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

SUBORDINATION

   Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Primary Sellers, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Underwriters, or any affiliate thereof.

   In addition to the payment priorities described under "--Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR-P, Class H, Class G and Class F Certificates, in that order, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. The Class Balance of a class of Certificates will be reduced by the principal portion of any Realized Losses allocated to such class.

   In addition to Realized Losses, shortfalls will also occur as a result of a Servicer's, the Trustee's and the Fiscal Agent's right to receive payments of interest with respect to unreimbursed advances, the related Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

   Within 30 days after the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) the date on which a receiver is appointed in respect of a Mortgaged Property,
(iii) the date on which a Mortgaged Property becomes an REO Property or (iv) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective (the earliest of such dates, a "Required Appraisal Date"), an appraisal will be obtained by the Special Servicer from an independent MAI appraiser at the expense of the Trust Fund (except if an appraisal has been conducted within the 12 month period preceding such event). As a result of such appraisal, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described below. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

   The "Collateral Value Adjustment" for any Distribution Date with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate,
(B) all unreimbursed Advances and interest thereon, (C) any unpaid Servicing and Trustee fees and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan). The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value." A Collateral Value Adjustment shall result in a reduction of the Interest Distribution Amount of one or more classes of Certificates and shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

   A "Realized Loss," in the case of any Mortgage Loan described in clause
(a) or clause (b) of the succeeding sentence, is equal to the sum of (a) the Stated Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously distributed or advanced to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any advances made by a Servicer, the Trustee or the Fiscal Agent which remain unreimbursed and (d) any interest accrued on such advances (see "--Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which a determination has been made that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or (c) with respect to which a portion of the principal balance thereof has been permanently forgiven whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss with respect to such Mortgage Loan.

   The Collateral Value Adjustment will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Class Balance of the most subordinate class of Certificates that would otherwise receive distributions of interest, up to an aggregate amount (net of any positive adjustments) equal to the Class Balance thereof. For so long as a more senior class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each class of Certificates to which a Collateral Value Adjustment has been allocated (to the extent not reversed) with respect to prior Distribution Dates will be reduced by interest accrued at the related Pass-Through Rate on the portion of the Class Balance of such class equal to the sum of the aggregate Collateral Value Adjustment allocated to such class for such Distribution Date and accrued and unpaid interest at the related Pass-Through Rate on such Collateral Value Adjustment amount for prior Distribution Dates. Such accrued and unpaid interest (the "Collateral Value Adjustment Capitalization Amount") will be added to the Certificate Balance of such class or classes of Certificates, and an equal amount will be included in the Principal Distribution Amount to be distributed to holders of the most senior classes of Certificates on such Distribution Date as described herein, to the extent actually paid by the Mortgagor or received as interest in respect of any REO Property. On each Distribution Date on or after the allocation of a Collateral Value Adjustment, the amount of interest otherwise distributable on such Distribution Date to the Classs NR-I Certificates will be reduced by an amount equal to interest accrued on the portion of the Notional Amount thereof corresponding to the sum of any Collateral Value Adjustments and Collateral Value Adjustment Capitalization Amounts allocated to the Class NR-P Certificates for such Distribution Date or any prior Distribution Date and not previously reversed. Interest distributions on the Class X Certificates will not be affected by Collateral Value Adjustments.

   The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will be allocated as described above. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase. Any such reversal or reduction will reduce the accrual of the Collateral Value Adjustment Capitalization Amount and therefore reduce the amount otherwise available to make distributions of principal on the classes of Certificates senior to the class of Certificates to which such reversal is allocated. However, in neither case will the Class Balance (or Notional Amount) of the affected class or classes of Certificates be reduced by such reversal or reduction except as otherwise set forth herein. In such event, the total Collateral Value Adjustment Capitalization Amount previously added to the related Class Balance shall be reduced in proportion to the Collateral Value Adjustment reversal.

ADVANCES

   On the business day immediately preceding each Distribution Date, the Master Servicer (and under certain circumstances, the Special Servicer) will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee) due over the amount actually received, subject to the limitations described herein. To the extent that the Master Servicer fails to make a P&I Advance required of it prior to such Distribution Date, the Trustee shall make such required P&I Advance on such Distribution Date, and to the extent the Trustee fails to make a P&I Advance required of it, the Fiscal Agent shall make such required P&I Advance on such Distribution Date. In addition, the Master Servicer will be required to advance certain property related expenses. The Servicers generally may not advance any amounts, other than P&I Advances, unless such advance is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances will be reimbursable to a Servicer, the Trustee and the Fiscal Agent from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, a Servicer, the Trustee and the Fiscal Agent will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan. None of the Servicers, the Trustee and the Fiscal Agent will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer, the Trustee and the Fiscal Agent are required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by a Servicer to make a P&I Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers. The Fiscal Agent will be entitled to reimbursement for each P&I Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers and the Trustee.

   Each Servicer, the Trustee and the Fiscal Agent shall be entitled to interest on the aggregate amount of all advances made by such Servicer, the Trustee or the Fiscal Agent at a per annum rate equal to the Prime Rate reported in The Wall Street Journal. See "Risk Factors--Effect of Mortgagor Delinquencies and Defaults" herein.

            CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS

GENERAL

   The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by the Seller, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

   Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto, the Diskette and the table entitled "Prepayment Protection" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loan" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors--Special Prepayment Considerations" herein, "Description of the Certificates--Distributions--Interest Distributions on the Certificates" and "Certain Yield, Prepayment and Maturity Considerations" herein, and "Yield Considerations" in the Prospectus.

   The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance of such class and the collection and allocation of any Prepayment Premium thereon. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the Master Servicing Fee for such Distribution Date.

   In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

   If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

   The assumed final Distribution Date for the Certificates will be the Distribution Date in September 2029, which is the first Distribution Date following the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments, condemnation proceeds and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

    Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

   The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the mortgage loans in the attached diskette and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the maturity date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 15th day of each month, commencing in October, 1997; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement--Termination" or otherwise; (vii) the Offered Certificates are purchased on September 29, 1997 and (viii) each Mortgage Loan matures on the first day of the month in which the maturity date falls.

   Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF CPR (1)

                         CLASS A1           CLASS A2          CLASS A3
                     ----------------- ----------------- -----------------
DISTRIBUTION
  DATE                0%  2%   4%  6%   0%  2%   4%  6%   0%   2%  4%   6%
-------------------  --- ---  --- ---  --- ---  --- ---  ---  --- ---  ---
Initial percentage   100  100 100  100 100  100 100  100  100 100  100 100
September 1998 .....  90   90  90   90 100  100 100  100  100 100  100 100
September 1999 .....  79   79  79   79 100  100 100  100  100 100  100 100
September 2000 .....  68   67  67   67 100  100 100  100  100 100  100 100
September 2001 .....  55   55  54   54 100  100 100  100  100 100  100 100
September 2002 .....   0    0   0    0 100  100 100   99  100 100  100 100
September 2003 .....   0    0   0    0  93   93  92   92  100 100  100 100
September 2004 .....   0    0   0    0  58   58  57   57  100 100  100 100
September 2005 .....   0    0   0    0  51   50  49   49  100 100  100 100
September 2006 .....   0    0   0    0  25   23  21   20  100 100  100 100
September 2007 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2008 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2009 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2010 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2011 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2012 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2013 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2014 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2015 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2016 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2017 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2018 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2019 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2020 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2021 .....   0    0   0    0   0    0   0    0    0   0    0   0
September 2022 .....   0    0   0    0   0    0   0    0    0   0    0   0
Weighted Average
 life in years (2)   3.5  3.5 3.5  3.5 7.7  7.7 7.7  7.6  9.6 9.6  9.6 9.6

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            CLASS B               CLASS C               CLASS D               CLASS E
                     --------------------- --------------------- --------------------- --------------------
DISTRIBUTION
  DATE                0%    2%   4%    6%   0%    2%   4%    6%    0%   2%    4%   6%    0%   2%    4%   6%
-------------------  ---- ----  ---- ----  ---- ----  ---- ----  ----  ---- ----  ---- ----  ---- ----  ---
Initial percentage    100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 1998 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 1999 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2000 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2001 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2002 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2003 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2004 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2005 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2006 .....  100   100  100   100  100   100  100   100   100  100   100  100   100  100   100  100
September 2007 .....   28    25   22    20  100   100  100   100   100  100   100  100   100  100   100  100
September 2008 .....    0     0    0     0   99    94   88    84   100  100   100  100   100  100   100  100
September 2009 .....    0     0    0     0    0     0    0     0    44   42    40   38   100  100   100  100
September 2010 .....    0     0    0     0    0     0    0     0    24   22    20   18   100  100   100  100
September 2011 .....    0     0    0     0    0     0    0     0     4    1     0    0   100  100    94   86
September 2012 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2013 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2014 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2015 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2016 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2017 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2018 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2019 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2020 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2021 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
September 2022 .....    0     0    0     0    0     0    0     0     0    0     0    0     0    0     0    0
Weighted Average
 life in years (2)   10.1  10.0 10.0  10.0 11.5  11.5 11.4  11.4  12.3 12.3  12.2 12.2  14.3 14.3  14.2 14.2

------------
(1) Prepayments are assumed to occur after the Lock-out Period and/or yield maintenance penalty period.

(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

                     MASTER SERVICER AND SPECIAL SERVICER

   Midland Loan Services, L.P. ("Midland") is the Master Servicer and Special Servicer (together, the "Servicers"). Midland was organized under the laws of the state of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

   As of May 31, 1997, Midland and its affiliates were responsible for the servicing of approximately 11,994 commercial and multifamily loans with an aggregate principal balance of approximately $16.4 billion, the collateral for which is located in 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,394 loans with an aggregate principal balance of approximately $11.7 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland and its affiliates also provide commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

RESPONSIBILITIES OF MASTER SERVICER

   Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio that are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers (with respect to the Master Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself and any borrower, (b) any ownership of the Certificates, (c) its obligation to make advances and
(d) any debt that it extended to any borrower.

   The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and. if applicable, rental interruption policies) as described herein and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; demanding that the Mortgagor cure delinquencies; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.

RESPONSIBILITIES OF SPECIAL SERVICER

   The servicing responsibility on a particular Mortgage Loan will be generally transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related Balloon Payment; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgaged Loan and has continued unremedied for the applicable grace period specified in the related mortgage; (vi) the related Mortgaged Property becomes an REO Property; or (vii) if for any reason an assumption agreement cannot be entered into upon the transfer by the related Mortgagor of the mortgage. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan". The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for a least three consecutive months, the Special Servicer will cease to service such Mortgage Loan.

   Midland will act as the Special Servicer with respect to the Mortgage Loans. Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans (with respect to the Special Servicer, the "Servicing Standard").

   The Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire, on behalf of the Trust Fund, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (the costs of which report will be paid as an expense of the Trust Fund), that: (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

   The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Special Servicer provides to the Trustee an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the Special Servicer in accordance with Servicing Standard.

   If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

   The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loan. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its servicing compensation on the Specially Serviced Mortgage Loan.

   The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification or extension of any Mortgage Loan to a date later than three years prior to the Rated Final Distribution Date. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such maturity date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than thirty (30) days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 1.75% interest (by Class Balance (adjusted for Collateral Value Adjustments)) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report as described above, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder may request and obtain a copy of any Asset Strategy Report except to the extent prohibited by applicable law or the related Mortgage Loan documents.

   The Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel (obtained at the expense of the Trust Fund) to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

   Notwithstanding such replacement, the resigning Special Servicer shall be entitled to receive the Special Servicing Fee for any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee for all other Specially Serviced Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Servicing Fee." The Servicing Fee will be payable monthly and will accrue at the applicable "Servicing Fee Rate" and will be computed on the basis of the principal balance (after giving effect to all scheduled (whether or not received) and unscheduled payments of principal in reduction thereof) and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The Servicing Fee Rate for any Mortgage Loan will be the sum of the Master Servicing Fee and the related primary servicing fee. The "Master Servicing Fee" will be 0.0145%, which will include the fee payable to the Trustee. The Master Servicer will also receive a primary servicing fee of 0.05% with respect to 60.9% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, and 0.125% with respect to 0.6% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, which fees are payable to Dover House Capital LLC (the "Sub-Servicer") and another primary servicer, respectively. With respect to 38.5% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, the Master Servicer will receive a primary servicing fee of 0.10%.

   The Sub-Servicer was created exclusively to underwrite and service commercial mortgage loans for the Seller.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee. The Special Servicing Fee will be payable monthly only from amounts received in respect of each Specially Serviced Mortgage Loan. The Special Servicing Fee will equal 1.00% of all amounts collected with respect to any Specially Serviced Mortgage Loans and any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status.

    The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.

CONFLICTS OF INTEREST

   The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of September 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide to a prospective or actual Certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, Attention:
Asset-Backed Services--J.P. Morgan 1997-C5.

ASSIGNMENT OF THE MORTGAGE LOANS

   On or prior to the Delivery Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the Custodian), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Seller or the applicable Primary Seller, without recourse, in blank or to the order of Trustee; (iii) an assignment of the Mortgage, executed by the Seller or the applicable Primary Seller, in blank or to the order of the Trustee, in recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Seller or the applicable Primary Seller, in blank or to the order of the Trustee; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any UCC financing statements; (ix) originals or copies of any guaranties related to such Mortgage Loan; (x) originals or copies of insurance policies related to the Mortgaged Property; (xi) originals or certified copies of any environmental liabilities agreement; (xii) originals or copies of any escrow agreements; (xiii) original or certified copies of any prior assignments of mortgage if the Originator is not the originator of record; (xiv) any collateral assignments of property management agreements and other servicing agreements; (xv) any appraisals of the Mortgaged Property; (xvi) a physical assessment report of the Mortgaged Property; (xvii) an environmental site assessment of the Mortgaged Property; (xviii) originals or certified copies of any lease subordination agreements and tenant estoppels; and (xix) any opinions of borrower's counsel. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

TRUSTEE

   LaSalle National Bank, a nationally chartered bank, shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as Trustee are carried out by its Asset-Backed Securities Trust Services Division. Its principal corporate trust office is located at 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Trust Services--J.P. Morgan 1997-C5.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any P&I Advance required to be but not made by the Trustee under the Pooling and Servicing Agreement. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee.

   The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1996, the Fiscal Agent reported assets of approximately $341,000,000,000.

ACCOUNTS

   The Sub-Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Sub-Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Sub-Servicer Collection Account") maintained by the Sub-Servicer on behalf of the Trust Fund. On the third business day preceding each Distribution Date, the Sub-Servicer shall remit all amounts in the Sub-Servicer Collection Account to the Master Servicer for deposit into a separate Collection Account (the "Master Collection Account") maintained by the Master Servicer on behalf of the Trust Fund. The Master Servicer is required to deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. The Trustee will be entitled to make withdrawals from the Certificate Account to pay the Trustee fee or to reimburse the Trustee for expenses not otherwise reimbursed from a Collection Account. Interest or other income earned on funds in the Sub-Servicer Collection Account or the Master Collection Account will be paid to the Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds--Mortgage Loans" and "Description of the Agreements--Distribution Account and Other Collection Accounts" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, based upon information provided by the Servicers, the Trustee shall furnish to each Certificateholder, the Seller, the Primary Sellers, the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede & Co., as nominee for DTC; provided, however, that the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and provides to the Trustee a certification, in form acceptable to the Trustee, stating that it is the Beneficial Owner of a Certificate. The Trustee shall furnish a copy of any such statement or report to any person who requests it for a nominal charge. Any person may call the Trustee at
(800) 246-5761 in order to inquire as to how to obtain such statement or report. Such statement or report may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participants. Any Asset Strategy Report shall be delivered by the Trustee upon request to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee and the Special Servicer of evidence satisfactory to them that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, each other Certificateholder (or a Beneficial Owner, subject to the third preceding sentence) may obtain all such reports at its expense as described in the Pooling and Servicing Agreement. Certain information made available in the reports referred to above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 277 or by using such other mechanism as the Trustee may have in place from time to time. In addition, investors and other interested persons who have obtained approval from the Depositor, which approval has been furnished to the Trustee, may obtain certain information relating to the Mortgage Loans via the Trustee's restricted electronic bulletin board by dialing (714) 282-3990.

VOTING RIGHTS

   At all times during the term of this Agreement, 98.0% of all Voting Rights shall be allocated among the classes of Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X Certificates and 0.33 1/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will result in a corresponding change to such Class' Voting Rights.

   As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

   The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the assets of the Trust Fund by any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates--Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

   Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon. Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirements, among other things, that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than (i) 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (ii) the purchaser provides to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under
Section 860F(a)(4) of the Code with respect to REMICs I, II and III.

AUCTION

   On each of (i) the Distribution Date occurring in November of each year from and including November 2017 and (ii) any date after the Distribution Date occurring in November 2017 on which the Trustee receives an unsolicited bona fide offer to purchase all (but not less than all) of the Mortgage Loans (each, an "Auction Valuation Date"), the Trustee will request that four independent financial advisory or investment banking or investment brokerage firms nationally recognized in the field of real estate analysis and reasonably acceptable to the Master Servicer provide the Trustee (at the expense of the Trust Fund) with an estimated value at which the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund could be sold pursuant to an auction. If the average of the three highest such estimates received equals or exceeds the aggregate amount of the Certificate Balances of all Certificates outstanding on the Auction Valuation Date, plus unpaid interest on the Certificates, the anticipated Auction Fees, unpaid servicing compensation, unreimbursed Advances (together with interest thereon at the Advance Rate) and unpaid Trust Fund expenses, the Trustee will conduct an auction of the Mortgage Loans. The Trustee will, in such case, appoint an auction agent to solicit offers from prospective purchasers, who must meet certain requirements described in the Pooling and Servicing Agreement, to purchase all (but not less than all) of the Mortgage Loans and such property, for a price not less than an amount equal to the aggregate amount of the Certificate Balances of all Certificates outstanding as of the close of business on the closing date (the "Auction Closing Date"), plus unpaid interest thereon, the Auction Fees, unpaid servicing compensation, unreimbursed Advances (together with interest thereon at the Advance Rate) and unpaid Trust Fund expenses (in the aggregate the "Minimum Auction Price"). The Auction Closing Date shall be no earlier than the Distribution Date in February 2018. In determining the aggregate Certificate Balances of all Certificates, all Certificates owned by or on behalf of the Depositor, a property manager, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, a borrower or any affiliate thereof will be included. The Trustee will have no liability for actions of any auction agent appointed hereunder.

   If the Trustee receives no bids that are qualified pursuant to the terms of the Pooling and Servicing Agreement, the Trust Fund will not be terminated pursuant to these auction procedures. If the Trustee receives qualified bids, the Trustee will accept the highest of such bids, notify the Depositor, the Master Servicer and the Special Servicer of the adoption of a plan of complete liquidation and will sell the Mortgage Loans and such property to the successful bidder on or before the Remittance Date immediately preceding the third Distribution Date following the Auction Valuation Date (or such later Distribution Date determined by the auction agent appointed in accordance with the immediately preceding paragraph), but, in either event, no later than the Distribution Date which immediately precedes the date which is 90 days following the date of adoption of a plan of complete liquidation by the Trustee; provided, however, that no such sale shall be consummated unless the Trustee has received an opinion of independent counsel, obtained at the expense of the Trust Fund, to the effect that the resulting termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code with respect to REMICs I, II and III. Such sale will effect a termination of the Trust Fund and an early retirement of the then outstanding Certificates. The Trustee will be entitled to be reimbursed from the Collection Account for expenses that it or any auction agent incurs in connection with an auction, including all fees and reasonable expenses of legal counsel and other professionals ("Auction Fees").

   Any auction will be conducted in accordance with auction procedures to be developed by the auction agent in connection with such auction, provided that such procedures will include at a minimum provisions substantially to the effect that: (i) no due diligence of the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's records with respect to the Mortgage Loans may be conducted by any bidder prior to being notified that it has submitted the highest bid; (ii) the auction agent is entitled to require that the highest bidder provide a non-refundable good faith deposit sufficient to reimburse the Trustee and the auction agent for all expenses in connection with the evaluation of such bid and in connection with such highest bidder's due diligence; (iii) each bidder may be required to enter into a confidentiality agreement with the Master Servicer, the Special Servicer, the auction agent and the Trustee prior to being permitted to conduct due diligence; (iv) borrowers on any of the Mortgage Loans will be prohibited from submitting bids; and (v) in the event that the highest bidder withdraws, the next highest bidder will be permitted to conduct due diligence of the Master Servicer's, the Special Servicer's or the Trustee's records with respect to the Mortgage Loans as if it were the highest bidder.

                               USE OF PROCEEDS

   The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

   Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Code.

   For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC
III. The Offered Certificates, the Other Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

   The Offered Certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans. No representation is made that the Mortgage Loans will not prepay at another rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.

    Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

   The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the Prospectus.

   The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(6)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any Class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

   The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-23 (the "Exemption"), on May 17, 1990 to J.P. Morgan Securities Inc., which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A1, Class A2 and Class A3 Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such Classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Classes of Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such Classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, the Depositor, the Seller, the Sub-Servicer, the Primary Sellers, the Master Servicer, the Special Servicer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Classes of Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Classes of Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Agreements and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   Because the Class A1, Class A2 and Class A3 Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch and Standard & Poor's and be rated "Aaa" by Moody's. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificate must make its own determination that the first, third, and fifth general conditions set forth above will be satisfied with respect to any such Class of Certificate. Each purchaser purchasing Class A1, Class A2 or Class A3 Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

   The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2 and Class A3 Certificates, and accordingly, may not be purchased with the assets of a Plan, and furthermore the Class D and Class E Certificates are not expected to satisfy the third condition described above.

   Before purchasing any such Class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

   Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

   Any Plan fiduciary considering whether to purchase any such Class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA
Considerations" in the Prospectus.

                               LEGAL INVESTMENT

   The Class A1, Class A2, Class A3 and Class B Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Certificates will not be "mortgage related securities" within the meaning of SMMEA.

   In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

   The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters and each of the Underwriters has severally and not jointly agreed to purchase from the Depositor upon issuance, the principal amounts or notional amount of the Offered Certificates set forth opposite their names below.

                    PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL       PRINCIPAL
                    AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF       AMOUNT OF
                    CLASS A1        CLASS A2       CLASS A3        CLASS B         CLASS C        CLASS D         CLASS E
  UNDERWRITER     CERTIFICATES    CERTIFICATES   CERTIFICATES    CERTIFICATES   CERTIFICATES    CERTIFICATES   CERTIFICATES
---------------  -------------- --------------  -------------- --------------  -------------- --------------  --------------
J.P. Morgan
 Securities Inc.. $ 52,162,000    $118,728,000   $116,000,000    $20,062,000     $22,068,000    $22,068,000     $ 6,019,000

Prudential
 Securities
 Incorporated ...   51,690,000     117,654,000    114,950,000     19,881,000      21,869,000     21,869,000       5,964,000

Smith Barney Inc.   30,535,000      69,503,000     67,906,000     11,744,000      12,919,000     12,919,000       3,523,000
                 -------------- --------------  -------------- --------------  -------------- --------------  --------------
Total...........  $134,387,000    $305,885,000   $298,856,000    $51,687,000     $56,856,000    $56,856,000     $15,506,000
                 ============== ==============  ============== ==============  ============== ==============  ==============

   The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent and the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

   Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Offered Certificates will be 101.5% of the initial aggregate principal balance thereof. In connection with the purchase and sale of the Offered Certificates, the Underwriters shall receive an underwriting fee equal to 0.50% of the aggregate Class Balance of the Offered Certificates. J.P. Morgan Securities Inc., Prudential Securities Incorporated and Smith Barney Inc. shall receive 38.81%, 38.46% and 22.72%, respectively, of such fee.

   The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Offered Certificates; however, they have no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   The Seller has agreed to pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. The Primary Sellers have agreed to reimburse the Seller for their pro rata portion of such expenses in the proportion that the Mortgage Loans sold to the Seller by each Primary Seller bears to all of the Mortgage Loans. Each of the Underwriters is an affiliate of a Seller or Primary Seller. One of the Underwriters is also an affiliate of the Depositor.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriters by Thacher Proffitt & Wood.

                                    RATING

   It is a condition of the issuance of the Offered Certificates that the Class A1, Class A2 and Class A3 Certificates be rated "AAA" by Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and Standard & Poor's and not lower than "Aa2" by Moody's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and Standard & Poor's and not lower than "A2" by Moody's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Standard & Poor's and not lower than "Baa2" by Moody's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Standard & Poor's and not lower than "Baa3" by Moody's.

   A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
(iii) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch, Moody's or Standard & Poor's pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

                           INDEX OF PRINCIPAL TERMS

Adjusted Available Distribution Amount ................... S-6, S-46
Adjusted Collateral Value ................................ S-51
Allocation Fraction ...................................... S-47
Asset Strategy Report .................................... S-58
Auction Closing Date ..................................... S-63
Auction Fees ............................................. S-64, S-10,
Auction Valuation Date ................................... S-63
Available Distribution Amount ............................ S-46
Balloon Mortgage Loan .................................... S-5
Balloon Payment .......................................... S-5
BCM ...................................................... S-39
Beneficial Owner ......................................... S-3, S-43
BGK ...................................................... S-40
Carmel ................................................... S-39
Cede ..................................................... S-43
CEDEL .................................................... S-3, S-43
CEDEL Participants ....................................... S-44
CERCLA ................................................... S-20
Certificate Account ...................................... S-61
Certificateholders ....................................... S-3
Certificates ............................................. Cover, S-2
Class A Certificates ..................................... Cover
Class Balance ............................................ ii, S-48
Class Prepayment Fraction ................................ S-47
Clearance Cooperative .................................... S-44
Code ..................................................... S-13
Collateral Value Adjustment .............................. S-51
Collateral Value Adjustment Capitalization Amount ........ S-51
Collateral Value Adjustment Reduction Amount ............. S-6, S-46
CPR ...................................................... S-54
Cut-off Date ............................................. Cover
Cut-off Date LTV Ratio ................................... S-31
Defaulted Mortgage Loan .................................. S-56
Definitive Certificate ................................... S-3
Definitive Certificates .................................. S-45
Depositor ................................................ ii
Depositories ............................................. S-43
Determination Date ....................................... S-7
Directing Certificateholder .............................. S-58
Diskette ................................................. S-5
Distribution Date ........................................ ii, S-3, S-45
DTC ...................................................... ii, S-3, S-43
DTC Participants ......................................... S-4, S-43
DTC Registered Certificates .............................. S-3, S-43
Due Date ................................................. S-4
ERISA .................................................... S-13, S-65
ESA ...................................................... S-20
Euroclear ................................................ S-3, S-43
Euroclear Operator ....................................... S-44

                                     S-69

Euroclear Participants ................................... S-44
Exemption ................................................ S-65
FIRREA ................................................... S-31
Fitch .................................................... S-14, S-68
Form 8-K ................................................. S-42
Global Securities ........................................ B-1
Indirect Participants .................................... S-44
Interest Accrual Amount .................................. S-6, S-46
Interest Distribution Amount ............................. S-6, S-46
LaSalle .................................................. S-2
Loan Sale Agreement ...................................... S-25
Lock-out Date ............................................ S-38
Lock-out Period .......................................... S-38
Loss Mortgage Loan ....................................... S-51
Master Collection Account ................................ S-61
Master Servicer .......................................... ii
Master Servicing Fee ..................................... S-59
Maturity Date LTV Ratio .................................. S-31
MGT ...................................................... S-2
Midland .................................................. S-56
Minimum Auction Price .................................... S-11, S-63
Monitoring Certificateholders ............................ S-58
Monthly Payments ......................................... S-4
Moody's .................................................. ii, S-14, S-68
Mortgage ................................................. S-25
Mortgage Loan File ....................................... S-60
Mortgage Loans ........................................... ii, S-4
Mortgage Note ............................................ S-25
Mortgage Pool ............................................ ii, S-4
Mortgaged Properties ..................................... S-4
Mortgaged Property ....................................... S-25
Mortgagor ................................................ S-5
Most Subordinate Class of Certificates ................... S-62
Net Operating Income ..................................... S-32
Net Prepayment Premium ................................... S-47
NOI ...................................................... S-32
Notional Amount .......................................... S-46
Offered Certificates ..................................... Cover, S-5
Operating Statements ..................................... S-32
Originators .............................................. S-25
Other Certificates ....................................... S-9, S-49
PAR ...................................................... S-41
Participants ............................................. S-4, S-44
Pass-Through Rate ........................................ ii, S-46
Percentage Interest ...................................... S-46
P&I Advance .............................................. S-52
P&I Advances ............................................. S-8
Plan ..................................................... S-66
Pooling and Servicing Agreement .......................... S-5, S-60
Prepayment ............................................... S-53
Prepayment Interest Excess ............................... S-47

                                     S-70

Prepayment Interest Shortfall ............................ S-47
Prepayment Premium ....................................... S-5, S-38
Primary Sellers .......................................... ii, S-2
Principal Distribution Amount ............................ S-7, S-48
Priority of Distributions ................................ S-7, S-10, S-48
Property Protection Expenses ............................. S-52
Realized Loss ............................................ ii, S-2, S-51
Record Date .............................................. S-3
REMIC .................................................... ii, S-13, S-64
REMIC Regulations ........................................ S-64
Remittance Period ........................................ S-7
Remittance Rate .......................................... S-50
REO Account .............................................. S-43
REO Property ............................................. S-43
Replacement Special Servicer ............................. S-59
Required Appraisal Date .................................. S-50
Restricted Group ......................................... S-66
Risk Factors ............................................. S-16
San Jacinto .............................................. S-39
Seller ................................................... ii, S-2
Servicers ................................................ ii, S-8, S-56
Servicing Fee ............................................ S-59
Servicing Fee Rate ....................................... S-59
Servicing Standard ....................................... S-56, S-57
Servicing Transfer Event ................................. S-56
Smith Barney ............................................. ii, S-2
SMMEA .................................................... S-15, S-66
Southmark ................................................ S-39
Special Servicer ......................................... ii
Specially Serviced Mortgage Loan ......................... S-13, S-57
Standard & Poor's ........................................ ii, S-14, S-68
Stated Principal Balance ................................. S-51
Sub-Servicer Collection Account .......................... S-61
Terms and Conditions ..................................... S-44
Trust Fund ............................................... ii
Underwriter .............................................. S-65
Underwriters ............................................. Cover
Underwritten Cash Flow ................................... S-32
Underwritten Cash Flow Debt Service Coverage Ratio ....... S-32
Underwritten NOI ......................................... S-32
UW DSCR .................................................. S-32
UW NOI ................................................... S-32
Voting Rights ............................................ S-24

 LOAN                                                                                                             PROPERTY
NUMBER  PROPERTY NAME                         PROPERTY ADDRESS                                  PROPERTY CITY      STATE   ZIP CODE
------  --------------------------------------------------------------------------------------  ----------------------
   1    THE SPECTRUM AT RESTON TOWN CENTER    RESTON PARKWAY                                    RESTON               VA     20194
   2    79 MADISON AVENUE                     79 MADISON AVENUE                                 NEW YORK             NY     10016
   3    CAPITAL OFFICE PARK VI                6406 IVY LANE                                     GREENBELT            MD     20770
   4    I-90 PRESTON INDUSTRIAL PARK          8110-8180 304TH AVE. S.E.                         PRESTON              WA     98050
   5    LOS COLOBOS SHOPPING CENTER           LOS COLOBOS AVENUE                                CAROLINA             PR     00625
   6    OLD SALEM VILLAGE APARTMENTS          3306 CULMORE COURT                                FALLS CHURCH         VA     22041
   7    SOUTHGATE SQUARE                      24-690 SOUTHPARK BOULEVARD                        COLONIAL HEIGHTS     VA     23834
   8    HOBOKEN PORTFOLIO                     VARIOUS                                           HOBOKEN              NJ     07030
   9    MIRAMAR METROPLEX-PHASE II            7380-7480 MIRAMAR ROAD AND 7630 CARROLL ROAD      SAN DIEGO            CA     92126
   10   THE ROTUNDA                           711 WEST 40TH STREET                              BALTIMORE            MD     21211
   11   STARKS OFFICE BUILDING                455 SOUTH FOURTH AVENUE                           LOUISVILLE           KY     40202
   12   THE EXCHANGE                          116-126 NORTH MARYLAND AVENUE & 134-210 EAST WIL  GLENDALE             CA     91206
   13   CROSSTOWN PLAZA SHOPPING CENTER       WC N. MILITARY TRAIL & COMMUNITY DRIVE            WEST PALM BEACH      FL     33401
   14   CLUB PACIFICA RSD                     12191 CUYAMACA COLLEGE DRIVE                      RANCHO SAN DIEGO     CA     92020
   15   TERRA NOVA SHOPPING CENTER            300 -386 EAST H STREET                            CHULA VISTA          CA     91910
   16   POINT RICHMOND TECHNOLOGY CENTER      1001 & 1003 WEST CUTTING BLVD.                    POINT RICHMOND       CA     94804
   17   PALM SPRINGS HILTON                   400 E. TAHQUITZ CANYON WAY                        PALM SPRINGS         CA     92262
   18   PALOMAR OAKS TECHNOLOGY PARK          6349 & 6359 PASEO DELLAGO & 1939, 1945, 1949 & 1  CARLSBAD             CA     92009
   19   MESA VERDE APARTMENTS                 14-19 90TH STREET                                 JACKSON HEIGHTS      NY     11372
   20   HILTON HOTEL AND RESORT               17120 GULF BOULEVARD                              NORTH REDDINGTON     FL     33708
                                                                                                BEACH
   21   BAY VIEW MOBILE HOME COMMUNITY        5100 COE AVE.                                     SEASIDE              CA     93955
   22   REGO PARK NURSING HOME                111-26 CORONA AVE.                                FLUSHING             NY     11368
   23   BRENTWOOD PLAZA SHOPPING CTR.         1595-1659 ROUTE 23 SOUTH                          WAYNE                NJ     07470
   24   CARY VILLAGE SQUARE                   MAYNARD RD. AND CARY TOWNE BLVD.                  CARY                 NC     27511
   25   BRANDSMART, USA                       4320 NW 167TH ST.                                 MIAMI                FL     33054
   26   SALINA MEADOWS OFFICE PARK            220 SALINA MEADOWS & 301 PLAINFIELD               SALINA               NY     13212
   27   CRESS CREEK SQUARE SHOPPING CENTER    790 ROYAL ST. GEORGE DRIVE                        NAPERVILLE           IL     60532
   28   MIRAMAR METROPLEX -PHASE III          7310 MIRAMAR RD.                                  SAN DIEGO            CA     92121
   29   FOUNTAIN VILLAGE APARTMENTS           135 SOUTH KOLB                                    TUCSON               AZ     85710
   30   BEST BUY                              21601 VICTORY BOULEVARD                           CANOGA PARK          CA     91303
   31   PARK VISTA AT MORNINGSIDE HEALTH      2525 & 2527 N. BREA BOULEVARD                     FULLERTON            CA     92635
         CARE CTR
   32   SUNSET LAKE APARTMENTS                1610 SUNSET AVENUE                                WAUKEGAN             IL     60087
   33   AMERICAN FINANCIAL CENTER NO. 5       2400 LOUISIANA BLVD. NE                           ALBUQUERQUE          NM     87110
   34   SPRINGS AT NORTH MESA                 262 EAST BROWN ROAD                               MESA                 AZ     85301
   35   HAWTHORNE SUITES HOTEL                10 WESTMINSTER WAY ROAD                           LINCOLNSHIRE         IL     60069
   36   ASPEN PLACE APARTMENTS                2700 INDIAN CREEK BLVD.                           OKLAHOMA CITY        OK     73120
   37   PROFESSIONAL HOSPITAL SUPPLY BUILDING ZEVO DRIVE AND DIAZ ROAD                          TEMECULA             CA     92590
   38   HOLIDAY GARDENS APARTMENTS            2502 INDEPENDENCE LANE                            MADISON              WI     53704
   39   CLARK INDUSTRIAL PARK                 10-25 WALKER WAY                                  COLONIE              NY     12205
   40   BROADWAY-WEBSTER MEDICAL PLAZA,       3300 WEBSTER STREET                               OAKLAND              CA     94609
         LTD.,L.P.
   41   RIVERPARK APARTMENTS                  7803 SOUTH WHEELING AVENUE                        TULSA                OK     74136
   42   LIBERTY COMMONS NURSING HOME          390 ORLEANS ROAD                                  NORTH CHATHAM        MA     02650
   43   AUTUMN BREEZE APARTMENTS              1679 SOUTH HIGHWAY 121                            LEWISVILLE           TX     75067
   44   RIVERVIEW MALL                        2350 MIRACLE MILE ROAD                            BULLHEAD CITY        AZ     86442
   45   WESTMINSTER TOWER APARTMENTS          112TH STREET SOUTH & PARK AVENUE                  TACOMA               WA     98444
   46   GATEWAY SQUARE SHOPPING CENTER        4801-4899 HOPYARD ROAD                            PLEASANTON           CA     94588
   47   WEST OAKS VILLAGE SHOPPING CENTER     14017 WESTHEIMER ROAD                             HOUSTON              TX     77077
   48   IN THE PINES APARTMENTS               205 S.E. 16TH AVENUE                              GAINESVILLE          FL     32601
   49   WOODLANDS OF ARLINGTON                2800 LYNNWOOD DRIVE                               ARLINGTON            TX     76013
   50   THE TIFFANY BUILDINGS                 393 & 401 FIFTH AVENUE                            NEW YORK             NY     10016
   51   THE WILLOWS APARTMENTS                3511 ROMA LANE                                    MIDDLETON            WI     53562
   52   QUALITY INN -HOLLAND TUNNEL           180 12TH STREET                                   JERSEY CITY          NJ     07302
   53   PILLSBURY MANOR, NORTH, SOUTH & GAZEBO1530 WILLISTON RD. & 20 HARBOR RD.                SOUTH BURLINGTON     VT     05403
   54   BROOKSTONE APARTMENTS                 1401 NORTH LAMB BOULEVARD                         LAS VEGAS            NV     89110
   55   I-10 GESSNER PLACE SHOPPING CENTER    1003-1037 N GESSNER                               HOUSTON              TX     77055

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 LOAN                                                    LARGEST     YEAR       YEAR     # OF UNITS/     OCCUPANCY   OCCUPANCY
NUMBER      PROPERTY TYPE           LARGEST TENANT        SQ FT      BUILT   RENOVATED      SQ FT       PERCENTAGE   AS OF DATE
------  -------------------- --------------------------  -------- ---------  ---------- -------------  ------------ -----------
   1    Retail Anchored      Best Buy Co., Inc.           44,960      1996                   202,178        95.90      03/31/97
   2    Office               F. Schumacher                70,865      1925       1986        245,156        95.42      05/06/97
   3    Office               Digital Equipment Corp.     166,316      1991                   166,316       100.00      03/01/97
   4    Office/Industrial    Ride, Inc.                   93,393      1990                   290,956       100.00      04/01/97
   5    Retail Anchored      Pueblo International, Inc.   56,372      1994                   160,282        97.10      03/20/97
   6    Multifamily                                           --      1948       1992            448        93.50      05/01/97
   7    Retail Anchored      Kmart Corporation           104,230      1991       1996        273,696       100.00      04/03/97
   8    Multifamily                                           --      1900       1997            202        98.03      07/09/97
   9    Retail Unanchored    Treasures                    21,300      1991                   225,937        96.99      03/31/97
   10   Office/Retail        Giant Food                   35,152      1920       1996        214,853        97.62      05/19/97
   11   Office/Retail        Rodes                        19,488      1913       1988        344,577        91.12      04/30/97
   12   Office/Retail        Mann's Theatre               53,908      1991                    93,333        98.69      05/07/97
   13   Retail Anchored      Publix                       56,510      1987                   143,134        98.00      03/31/97
   14   Multifamily                                           --      1987                       240        95.83      02/26/97
   15   Retail Anchored*     Shoe Pavillion                8,550      1987                    87,058        82.28      05/30/97
   16   Office               Pixar                        72,106    1965/1991    1990        116,336        68.00      06/12/97
   17   Hotel                                                 --      1981       1995            260        67.50      12/31/96
   18   Office/Industrial    Unifet                       39,514      1989                   170,357        88.87      01/29/97
   19   Multifamily                                           --      1925       1994            329        99.70      12/27/96
   20   Hotel                                                 --      1986                       125        79.08      12/31/96
   21   Mobile Home Park                                      --      1985                       223        98.21      06/17/97
   22   Nursing Home                                          --      1971       1993            200        98.00      06/01/97
   23   Retail Unanchored    Pay Half                     17,564      1989                   107,156        94.90      05/16/97
   24   Office/Retail        Imperial Theaters            30,050    1975/1985    1996        247,905        99.52      02/11/97
   25   Single Tenant Retail Brandsmart USA              188,336      1996                   188,336       100.00      06/20/97
   26   Office               Niagara Mohawk Power Corp.   98,911    1985/1986                143,897       100.00      03/01/97
   27   Retail Anchored      Office Max                   25,362      1987                   145,375        92.00      03/26/97
   28   Office/Retail        Kelsey Jenny College         26,994      1992                   116,830        85.39      03/31/97
   29   Multifamily                                           --      1972       1994            410        94.60      05/15/97
   30   Single Tenant Retail Best Buy                     38,000      1995                    58,000       100.00      01/31/97
   31   Nursing Home                                          --      1992                       153        94.77      07/01/97
   32   Multifamily                                           --      1969       1995            414        93.20      04/01/97
   33   Office               SBS Engineering              15,741      1985                   105,320        84.18      05/27/97
   34   Congregate Care                                       --      1986                       166        98.19      01/20/97
   35   Hotel                                                 --      1988       1994            125        78.80      12/31/96
   36   Multifamily                                           --      1971       1996            358        85.20      04/01/97
   37   Warehouse                                             --      1997                   263,434       100.00      04/01/97
   38   Multifamily                                           --      1974                       301        93.02      03/20/97
   39   Industrial           Albany Ladder                20,000      1989                   201,779       100.00      03/31/97
   40   Office               Webster Ortho Med             7,332      1976                    95,256        84.50      03/31/97
   41   Multifamily                                           --      1980       1995            400        97.00      04/22/97
   42   Nursing Home                                          --      1985       1995            132        97.70      03/31/97
   43   Multifamily                                           --      1983                       240        92.08      01/22/97
   44   Retail Anchored      Osco Drug                    31,472      1989                   123,262        86.66      04/30/97
   45   Multifamily                                           --      1996                       139        87.77      08/04/97
   46   Retail Unanchored    SH Boom                      10,230      1990                    87,918        82.00      04/21/97
   47   Retail Anchored      Baby Super Store             40,000      1985                   113,629        88.90      01/15/97
   48   Multifamily                                           --      1972                       242        95.00      06/05/97
   49   Multifamily                                           --      1978                       264        95.08      01/24/97
   50   Office               MTI/The Image Group          60,000      1905       1996        151,524        90.00      07/29/97
   51   Multifamily                                           --      1967                       288        94.79      03/20/97
   52   Hotel                                                 --      1965       1993            150        69.00      12/31/96
   53   Congregate Care                                       --      1988       1995            127        98.40      04/01/97
   54   Multifamily                                           --    1988/1990                    192        97.92      07/15/97
   55   Retail Anchored      The Kroger Co.               32,526      1979                   105,358        95.64      11/11/96

------------
(1)    Reserves may include letters of credit.

(2) Key: LO=Lock-out Period, 0%=No Prepayment Premium, YM1=greater of 1% or Yield Maintenance, YM2=greater of 2% or Yield Maintenance, YM3=greater of 3% or Yield Maintenance, YM5=greater of 5% or Yield Maintenance, YM8=greater of 1% or Yield Maintenance based on a discount rate equal to 50 basis points over the U.S. Treasury rate, YM9=greater of 0% or Yield Maintenance. For example, "LO-45, YM1-12, 3%-12, 2%-12, 1%-12, 0%-3" means that as of the Cut-Off date, a Mortgage Loan has a 45-month Lock-out Period followed by a 12 month period where Prepayment Premium is calculated based on Yield Maintenance, followed by three 12 month periods where the Prepayment Premium is 3%, 2%, 1%, respectively, of amount prepaid followed by a 3 month period where there is no Prepayment Premium.

 LOAN                                                                                                   PROPERTY
NUMBER  PROPERTY NAME                              PROPERTY ADDRESS                   PROPERTY CITY       STATE   ZIP CODE
------  ------------------------------------------ ---------------------------------  ---------------- ---------  --------
   56   The McCallum Glen Apartments               7740 McCallum Blvd.                Dallas           TX           75252
   57   Carriage Park Shopping Center              535 -650 N. Carriage Pkwy.         Wichita          KS           67208
   58   2400 Stevens Center                        2400 Stevens Blvd                  Richland         WA           99352
   59   DuPont Building                            6200 Hillcrest Drive               Valley View      OH           44125
   60   Home Base                                  1050 Old Alturas Road              Redding          CA           96003
   61   Timbercreek Apartments                     6816 South 137th Plaza             Omaha            NE           68137
   62   Creekwood Apartments                       2600 Camp Creek Parkway            College Park     GA           30337
   63   Heritage Park Apartments                   3045 N. Alton                      Indianapolis     IN           46222
   64   Belmont Warehousing Complex                217 S. Belmont Avenue              Indianapolis     IN           46222
   65   The Lodges Apartments                      8307 Meadow Road                   Dallas           TX           75231
   66   The LAM Research Corporation               4540 Cushing Prwy                  Fremont          CA           94538
   67   Silvergate San Marcos Retirement Residence 1550 Security Place                San Marcos       CA           92069
   68   Hillside Shopping Center                   7253 E. Silver Spring Blvd         Ocala            FL           34474
   69   Beechwood Manor                            24600 Greater Mack                 St. Clair Shores MI           48080
   70   Villa Pacifica Apartments                  18400 Lemon Drive                  Yorba Linda      CA           92886
   71   Sunrise Heights Apartments                 5405 Century Avenue                Middleton        WI           53562
   72   Chestnut Ridge Plaza                       102 Chestnut Ridge Road            Montvale         NJ           07645
   73   Best Western                               2261 East Irlo Bronson Highway     Kissimmee        FL           34744
   74   Mallow Mall Shopping Center                1050 Mall Road                     Covington        VA           24426
   75   Stillwater Marketplace Shopping Center     1980 -2080 Market Drive            Stillwater       MN           55082
   76   500 Maryland Avenue                        500 Maryland Avenue                Fort Washington  PA           19034
   77   The Palms of Lake Worth                    4905 Lantana Road                  Lake Worth       FL           33463
   78   Chase Terrace Apartments                   21450 Chase Street                 Canoga Park      CA           91304
   79   Stanley Station Shopping Ctr.              U.S. 69 & 151st Street             Overland Park    KS           66211
   80   Elden Plaza                                150 Elden Streeet                  Herndon          VA           22070
   81   Palisade Nursing Center                    6819 JFK Memorial Blvd. East       Guttenberg       NJ           07093
   82   Miramar Metroplex -Phase I                 8909, 8949, 8969 Kenamar Drive     San Diego        CA           92121
   83   Days Inn -East                             11639 East Colonial Drive          Orlando          FL           32826
   84   Bally's Scandinavian Health Club           501 Village Boulevard              West Palm Beach  FL           33401
   85   Honey Creek Village Shopping Center        Highway 20 & Honey Creek Road      Conyers          GA           30208
   86   Cedars of Liberty                          200 West Ruth Ewing Road           Liberty          MO           64068
   87   Raintree Village Apartments                8 Raintree Circle                  Brockton         MA           02402
   88   Willow Springs Apartments                  3240 S.W. Doyle Place              Aloha            OR           97007
   89   Sullivan's Lumber Yard                     NE Corner of Oracle & Pastime Rd.  Tucson           AZ           85705
   90   The Sunset in Green Valley Shopping Center 4451 East Sunset Road              Henderson        NV           89014
   91   Creekwood Apartments                       301 North 70th Terrace             Kansas City      KS           66112
   92   Harvey Oaks Plaza                          14410-141632 West Center Road      Omaha            NE           68144
   93   Federal East Plaza Shopping Center         12008 I-10 East                    Houston          TX           77029
   94   Villa Santini Plaza                        7205 Estero Blvd.                  Fort Myers       FL           33931
   95   Montecito Apartments                       4341 N. 24th St.                   Phoenix          AZ           85016
   96   The Willo-Wick Gardens                     6880 West Fairfield Drive          Pensacola        FL           32506
   97   JumboSports                                7848 County Line Rd.               Littleton        CO           80124
   98   Clopper II Research & Development          2 & 8 Metropolitan Court           Gaithersburg     MD           20878
   99   Leffingwell Manor                          11410 Santa Gertrudes Avenue       Whittier         CA           90604
  100   JumboSports                                7500 South Priest Drive            Tempe            AZ           85283

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 LOAN                                                        LARGEST     YEAR       YEAR     # OF UNITS/     OCCUPANCY  OCCUPANCY
NUMBER  PROPERTY TYPE        LARGEST TENANT                   SQ FT      BUILT   RENOVATED      SQ FT       PERCENTAGE  AS OF DATE
------  -------------------- ------------------------------  -------- ---------  ---------- -------------  ------------ -----------
   56   Multifamily                                                --    1986       1996            275          97.09    02/24/97
   57   Retail Unanchored    Pennypower Shopping News          16,192    1984                   125,241        90.76    06/01/97
   58   Office               Battelle                          93,351    1967       1994        101,574       100.00    01/01/97
   59   Office/Industrial    DuPont Tribon Composites, Inc.    79,004    1996                    79,004       100.00    05/06/97
   60   Retail Anchored      HomeBase                         103,904    1991                   103,904       100.00    12/31/96
   61   Multifamily                                                --    1974       1995            180       100.00    02/20/97
   62   Multifamily                                                --    1972       1995            300        88.00    06/18/97
   63   Multifamily                                                --    1970       1995            344        87.50    07/01/97
   64   Industrial           Dogloo, Inc./Indy, Inc.          125,000  1906/1947    1996        440,681        97.00    05/01/97
   65   Multifamily                                                --    1977       1996            288        93.75    12/15/96
   66   Industrial           Loan Research                     58,752    1992                    58,752       100.00    10/01/96
   67   Congregate Care                                            --    1985                        90        93.33    08/27/96
   68   Retail Anchored *    Consolidated                      25,272    1966       1992         89,985        90.50    03/31/97
   69   Congregate Care                                            --    1952       1985             98        96.00    03/31/97
   70   Multifamily                                                --    1988                        85        98.82    03/24/97
   71   Multifamily                                                --    1969                       192        93.23    03/20/97
   72   Office               Geotek Communications, Inc.       49,671    1980       1996         49,671       100.00    07/21/97
   73   Hotel                                                      --  1974/1984    1993            282        81.42    12/31/96
   74   Retail Anchored      K-Mart Corporation                95,944    1971       1996        175,391       100.00    05/08/97
   75   Retail Unanchored    Pet Food Warehouse                13,000    1996                    43,520       100.00    01/21/97
   76   Warehouse                                                  --    1961       1996        151,875       100.00    09/01/96
   77   Nursing Home                                               --    1988                       107        89.00    03/21/97
   78   Multifamily                                                --    1978                       102        92.20    05/19/97
   79   Retail Unanchored    The Fleming Companies             15,000    1980       1996         72,417        98.16    07/01/97
   80   Retail Unanchored    Outback/Stone Joint Venture        6,000    1990                    58,972        76.43    03/31/97
   81   Congregate Care                                            --    1971       1993            108        96.02    12/31/96
   82   Industrial           S & S Holdings                    17,741    1991                    89,988        98.67    03/31/97
   83   Hotel                                                      --    1986       1994            100        77.99    12/31/96
   84   Retail Anchored      Bally's Health & Tennis Corp.     36,680    1987                    41,732       100.00    05/12/97
   85   Retail Anchored      P.W. Southern, Inc., Bruno's      42,256    1987                    75,856        96.70    04/15/96
   86   Nursing Home                                               --    1962       1996            159        87.40    02/01/97
   87   Multifamily                                                --    1973                       103        96.15    04/18/97
   88   Multifamily                                                --    1997                       120        98.33    03/07/97
   89   Retail Anchored      Office Max                        21,600  1986/1990    1996         80,728        98.00    07/16/97
   90   Retail Unanchored    Renata's                          14,621    1989                    39,121       100.00    01/16/97
   91   Multifamily                                                --    1973       1993            230        96.09    03/31/97
   92   Retail Anchored*     Romeo's                            5,600    1982                    61,500        90.57    08/07/97
   93   Retail Unanchored    Boot Town Outlet                  21,612    1979                   105,588        84.11    11/11/96
   94   Retail Unanchored    Eckerd Drugs                       7,275  1971/1976                 62,025       100.00    03/31/97
   95   Multifamily                                                --  1969/1979                    149        85.91    06/20/97
   96   Multifamily                                                --    1974                       152        96.05    04/09/97
   97   Single Tenant Retail JumboSports Inc.                  60,305    1993                    60,305       100.00    11/22/96
   98   Industrial           Century Martial Art Supply        19,918    1988                    78,955        95.00    06/13/97
   99   Multifamily                                                --    1977                        89        96.63    06/01/97
  100   Single Tenant Retail JumboSports Inc.                  54,133    1994                    54,133       100.00    11/01/96

------------
(1)    Reserves may include letters of credit.

(2) Key: LO=Lock-out Period, 0%=No Prepayment Premium, YM1=greater of 1% or Yield Maintenance, YM2=greater of 2% or Yield Maintenance, YM3=greater of 3% or Yield Maintenance, YM5=greater of 5% or Yield Maintenance, YM8=greater of 1% or Yield Maintenance based on a discount rate equal to 50 basis points over the U.S. Treasury rate, YM9=greater of 0% or Yield Maintenance. For example, "LO-45, YM1-12, 3%-12, 2%-12, 1%-12, 0%-3" means that as of the Cut-Off date, a Mortgage Loan has a 45-month Lock-out Period followed by a 12 month period where Prepayment Premium is calculated based on Yield Maintenance, followed by three 12 month periods where the Prepayment Premium is 3%, 2%, 1%, respectively, of amount prepaid followed by a 3 month period where there is no Prepayment Premium.

                                   ANNEX A
 CERTAIN CHARACTERISTICS OF THE 100 MORTGAGE LOANS WITH THE HIGHEST PRINCIPAL
                       BALANCES AS OF THE CUT-OFF DATE

                                                                           NET
 APPRAISED  APPRAISAL  ORIGINAL  ORIGINAL    CUT OFF      MORTGAGE      MORTGAGE    ANNUAL DEBT  REMAINING  REMAINING
   VALUE       DATE      LTV      BALANCE    BALANCE   INTEREST RATE  INTEREST RATE   SERVICE      TERM      AM TERM
----------  --------- --------  ---------- ----------  ------------- -------------  ----------- ---------  ---------
37,800,000   12/01/96   72.49   27,400,000  27,238,845     8.3500        8.2855      2,558,452      233        317
27,900,000   03/18/97   69.64   19,430,000  19,374,593     8.6600        8.5455      1,902,674      141        297
24,300,000   04/10/97   66.26   16,100,000  16,071,543     8.6700        8.6055      1,508,880      117        357
22,000,000   11/25/96   72.06   15,853,000  15,784,607     8.5200        8.4055      1,465,447      113        353
20,000,000   10/01/95   73.71   14,742,581  14,500,863     8.6900        8.6255      1,452,774      100        280
18,500,000   05/13/97   76.76   14,200,000  14,164,385     8.3000        8.2355      1,320,081       81        321
19,900,000   04/18/97   71.26   14,180,000  14,153,623     8.7700        8.6555      1,401,272      238        298
17,600,000   07/09/97   78.98   13,900,000  13,900,000     8.0770        8.0125      1,232,885      180        360
18,500,000   04/30/97   74.59   13,800,000  13,759,336     8.4600        8.3455      1,328,995       57        297
22,600,000   04/08/97   59.73   13,500,000  13,470,486     9.0600        8.9955      1,340,269       81        321
21,500,000   01/01/97   62.56   13,450,000  13,411,266     8.6000        8.4855      1,310,531       57        297
18,000,000   04/09/97   73.33   13,200,000  13,163,034     8.7700        8.6555      1,304,428      117        297
16,000,000   12/01/96   75.00   12,000,000  11,936,911     8.2200        8.1555      1,078,788      172        352
14,960,000   04/02/97   77.54   11,600,000  11,578,638     8.4700        8.3555      1,067,369       81        357
15,000,000   02/24/97   74.00   11,100,000  11,060,410     9.0700        8.9555      1,124,201      140        296
17,000,000   10/14/96   64.71   11,000,000  10,954,995     8.7800        8.7155      1,041,274      113        353
17,110,000   10/20/96   63.41   10,850,000  10,772,445     9.1500        9.0855      1,106,039      172        292
14,400,000   01/08/97   71.53   10,300,000  10,252,204     8.8500        8.7355      1,024,580      139        295
12,900,000   11/20/96   77.52   10,000,000   9,954,728     9.0000        8.9355      1,007,036      115        295
15,500,000   11/02/96   64.52   10,000,000   9,911,441     9.0900        9.0255      1,038,357      112        268
15,000,000   06/12/97   65.00    9,750,000   9,690,070     8.7100        8.6455      1,207,505      166        166
15,800,000   01/20/97   60.13    9,500,000   9,472,196     9.2100        9.1455      1,041,135      238        238
16,100,000   04/30/97   59.01    9,500,000   9,471,915     8.4400        8.3755        913,354      117        297
13,800,000   10/15/96   68.12    9,400,000   9,357,584     9.0200        8.9055        948,159      115        295
14,500,000   06/20/97   64.14    9,300,000   9,282,586     8.7300        8.6655        915,996      178        298
14,600,000   02/28/97   61.64    9,000,000   8,969,103     9.3000        9.2355        928,621      116        296
11,175,000   12/23/96   75.17    8,400,000   8,363,981     8.5500        8.4855        778,639      113        353
10,800,000   04/30/97   75.00    8,100,000   8,076,520     8.5600        8.4455        786,615       57        297
12,050,000   10/27/95   68.05    8,200,000   8,002,577     7.8750        7.8105        751,337       99        279
11,300,000   01/17/97   70.80    8,000,000   7,970,508     8.8700        8.7555        797,100      140        296
13,750,000   11/25/96   58.18    8,000,000   7,934,872     8.3500        8.2855        763,338      172        292
15,000,000   12/06/95   53.33    8,000,000   7,810,028     7.6250        7.5605        717,255      100        280
11,250,000   11/06/96   69.78    7,850,000   7,787,621     8.5000        8.3855        758,524       76        292
10,500,000   12/19/96   73.81    7,750,000   7,705,609     8.7000        8.5855        761,437      114        294
11,200,000   01/01/97   67.86    7,600,000   7,577,483     9.7200        9.6555        828,064      117        273
 9,500,000   04/02/97   78.95    7,500,000   7,482,078     8.6200        8.5055        699,691      116        356
11,750,000   04/05/97   63.83    7,500,000   7,436,586     8.3600        8.2455        878,895      177        177
10,650,000   11/11/96   67.77    7,217,000   7,187,412     8.7700        8.7055        682,551      113        353
 9,700,000   01/22/97   73.99    7,177,000   7,144,293     8.9600        8.8955        720,392      115        295
12,200,000   08/01/96   59.02    7,200,000   7,137,459     8.7000        8.6355        707,399      111        291
 9,500,000   04/23/97   73.68    7,000,000   6,987,056     8.4500        8.3355        642,913      117        357
11,960,000   12/05/96   54.35    6,500,000   6,469,837     8.8500        8.7855        646,580      115        295
 8,700,000   11/29/96   73.56    6,400,000   6,373,854     8.0100        7.8955        564,067      114        354
 8,600,000   04/22/97   73.26    6,300,000   6,281,345     8.4300        8.3155        605,190       57        297
 8,000,000   05/01/97   77.50    6,200,000   6,200,000     7.8700        7.7555        539,193      120        360
12,240,000   04/09/97   49.84    6,100,000   6,086,934     9.1500        9.0855        596,901      116        356
 8,640,000   12/06/96   70.60    6,100,000   6,072,656     9.0600        8.9455        617,302      115        295
 8,300,000   02/29/96   72.29    6,000,000   5,904,179     8.6500        8.5855        587,060      104        284
 7,230,000   11/27/96   79.53    5,750,000   5,727,528     8.2300        8.1155        517,404      114        354
13,000,000   02/07/97   43.85    5,700,000   5,689,760     8.9800        8.9155        573,074      118        298
 9,200,000   11/12/96   60.87    5,600,000   5,577,042     8.7700        8.7055        529,623      113        353
 8,000,000   01/01/97   70.00    5,600,000   5,572,457     9.8000        9.7355        613,832      115        271
 8,976,000   04/02/96   62.39    5,600,000   5,553,894     8.2800        8.2155        531,186      172        292
 8,200,000   05/06/97   67.07    5,500,000   5,493,778     8.8500        8.7855        523,943      178        358
 7,850,000   12/02/96   70.06    5,500,000   5,457,413     8.6600        8.5455        538,585      112        292

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                                                     95
 APPRAISED             MATURITY   BALLOON   MAT DATE                                                                NOI
   VALUE    ORIG DATE    DATE     BALANCE     LTV     PREPAYMENT PROVISIONS (2)                           95 NOI   MONTHS
 ---------   --------  -------   ---------  -------   ------------------------------------------------  --------   -----
37,800,000   01/17/97  02/01/17 13,527,200   35.79    LO-77, YM8-143, 0%-13                             --          --
27,900,000   05/15/97  06/01/09 14,814,781   53.10    YM1-117, 1 %-12, 0%-12                            4,180,417   12
24,300,000   05/13/97  06/01/07 14,311,195   58.89    LO-45,  YM1-65, 0%-7                              2,555,678   12
22,000,000   01/30/97  02/01/07 14,051,559   63.87    YM5-41, YM2-48, 1%-12, 0%-12                      1,150,538   12
20,000,000   05/03/96  01/01/06 12,156,187   60.78    LO-93, 0 %-7                                             --   --
18,500,000   05/30/97  06/01/04 12,863,174   69.53    LO-33,  YM1-41, 0%-7                              1,754,161   12
19,900,000   06/18/97  07/01/17  5,655,699   28.42    YM3-178, 2 %-12, 1%-12, 0%-36                     1,378,950   12
17,600,000   08/12/97  09/01/12 10,700,980   60.80    LO-60, YM1-114, 0%-6                                 (3)      --
18,500,000   05/10/97  06/01/02 12,799,083   69.18    YM1-51, 0 %-6                                     1,495,365   12
22,600,000   05/30/97  06/01/04 12,360,611   54.69    LO-33,  YM1-41, 0%-7                              2,074,783   12
21,500,000   05/14/97  06/01/02 12,493,201   58.11    YM3-51, 0 %-6                                     2,095,837   12
18,000,000   05/13/97  06/01/07 10,863,392   60.35    YM3-57,  YM2-48, 0%-12                            1,231,568   12
16,000,000   12/31/96  01/01/12  9,283,293   58.02    LO-76,  YM1-89, 0%-7                              1,374,644   12
14,960,000   05/14/97  06/01/04 10,793,116   72.15    YM1-75, 0 %-6                                     1,239,966   12
15,000,000   04/22/97  05/01/09  8,565,720   57.10    YM2-56,  YM1-72, 0%-12                            1,714,242   12
17,000,000   01/31/97  02/01/07  9,797,914   57.63    LO-41,  YM1-59, 0%-13                             1,343,511   12
17,110,000   12/31/96  01/01/12  7,229,634   42.25    LO-76,  YM1-89, 0%-7                              2,181,676   12
14,400,000   03/10/97  04/01/09  7,897,751   54.85    YM2-115, 1 %-12, 0%-12                            1,198,688   12
12,900,000   03/31/97  04/01/07  8,273,923   64.14    LO-43,  YM1-65, 0%-7                              1,593,729   12
15,500,000   12/05/96  01/01/07  7,903,323   50.99    YM1-106, 0 %-6                                    1,618,224   12
15,000,000   06/26/97  07/01/11         --      --    LO-46,  YM1-83, 0%-37                             1,624,225   12
                                                      LO-70, 7 %-12, 6%-12, 5%-12, 4%-12, 3%-12, 2%-12,
15,800,000   06/27/97  07/01/17         --      --    1%-59, 0%-37                                        995,294   12
16,100,000   05/23/97  06/01/07  7,756,914   48.18    LO-45,  YM1-66, 0%-6                                920,972   12
13,800,000   03/28/97  04/01/07  7,781,054   56.38    YM5-91, 5 %-12, 0%-12                             1,257,513   12
14,500,000   06/30/97  07/01/12  6,095,954   42.04    LO-117,  YM1-36, 0%-25                                   --   --
14,600,000   04/30/97  05/01/07  7,497,175   51.35    LO-44,  YM1-59, 0%-13                             1,896,648   12
11,175,000   01/31/97  02/01/07  7,449,751   66.66    LO-41,  YM1-65, 0%-7                                     --   --
10,800,000   05/10/97  06/01/02  7,520,582   69.64    YM1-51, 0%-6                                        701,347   12
12,050,000   11/22/95  12/01/05  6,601,449   54.78    LO-26,  YM1-66, 0%-7                              1,165,387   12
11,300,000   04/11/97  05/01/09  6,137,774   54.32    YM5-116, 5%-12, 0%-12                                    --   --
13,750,000   12/31/96  01/01/12  5,163,906   37.56    LO-76,  YM1-89, 0%-7                              1,564,836   12
15,000,000   12/29/95  01/01/06  6,398,605   42.66    LO-27,  YM1-66, 0%-7                              1,113,314   12
11,250,000   12/05/96  01/01/04  6,981,037   62.05    YM1-64, 0 %-12                                    1,010,076   12
10,500,000   02/03/97  03/01/07  6,367,606   60.64    YM5-90, 5%-12, 0%-12                                745,418   12
11,200,000   05/02/97  06/01/07  6,099,076   54.46    YM1-111, 0%-6                                     1,288,043   12
 9,500,000   04/25/97  05/01/07  6,660,423   70.11    YM5-92, 5%-12, 0%-12                                     --   --
11,750,000   05/14/97  06/01/12         --      --    YM1-105, 0%-72                                           --   --
10,650,000   01/29/97  02/01/07  6,427,131   60.35    YM1-107, 0%-6                                     1,025,014   12
 9,700,000   03/13/97  04/01/07  5,932,735   61.16    YM1-109, 0%-6                                       927,215   12
12,200,000   11/13/96  12/01/06  5,915,711   48.49    LO-39, YM1-65, 0%-7                               1,179,848   12
 9,500,000   05/29/97  06/01/07  6,196,193   65.22    YM1-93, 3%-12, 0%-12                                828,131   12
11,960,000   03/12/97  04/01/07  5,359,424   44.81    LO-43,  YM1-65, 0%-7                              1,059,508   12
 8,700,000   01/31/97  03/01/07  5,615,537   64.55    YM5-54,  YM9-48, 0%-12                              742,869   12
 8,600,000   05/16/97  06/01/02  5,841,161   67.92    YM3-51, 0 %-6                                     1,041,896    9
 8,000,000   08/06/97  09/01/07  5,424,256   67.80    YM5-60,  YM2-48, 0%-12                                   --   --
12,240,000   04/30/97  05/01/07  5,469,762   44.69    LO-44,  YM1-65, 0%-7                                772,117   12
 8,640,000   03/12/97  04/01/07  5,054,025   58.50    YM5-91, 1 %-12, 0%-12                               368,441   12
 8,300,000   04/24/96  05/01/06  4,923,913   59.32    LO-31,  YM1-66, 0%-7                                882,527   12
 7,230,000   02/12/97  03/01/07  5,067,756   70.09    YM5-54,  YM9-48, 0%-12                              691,636   12
13,000,000   06/11/97  07/01/07  4,713,970   36.26    YM1-113, 0%-5                                       891,463   12
 9,200,000   01/29/97  02/01/07  4,987,105   54.21    YM1-107, 0%-6                                       889,438   12
 8,000,000   03/17/97  04/01/07  4,502,509   56.28    LO-7, YM1-102, 0%-6                                 688,112   12
 8,976,000   12/18/96  01/01/12  3,604,328   40.16    LO-75,  YM1-90, 0%-7                                783,893   12
 8,200,000   06/18/97  07/01/12  4,342,903   52.96    LO-82,  YM1-89, 0%-7                                789,456   12
 7,850,000   12/30/96  01/01/07  4,514,659   57.51    YM5-88, 1%-12, 0%-12                                792,691   12

------------
(3) The Mortgaged Property consists of 14 non-contiguous properties which were acquired over 1995 and 1996. The aggregate NOI for the 14 properties for the first 6 months of 1997 was $1,967,995.

(4) Borrower must pay monthly 1/12 of the actual annual amount of replacement costs as set forth in the historical operating statement.

*      Anchor tenant is on a contiguous pad that is not part of the Mortgaged
       Property.

                                   ANNEX A
 CERTAIN CHARACTERISTICS OF THE 100 MORTGAGE LOANS WITH THE HIGHEST PRINCIPAL
                       BALANCES AS OF THE CUT-OFF DATE

                                                                         NET
 APPRAISED  APPRAISAL  ORIGINAL  ORIGINAL   CUT OFF     MORTGAGE      MORTGAGE    ANNUAL DEBT  REMAINING  REMAINING
   VALUE       DATE      LTV     BALANCE    BALANCE  INTEREST RATE  INTEREST RATE   SERVICE      TERM      AM TERM
----------  --------- --------  --------- ---------  ------------- -------------  ----------- ---------  ---------
 7,200,000   06/26/96   72.57   5,225,000  5,185,501     8.5000        8.3855       482,109       108        348
 7,060,000   06/04/97   70.82   5,000,000  4,995,367     8.7700        8.6555       494,102        59        299
10,900,000   12/03/96   45.87   5,000,000  4,954,630     9.0700        9.0055       542,540       234        234
 6,150,000   05/06/97   79.67   4,900,000  4,891,603     8.8200        8.7055       465,523       213        357
 7,800,000   03/04/97   62.82   4,900,000  4,886,685     8.6900        8.6255       585,594       179        179
 7,390,000   10/31/95   67.66   5,000,000  4,883,519     7.7500        7.6355       453,197       100        280
 6,650,000   05/21/96   69.92   4,650,000  4,618,000     9.3750        9.3105       464,116       107        347
 6,900,000   09/01/95   68.12   4,700,000  4,588,997     8.0000        7.9355       435,304        99        279
 6,600,000   02/24/97   69.70   4,600,000  4,587,329     8.8700        8.8055       458,332       117        297
 6,300,000   03/14/96   73.81   4,650,000  4,586,361     9.1875        9.1230       475,457       105        285
 6,940,000   10/11/96   65.16   4,522,000  4,481,036     8.4400        8.3255       434,757       111        291
 6,445,000   07/16/96   69.43   4,475,000  4,448,519     8.5000        8.3855       432,407        54        294
 5,300,000   03/20/97   79.25   4,200,000  4,184,208     8.7500        8.6855       414,360       116        296
 6,250,000   11/21/96   67.20   4,200,000  4,171,831     8.7000        8.6355       412,650       113        293
 5,450,000   05/15/97   75.00   4,087,500  4,075,748     8.6100        8.4955       398,606       141        297
 5,850,000   11/12/96   68.89   4,030,000  4,013,478     8.7700        8.7055       381,139       113        353
 6,300,000   01/01/97   63.10   3,975,000  3,962,107     9.6400        9.5755       421,405       116        296
 6,100,000   09/11/96   65.00   3,965,000  3,938,284     9.9500        9.8855       457,582       115        235
 5,100,000   01/08/97   75.00   3,825,000  3,814,815     9.0750        9.0105       387,551       117        297
 5,200,000   01/29/97   73.08   3,800,000  3,778,762     8.8500        8.7355       378,000       138        294
 5,000,000   11/16/96   75.00   3,750,000  3,724,726     8.6700        8.5555       367,522       125        293
 5,200,000   01/20/97   71.63   3,725,000  3,715,398     9.2700        9.2055       383,420        81        297
 5,000,000   01/07/97   74.00   3,700,000  3,695,524     8.5250        8.3855       342,185       118        358
 4,900,000   12/02/96   75.00   3,675,000  3,671,262     9.3600        9.2955       366,321       118        358
 5,900,000   11/04/96   61.86   3,650,000  3,622,192     8.9800        8.9155       393,517       175        235
 4,680,000   02/25/97   76.92   3,600,000  3,593,980     9.4100        9.3455       374,738       118        298
 4,900,000   04/30/97   73.47   3,600,000  3,589,129     8.3100        8.1955       342,344        57        297
 5,300,000   01/01/97   67.92   3,600,000  3,586,253     9.9700        9.9055       399,650       116        272
 6,000,000   09/25/96   60.00   3,600,000  3,555,785     9.0100        8.9455       388,959        76        232
 5,125,000   10/21/96   69.27   3,550,000  3,521,099     8.3500        8.2855       338,731       136        292
 4,700,000   01/23/97   74.89   3,520,000  3,514,025     9.3200        9.2555       363,778       118        298
 4,700,000   03/24/97   74.47   3,500,000  3,496,524     8.3500        8.2855       333,960       119        299
 4,550,000   04/10/97   76.92   3,500,000  3,494,051     8.8600        8.7455       333,719       213        357
 4,500,000   03/01/97   77.78   3,500,000  3,493,500     8.7800        8.7155       346,152       178        298
 5,450,000   03/24/97   64.22   3,500,000  3,490,948     9.2500        9.1355       359,680       117        297
 4,300,000   01/07/97   78.66   3,382,236  3,372,404     8.7700        8.7055       319,877       115        355
 5,150,000   06/07/97   65.05   3,350,000  3,350,000     8.1100        8.0455       313,205       120        300
 4,550,000   12/05/96   73.63   3,350,000  3,324,060     8.6600        8.5455       328,047       112        292
 5,800,000   10/10/96   57.33   3,325,000  3,306,689     8.9400        8.8755       333,201       114        294
 4,480,000   06/04/97   73.66   3,300,000  3,294,667     8.4700        8.4055       311,397        82        322
 4,900,000   03/12/97   67.35   3,300,000  3,288,346     9.1300        9.0155       335,854       116        296
 5,600,000   10/16/96   58.86   3,296,000  3,268,688     8.9900        8.8755       331,648       135        291
 5,400,000   12/17/96   60.19   3,250,000  3,223,484     8.4300        8.3655       336,725       235        235
 4,050,000   05/06/97   79.38   3,215,000  3,212,258     8.1500        8.0855       294,929       118        323
 4,300,000   10/19/96   75.05   3,227,000  3,200,260     8.9900        8.8755       324,705       135        291


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                                              95
 APPRAISED             MATURITY  BALLOON   MAT DATE                                                          NOI
   VALUE    ORIG DATE    DATE    BALANCE     LTV     PREPAYMENT PROVISIONS (2)                      95 NOI  MONTHS
 ---------   --------  -------   --------  -------   --------------------------------------------  ------   -----
 7,200,000   08/09/96  09/01/06 4,629,483   64.30     LO-36,  YM1-66, 0%-6                         338,460    5
 7,060,000   07/14/97  08/01/02 4,652,625   65.90     YM3-53, 0%-6                                 622,252   12
10,900,000   02/26/97  03/01/17        --      --     LO-78, YM1-149, 0%-7                         984,587   12
 6,150,000   05/14/97  06/01/15 3,439,398   55.93     YM1-201, 0%-12                                    --   --
 7,800,000   07/14/97  08/01/12        --      --     LO-95,  YM1-78, 0%-6                         656,399   12
 7,390,000   12/15/95  01/01/06 4,012,261   54.29     LO-28,  YM1-66, 0%-6                         654,765   12
 6,650,000   07/08/96  08/01/06 4,185,826   62.94     LO-34,  YM1-66, 0%-7                         611,495   12
 6,900,000   11/02/95  12/01/05 3,795,876   55.01     LO-2,  YM1-90, 0%-7                          256,136    5
 6,600,000   05/02/97  06/01/07 3,794,590   57.49     LO-57,  YM1-53, 0%-7                          64,891   12
 6,300,000   05/29/96  06/01/06 3,863,803   61.33     LO-32,  YM1-66, 0%-7                         594,525   12
 6,940,000   11/22/96  12/01/06 3,692,291   53.20     YM2-99,  0%-12                               659,100   12
 6,445,000   02/12/97  03/01/02 4,152,218   64.43     YM5-48,  0%-6                                445,648   12
 5,300,000   04/23/97  05/01/07 3,454,908   65.19     LO-44,  YM1-65, 0%-7                         315,051   12
 6,250,000   01/11/97  02/01/07 3,450,831   55.21     LO-50,  YM1-56, 0%-7                         768,238   12
 5,450,000   05/14/97  06/01/09 3,111,928   57.10     YM1-129, 0%-12                               485,526   12
 5,850,000   01/29/97  02/01/07 3,588,934   61.35     YM1-107, 0%-6                                569,875   12
 6,300,000   04/15/97  05/01/07 3,335,940   52.95     YM9-109, 0%-7                                     --   --
 6,100,000   03/26/97  04/01/07 2,891,536   47.40     YM1-109, 0%-6                                621,726   12
 5,100,000   05/08/97  06/01/07 3,170,206   62.16     YM1-111, 0%-6                                396,417   12
 5,200,000   02/27/97  03/01/09 2,913,733   56.03     YM5-114,  0%-24                                   --   --
 5,000,000   01/30/97  02/01/08 2,974,234   59.48     YM2-101,   2%-12, 0%-12                      192,766   12
 5,200,000   05/12/97  06/01/04 3,351,414   64.45     LO-33,  YM1-41, 0%-7                         347,137   12
 5,000,000   06/11/97  07/01/07 3,279,869   65.60     LO-47,  YM1-65,  0%-6                        369,923   12
 4,900,000   06/01/97  07/01/07 3,307,307   67.50     YM1-112, 0%-6                                400,787   12
 5,900,000   03/13/97  04/01/12 1,580,491   26.79     LO-79,  YM1-89, 0%-7                         441,117   12
 4,680,000   06/10/97  07/01/07 3,006,173   64.23     YM1-112, 0%-6                                677,735   12
 4,900,000   05/10/97  06/01/02 3,333,432   68.03     YM1-51, 0%-6                                 430,922   12
 5,300,000   04/03/97  05/01/07 2,905,917   54.83     LO-8, YM1-102, 0%-6                          598,365   12
 6,000,000   12/13/96  01/01/04 2,973,002   49.55     YM1-69, 0%-7                                 806,306   12
 5,125,000   12/26/96  01/01/09 2,681,434   52.32     LO-40,  YM1-89, 0%-7                         561,911   12
 4,700,000   06/16/97  07/01/07 2,933,531   62.42     YM1-112, 0%-6                                384,148   12
 4,700,000   07/17/97  08/01/07 2,851,536   60.67     LO-47,  YM1-66, 0%-6                         461,297   12
 4,550,000   05/12/97  06/01/15 2,460,707   54.08     YM5-141, 5%-12, 4%-12, 3%-12, 2%-12, 1%-12,
                                                      0%-12                                             --   --
 4,500,000   06/20/97  07/01/12 2,298,879   51.09     LO-82, YM1-89,  0%-7                         406,279   12
 5,450,000   05/07/97  06/01/07 2,912,319   53.44     YM5-93, 5%-12, 0%-12                         579,523   12
 4,300,000   03/27/97  04/01/07 3,012,065   70.05     YM1-109, 0%-6                                404,269   12
 5,150,000   08/20/97  09/01/07 2,713,105   52.68     LO-48,  YM1-65, 0%-7                         439,486   12
 4,550,000   12/30/96  01/01/07 2,749,838   60.44     YM5-88, 1%-12, 0%-12                         482,942   12
 5,800,000   02/24/97  03/01/07 2,747,282   47.37     YM1-108, 0%-6                                489,483   12
 4,480,000   06/27/97  07/01/04 2,996,766   66.89     LO-34,  YM1-41, 0%-7                         339,947   12
 4,900,000   04/29/97  05/01/07 2,738,498   55.89     YM3-32,  YM2-12, YM1-60, 0%-12               274,377    7
 5,600,000   11/22/96  12/01/08 2,537,616   45.31     YM5-111, 5%-12, 0%-12                             --   --
 5,400,000   03/05/97  04/01/17        --      --     LO-79, YM1-149, 0%-7                         450,539   12
 4,050,000   07/29/97  07/31/07 2,715,239   67.04     LO-47,  YM1-65, 0%-6                         656,978   12
 4,300,000   11/22/96  12/01/08 2,484,492   57.78     YM5-111, 5%-12, 0%-12                             --   --


------------

(3) The Mortgaged Property consists of 14 non-contiguous properties which were acquired over 1995 and 1996. The aggregate NOI for the 14 properties for the first 6 months of 1997 was $1,967,995.

(4) Borrower must pay monthly 1/12 of the actual annual amount of replacement costs as set forth in the historical operating statement.

*      Anchor tenant is on a contiguous pad that is not part of the Mortgaged
       Property.

                          96 NOI AS
  96 NOI   96 NOI MONTHS   OF DATE    UW NOI   UW CASH FLOW UW DSCR
---------  ------------- ---------  --------- ------------  -------
 2,333,737       12       12/31/96  3,417,087   3,286,276     1.28
 4,832,649       12       12/31/96  2,793,775   2,455,913     1.29
 2,548,363       12       12/31/96  2,393,248   2,197,826     1.46
 1,672,774       12       12/31/96  2,001,426   1,873,119     1.28
 1,885,776       12       12/31/96  2,147,665   2,029,193     1.40
 1,638,851       12       12/31/96  1,761,911   1,649,911     1.25
 1,622,516       12       12/31/96  1,876,168   1,804,589     1.29
    (3)          --             --  1,596,472   1,540,726     1.25
 1,541,396       12       12/31/96  1,851,187   1,690,749     1.27
 1,932,816       12       12/31/96  1,956,083   1,784,732     1.33
 2,198,721       12       12/31/96  2,045,666   1,702,444     1.30
 1,264,720       12       12/31/96  1,758,991   1,707,802     1.31
 1,347,643       12       12/31/96  1,443,275   1,362,202     1.26
 1,255,626       12       12/31/96  1,348,436   1,312,436     1.23
 1,651,962       12       12/31/96  1,602,459   1,508,810     1.34
 1,323,610       12       12/31/96  1,397,726   1,249,889     1.20
 2,358,928       12       12/31/96  2,043,235   1,665,175     1.51
   972,157       12       12/31/96  1,534,989   1,346,259     1.31
 1,606,618       12       12/31/96  1,339,534   1,258,534     1.25
 1,686,081       12       12/31/96  1,804,261   1,539,574     1.48
 1,775,719       12       12/31/96  1,616,900   1,552,675     1.29
 1,352,884       12       12/31/96  1,830,503   1,780,503     1.71
   984,890       12       12/31/96  1,320,740   1,224,823     1.34
 1,297,421       12       12/31/96  1,413,892   1,234,345     1.30
        --       --       12/31/96  1,185,446   1,144,336     1.25
 2,125,042       12       12/31/96  1,441,321   1,419,193     1.53
 1,102,150       12       12/31/96  1,169,715   1,061,799     1.36
   718,787       12       12/31/96  1,149,653   1,003,232     1.28
 1,141,928       12       12/31/96  1,093,487   1,004,139     1.34
        --       --             --  1,019,994   1,001,310     1.26
 1,434,761       12       12/31/96  1,358,512   1,325,347     1.74
 1,223,677       12       12/31/96  1,252,659   1,153,196     1.61
   985,042       12       12/31/96  1,151,077     980,210     1.29
   898,164       12       11/30/96  1,071,125   1,037,925     1.36
 1,346,541       12       12/31/96  1,369,375   1,221,335     1.47
   626,322        9       12/31/96    952,051     871,501     1.25
        --       --             --  1,184,462   1,129,373     1.28
 1,042,676       12       12/31/96  1,042,713     956,025     1.40
   943,597       11       11/30/96  1,007,724     909,939     1.26
 1,263,889       12       12/31/96  1,241,543   1,080,089     1.53
   875,010       12       12/31/96    936,763     837,251     1.30
 1,514,938       12       12/31/96  1,447,908   1,412,575     2.18
   803,788       12       12/31/96    799,784     746,264     1.32
   757,402       12       12/31/96    860,233     769,273     1.27
        --       --             --    709,534     688,684     1.28
   841,774       12       12/31/96    902,069     824,363     1.38
   644,607       12       12/31/96    833,042     788,512     1.28
   883,599       12       12/31/96    926,345     862,876     1.47
   722,636       12       12/31/96    736,573     682,981     1.32
 1,081,058       12        3/31/97  1,095,077     906,092     1.58
   910,084       12       12/31/96    883,549     808,957     1.53
 1,003,796       12       12/31/96    954,659     816,003     1.33
   799,507       12       12/31/96    846,637     811,712     1.53
   764,781       12       12/31/96    788,757     745,557     1.42
   760,293       12       12/31/96    787,916     719,195     1.34

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 UPFRONT RESERVES (1)                              ONGOING MONTHLY RESERVES
           ----------------------------------------------------------------- ------------------------------------
             REPAIR &                                    ECONOMIC
  96 NOI   REMEDIATION    TI/LC     P&I    ENVIRONMENTAL  RESERVE    TOTAL   REPLACEMENT  TAXES  INSURANCE  TI/LC  SOURCE
---------  ----------- ---------  ------- -------------  -------- ---------  ----------- -----  ---------  ------ ------
 2,333,737  1,317,129   1,350,000      --          --          --  2,667,129     1,778    1/12     1/12     1,500   JPM
 4,832,649         --          --      --          --          --         --        --    1/12     1/12    70,000   MCF
 2,548,363         --          --      --          --          --         --     1,386     N/A      N/A    29,167   JPM
 1,672,774         --          --      --          --          --         --        --    1/12      N/A        --   MCF
 1,885,776         --      25,000      --          --          --     25,000     2,029    1/12     1/12        --    SB
 1,638,851     14,688          --      --     194,250          --    208,938     9,069    1/12     1/12        --   JPM
 1,622,516         --          --      --          --          --         --        --    1/12     1/12        --   MCF
    (3)       171,250          --      --          --          --    171,250     4,640    1/12     1/12        --    SB
 1,541,396     16,000     260,850      --          --          --    276,850        --    1/12     1/12        --   MCF
 1,932,816         --          --      --          --          --         --     3,476    1/12     1/12    10,000   JPM
 2,198,721         --          --      --          --          --         --        --    1/12     1/12        --   MCF
 1,264,720  1,850,000          --      --          --     200,000  2,050,000        --    1/12     1/12        --   MCF
 1,347,643         --          --      --          --          --         --        --    1/12     1/12       833   JPM
 1,255,626         --          --      --          --          --         --        --    1/12     1/12        --   MCF
 1,651,962         --          --      --          --          --         --        --    1/12     1/12        --   MCF
 1,323,610         --          -- 500,000          --          --    500,000     2,230    1/12     1/12    10,000   JPM
 2,358,928     23,750          --      --          --          --     23,750        --    1/12     1/12        --   JPM
   972,157         --          --      --      36,338     500,000    536,338        --    1/12     1/12        --   MCF
 1,606,618     63,100          --      --      10,600          --     73,700        --    1/12     1/12        --   JPM
 1,686,081    128,450          --      --          --          --    128,450    20,877    1/12     1/12        --    SB
 1,775,719         --          --      --          --          --         --     5,352    1/12     1/12        --   JPM
 1,352,884         --          --      --      13,400          --     13,400     4,167    1/12     1/12        --   JPM
   984,890         --          --      --          --          --         --     1,339    1/12     1/12        --    SB
 1,297,421  1,077,000          --      --          --     420,000  1,497,000        --    1/12     1/12        --   MCF
        --         --          --      --          --          --         --     2,350    1/12     1/12        --   JPM
 2,125,042      8,125          --      --          --          --      8,125     1,848    1/12     1/12    21,667   JPM
 1,102,150    337,938     200,088 800,000          --          --  1,338,026     3,750    1/12     1/12     6,250   JPM
   718,787         --     262,500      --          --          --    262,500        --    1/12     1/12        --   MCF
 1,141,928      9,688          --      --          --          --      9,688     7,688    1/12     1/12        --   JPM
        --         --          --      --          --          --         --        --     N/A      N/A        --   MCF
 1,434,761         --          --      --          --          --         --     2,869    1/12     1/12        --   JPM
 1,223,677    111,875          --      --          --          --    111,875     8,625    1/12     1/12        --   JPM
   985,042         --          --      --          --     428,000    428,000        --    1/12     1/12        --   MCF
   898,164         --          --      --          --          --         --        --    1/12      N/A        --   MCF
 1,346,541     10,063          --      --          --          --     10,063        --    1/12     1/12        --    SB
   626,322     42,188          --      --          --          --     42,188        --    1/12     1/12        --   MCF
        --         --          --      --          --          --         --        --    1/12     1/12        --   MCF
 1,042,676     13,375          --      --          --          --     13,375     7,200    1/12     1/12        --    SB
   943,597     13,750      42,500      --          --          --     56,250     3,195    1/12     1/12        --    SB
 1,263,889    175,975          --      --     171,250          --    347,225     3,925    1/12     1/12     9,167   JPM
   875,010         --          --      --          --          --         --        --    1/12     1/12        --   MCF
 1,514,938     35,646          --      --          --          --     35,646        --    1/12     1/12        --   JPM
   803,788         --          --      --         450          --        450        --    1/12      N/A        --   MCF
   757,402         --     100,000      --          --          --    100,000        --    1/12     1/12        --   MCF
        --         --          --      --          --      700,000   700,000        --    1/12     1/12        --   MCF
   841,774         --          --      --          --           --        --     1,472     N/A      N/A        --   JPM
   644,607         --     800,000      --          --           --   800,000        --    1/12     1/12        --   MCF
   883,599      7,813          --      --          --           --     7,813     5,289    1/12     1/12        --   JPM
   722,636     22,000          --      --         450           --    22,450        --    1/12      N/A        --   MCF
 1,081,058    304,000      13,912      --          --           --   317,912     1,837    1/12     1/12        --    SB
   910,084     91,875          --      --          --           --    91,875     6,217    1/12     1/12        --    SB
 1,003,796    256,875          --      --      16,010           --   272,885    11,555    1/12     1/12        --    SB
   799,507     44,106          --      --          --           --    44,106        --    1/12     1/12        --   JPM
   764,781     15,000          --      --          --           --    15,000     3,600    1/12     1/12        --   JPM
   760,293     13,688     250,000      --          --           --   263,688        --    1/12     1/12        --   MCF

                        96 NOI AS
 96 NOI  96 NOI MONTHS   OF DATE    UW NOI   UW CASH FLOW UW DSCR
-------  ------------- ---------  --------- ------------  -------
810,801        12       12/31/96    757,408    688,658      1.43
677,283        12       12/31/96    721,562    619,781      1.25
702,304        12       12/31/96    821,224    735,685      1.36
--             --             --    542,861    534,961      1.15
704,493        12       12/31/96    708,953    690,665      1.18
712,169        12       12/15/96    706,234    665,734      1.47
665,683        12       12/31/96    637,009    560,459      1.21
487,408        12       12/31/96    694,328    599,728      1.38
350,770        12       12/31/96    838,107    693,340      1.51
629,510        12       12/31/96    651,867    586,821      1.23
502,236         9       09/30/96    608,921    586,200      1.35
612,542        12       12/31/96    633,410    615,059      1.42
388,042        12       12/31/96    537,772    480,441      1.16
734,054        12       12/31/96    669,509    648,848      1.57
540,451        12       12/31/96    519,683    500,303      1.26
581,288        12       12/31/96    590,504    544,616      1.43
--             --             --    633,751    576,628      1.37
743,147        12       12/31/96  1,139,141    936,180      2.05
536,833        12       12/31/96    535,408    499,104      1.29
--             --             --    527,154    494,883      1.31
--             --             --    491,261    476,210      1.30
493,067        12       12/31/96    530,586    516,546      1.35
458,100        12       12/31/96    463,827    437,205      1.28
449,031        12       12/31/96    519,235    456,684      1.25
610,222        12       12/31/96    615,420    562,849      1.43
363,154        12       12/31/96    606,351    579,351      1.55
440,053        12       12/31/96    481,007    438,795      1.28
804,002        12       12/31/96    660,842    588,071      1.47
739,514        12       12/31/96    674,199    636,708      1.64
534,759        12       12/31/96    501,864    451,950      1.33
397,983        12       12/31/96    584,297    534,530      1.47
436,773        12       12/31/96    466,161    439,490      1.32
--             --             --    427,153    409,153      1.23
461,314        12       12/31/96    535,715    473,372      1.37
662,959        12       12/31/96    506,766    467,970      1.30
441,971        12       12/31/96    462,520    405,710      1.27
498,103        12       12/31/96    494,896    437,366      1.40
477,368        12       12/31/96    511,575    437,287      1.33
516,271        12       12/31/96    493,395    453,145      1.36
430,473        12       12/31/96    391,576    358,051      1.15
469,970        12       12/31/96    485,101    441,325      1.31
--             --             --    511,296    495,412      1.49
529,262        12       12/31/96    566,704    498,441      1.48
650,309        12       12/31/96    430,325    408,075      1.38
--             --             --    500,350    483,912      1.49

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 UPFRONT RESERVES (1)                                ONGOING MONTHLY RESERVES
         --------------------------------------------------------------------- -----------------------------------
           REPAIR &                                      ECONOMIC
 96 NOI  REMEDIATION   TI/LC     P&I     ENVIRONMENTAL RESERVE FUND    TOTAL   REPLACEMENT  TAXES  INSURANCE TI/LC  SOURCE
-------  ----------- -------  --------- -------------  ------------ ---------  ----------- -----  ---------  ----- ------
810,801         --         --        --         --          --              --    5,729     1/12     1/12       --   MCF
677,283     30,938         --        --         --          --          30,938       --     1/12     1/12       --   MCF
702,304         --         --    50,000         --          --          50,000    1,270     1/12     1/12    8,235   JPM
--              --         --        --         --          --              --       --      N/A      N/A       --   MCF
704,493     19,536    104,000        --         --          --         123,536    1,300     1/12     1/12       --    SB
712,169         --         --        --         --          --              --    3,375     1/12     1/12       --   MCF
665,683         --         --        --         --          --              --    6,875     1/12     1/12       --   JPM
487,408    109,765         --        --         --          --         109,765       --     1/12     1/12       --   JPM
350,770    279,350         -- 1,362,150         --          --       1,641,500       (4)    1/12     1/12    6,714   JPM
629,510     34,688         --        --         --          --          34,688    5,448     1/12     1/12       --   JPM
502,236         --         --        --         --          --              --       --      N/A      N/A       --   MCF
612,542         --         --        --         --          --              --       --     1/12     1/12       --   MCF
388,042      7,875      2,683        --         --          --          10,558       (4)    1/12     1/12    2,683   JPM
734,054         --         --        --         --          --              --       --     1/12     1/12       --   JPM
540,451         --         --        --         --          --              --       --     1/12     1/12       --   MCF
581,288    102,500         --        --         --          --         102,500    3,834     1/12     1/12       --    SB
--          63,975         --        --         --          --          63,975      621     1/12     1/12    4,139    SB
743,147    230,269         --        --         --          --         230,269       --     1/12     1/12       --    SB
536,833     21,148     50,000        --         --          --          71,148    2,195     1/12     1/12      833    SB
--              --         --        --         --          --              --       --      N/A      N/A       --   MCF
--              --         --        --         --          --              --       --      N/A      N/A       --   MCF
493,067      4,375         --        --         --          --           4,375       (4)    1/12     1/12       --   JPM
458,100    101,875         --        --         --          --         101,875    2,219     1/12     1/12       --    SB
449,031    104,750         --        --         --          --         104,750    2,833     1/12     1/12    2,379    SB
610,222     17,125         --        --         --          --          17,125    1,278     1/12     1/12      833   JPM
363,154      6,690         --        --         --          --           6,690    2,250     1/12     1/12       --    SB
440,053         --         --        --         --          --              --       --     1/12     1/12       --   MCF
804,002      2,688         --        --         --          --           2,688    6,059     1/12     1/12       --    SB
739,514     19,530         --        --         --          --          19,530    1,145     1/12     1/12    2,034   JPM
534,759     44,063         --        --         --          --          44,063      949     1/12     1/12    2,811   JPM
397,983     28,150         --        --         --          --          28,150    5,373     1/12     1/12       --    SB
436,773     84,375         --        --         --          --          84,375    2,223     1/12     1/12       --    SB
--              --         --        --         --          --              --       --      N/A     1/12       --   MCF
461,314         --         --        --         --          --              --    1,008     1/12     1/12    1,250   JPM
662,959         --         --        --      7,500          --           7,500       --     1/12     1/12       --   MCF
441,971     73,062         --        --         --          --          73,062    4,791     1/12     1/12       --    SB
498,103      9,867     90,000        --         --          --          99,867    1,025     1/12     1/12    3,308    SB
477,368     18,238         --        --         --          --          18,238       --     1/12     1/12       --   MCF
516,271      4,662         --        --         --          --           4,662      777     1/12     1/12    2,500    SB
430,473      1,875         --        --         --          --           1,875    3,415     1/12     1/12       --   JPM
469,970         --         --        --         --          --              --       --     1/12     1/12       --   MCF
--              --         --        --         --          --              --       --      N/A      N/A       --   MCF
529,262      2,875         --        --         --          --           2,875    1,431     1/12      N/A      833   JPM
650,309     58,158         --        --         --          --          58,158    1,854     1/12     1/12       --    SB
--              --         --        --         --          --              --       --      N/A      N/A       --   MCF

                                                                       ANNEX B

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1997-C5 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex B have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

Mortgage Pass-Through Certificates

(Issuable in Series)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "Mortgage Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series;
(vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                      (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

SEPTEMBER 8, 1997

                                           (continued from the preceding page)

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

   The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Primary Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Pooling and Servicing Agreement and one or more Servicing Agreements, or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                              TABLE OF CONTENTS

                                                                 PAGE
                                                               --------
Prospectus Supplement.........................................      3
Available Information.........................................      3
Incorporation of Certain Information by Reference ............      5
Summary of Prospectus.........................................      6
Risk Factors..................................................     14
Description of the Trust Funds................................     22
Use of Proceeds...............................................     28
Yield Considerations..........................................     28
The Depositor.................................................     31
Description of the Certificates...............................     32
Description of the Agreements.................................     39
Description of Credit Support.................................     55
Certain Legal Aspects of the Mortgage Loans and the Leases ...     57
Certain Federal Income Tax Consequences.......................     72
State Tax Considerations......................................     97
ERISA Considerations..........................................     97
Legal Investment..............................................     99
Plan of Distribution..........................................    100
Legal Matters ................................................    101
Financial Information.........................................    101
Rating........................................................    101
Index of Principal Terms......................................    102

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other shall the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Commission.

   To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

   A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance."

   The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either
(i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Secretary. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in Series (the "Certificates").

Depositor .....................  J.P. Morgan Commercial Mortgage Finance
                                 Corp., an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. See "The Depositor."

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer ..............  The special servicer (the "Special
                                 Servicer"), if any, for each Series of
                                 Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Primary Servicer ..............  The primary servicer (the "Primary
                                 Servicer"), if any, for each Series of
                                 Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Trustee .......................  The trustee (the "Trustee") for each Series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements--The Trustee."

The Trust Assets ..............  Each Series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

  (a) Mortgage Assets .........  The Mortgage Assets with respect to each
                                 Series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other person specified in the related Prospectus Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the "Multifamily Properties") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                 To the extent described in the related
                                 Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                 Funds--Mortgage Loans--Leases" and "Risk
                                 Factors--Limited Assets" herein.

                                 The Mortgaged Properties may be located in or outside the United States. All Mortgage Loans will have original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                 Each Mortgage Loan may provide for no
                                 accrual of interest or for accrual of
                                 interest thereon at an interest rate (a
                                 "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the

                                 Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

  (b) Collection Accounts .....  Each Trust Fund will include one or more accounts established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Distribution Account and Other Collection Accounts."

  (c) Credit Support ..........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

  (d) Cash Flow Agreements ....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See "Description of the Trust Funds--Cash Flow Agreements."

Description of Certificates ...  Each Series of Certificates evidencing an interest in a Trust Fund that includes
                                 Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. The Mortgage Loans shall be serviced pursuant to a pooling and servicing agreement and a servicing agreement. Pooling and servicing agreements, servicing agreements and trust agreements are referred to herein as the "Agreements." Each Series of Certificates will include one or more classes. Each Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on Certificates .  Each Series of Certificates will consist of one or more classes of Certificates that may
                                 (i) provide for the accrual of interest
                                 thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively,

                                 "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
                                 (iii) be entitled to principal
                                 distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
                                 Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest
                                 Certificates"); (v) provide for
                                 distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

  (a) Interest ................  Interest on each class of Offered
                                 Certificates (other than Stripped Principal
                                 Certificates and certain classes of Stripped
                                 Interest Certificates) of each Series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. Stripped Principal Certificates with no stated Pass-Through Rate will not accrue interest. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields," "Yield Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates."

  (b) Principal ...............  The Certificates of each Series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

Advances ......................  Unless otherwise provided in the related
                                 Prospectus Supplement, the Primary Servicer, the Special Servicer or the Master Servicer (each, a "Servicer") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund which it deems recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any "Series," each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

Termination ...................  If so specified in the related Prospectus
                                 Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates ... If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the Certificates . The Certificates of each Series will constitute either (i) "regular interests"
                                 ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Code, or
                                 (ii) interests ("Grantor Trust
                                 Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

  (a) REMIC ...................  REMIC Regular Certificates generally will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                 The Offered Certificates will be treated as
                                 (i) "loans" within the meaning of the assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  (b) Grantor Trust ...........  If no election is made to treat the Trust
                                 Fund relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interest in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ..........  A fiduciary of an employee benefit plan or certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities and Keogh plans, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code and investment managers of a collective investment fund or separate account in which such plans, accounts, annuities or arrangements are invested, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Certificates--General" and "ERISA Considerations."

Legal Investment ..............  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At the date of issuance, as to each Series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

   Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

   The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warranting Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

   Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Trust Master Collection Account, Trust Primary Collection Account and Trust REO Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

   Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such "Series." Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

   The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

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
   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

   If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

   Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

   To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

   Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the

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
downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a percent value basis,

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
after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental
Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

RISKS ASSOCIATED WITH MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans which are different and additional to those associated with similar properties in the United States including restrictions on enforcement of the rights of the holder of the related Mortgage Notes, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

   Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently finalized regulations provide that REMIC residual interests cannot be marked to market. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

   The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "Underlying CMBS." Mortgage Loans and CMBS are sometimes referred to herein as "Mortgage Assets." No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS has been registered under the Securities Act of 1933, as amended. The Mortgage Assets will not be guaranteed or insured by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Sellers"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

   Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

General

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

   To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

   To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

   Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

   The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the

Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

   Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

   Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "CMBS Agreement"). A seller (the "CMBS Issuer") and/or servicer (the "CMBS Servicer") of the underlying Mortgage Loans (or Underlying CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

   Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

   The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS,
(x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

   Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Distribution Account and Other Collection Accounts."

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

   If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

   Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

   The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

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
PAYMENTS OF PRINCIPAL; PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such "Series." Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related "Series."

   If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

   Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

   The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

   The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

Single Mortgage Loan or Single Mortgagor

   The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

                                THE DEPOSITOR

   J.P. Morgan Commercial Mortgage Finance Corp., the Depositor, is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.

  The Depositor does not have, nor is it expected in the future to have, any significant assets.

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                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or
(vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

   Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

   Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

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
AVAILABLE DISTRIBUTION AMOUNT

   All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

     (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

     (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

   The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

   To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any Series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

   Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such

    Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during the related Due Period;

     (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

   In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

   Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

   The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

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   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                        DESCRIPTION OF THE AGREEMENTS

   The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, unless otherwise specified in the Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement,

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
unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. Unless otherwise specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

   At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Sellers or any other prior holder of the Whole Loan.

   The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any

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
such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

   If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

   With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warranting Party, if other than the Depositor, shall be an Asset Sellers or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan.

   Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

   Unless otherwise provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor.

   As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

   Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

   Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

   Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

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
ACCOUNTS

General

   Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Accounts"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds on Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

Deposits

   Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer will deposit or cause to be deposited in an Account on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Primary
Servicer:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (v) any amounts representing Prepayment Premiums;

     (vi) any amounts received from a Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

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
   Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

Withdrawals

   A Servicer may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

     (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

     (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

     (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

     (v) unless otherwise provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

     (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

   If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

Distribution Account

   Unless otherwise specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts

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for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Distribution Account"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

     (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

     (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Sellers or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

     (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

   The Trustee may, from time to time, unless otherwise provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

Other Collection Accounts

   Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

Primary Servicer

   The Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

   Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Primary Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

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
Master Servicer

   The Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Special Servicer

   A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "Servicing Transfer Event") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Primary Servicer to the Special Servicer:

     (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

     (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

     (c) the receipt by the Primary Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

     (d) the Master Servicer or the Primary Servicer determines that a payment default is imminent,

     (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

     (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

   The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

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
   Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

   The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

   The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust
Fund), that:

     (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

     (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

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   If the Trust Fund acquires title to any Mortgaged Property, the Special
Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

   The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

   If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

   If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Primary Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Primary Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Primary Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain

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identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   The Agreements for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

   In addition, to the extent required by the related Mortgage, the Primary Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

   If so specified in the related Prospectus Supplement, the Primary Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Primary Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Primary Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Primary Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft

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or other intentional misconduct of the officers, employees and agents of such
Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

   The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

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   Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

   Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

   The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

   Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

   Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

   Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

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EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 Days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request

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upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

   As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.

AMENDMENT

   Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

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CERTAIN MATTERS REGARDING THE TRUSTEE

   Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

   Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

   If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy

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of any such material instrument for a Series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

   Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

   If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed

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to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

   The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Sellers will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

   Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

   Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

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COOPERATIVE LOANS

   If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

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FORECLOSURE

General

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

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Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

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   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

Rights of Redemption

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

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Anti-Deficiency Legislation

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

   Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

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Cooperative Loans

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

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   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

   If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the

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alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

   In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of

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substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged
Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

   Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

   Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

   Whether actions taken by a lender would constitute such participation in the management of a facility or property, so that the lender loses the protection of this "second creditor exclusion," has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental

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compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

   The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage

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Loan, whether due to actions of the Mortgagor, the Master Servicer, the
Primary Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

   A "Disqualifying Condition" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

   "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

   In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

   Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may

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provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

   Unless otherwise specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood llp will deliver an opinion to the Depositor that the information set forth under this caption, "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

   The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

   If a REMIC election is not made, Brown & Wood llp will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

   Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the

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entire income from the Mortgage Loans in the Trust Fund represented by
Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

   Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood llp will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

   Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code.

   Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

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   Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

   Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's

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stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

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B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

  1. Stripped Bonds and Stripped Coupons

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

   Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

   It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

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   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

   Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

  2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

   Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain

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loan origination fees. The stated redemption price at maturity of a Mortgage
Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

   Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

  3. Grantor Trust Certificates Representing Interests in ARM Loans

   The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance

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under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

   Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

   Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

   Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

   The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source

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of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

   The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

   The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood llp will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

   A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

   In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the

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REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

   Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

   Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

   Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

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   In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

   Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment

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Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

   The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for the purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the REMIC Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

   Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID

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accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

   The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

   Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

   In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

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   Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

   Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and
(b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

   A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later

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than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

   On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

   Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

   Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the

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seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

   Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

   The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

   The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

   Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

   Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that

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are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "--Taxation of Owners of REMIC Residual Certificates" below.

   Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

   Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

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B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

   A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

   A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

   Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage

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Assets may differ from the time of the actual loss on the Mortgage Asset. The
REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

   Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be

                               90
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allocated, under temporary Treasury regulations, among the REMIC Regular
Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

   In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

   Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

   With respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

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   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

   Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

   Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source

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other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

   In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Sellers' obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Sellers, as the case may be, out of its own funds or (ii) the Sellers' obligation to repurchase a Mortgage Loan, such tax will be borne by the Sellers. In the event that such Master Servicer, Trustee or Sellers, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

   If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

   The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

   Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

   Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.

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The REMIC does not intend to register as a tax shelter pursuant to Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

   Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS NON-U.S. PERSONS

   Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

   REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit

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
is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

   In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

   Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

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
   Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

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
                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

   Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

   The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

   Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

   The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

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Availability of Underwriter's Exemption for Certificates

   Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

   General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

     (4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

   Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

   Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

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                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

   In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

   If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

   Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a special percentage of the investors' assets.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

   The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

   Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of Offered Certificates, JPMSI will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that JPMSI elects to purchase Offered Certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

   The Depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, JPMSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each Series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                LEGAL MATTERS

   Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood llp, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           INDEX OF PRINCIPAL TERMS

1986 Act ................................... 77
Accounts ................................... 43
Accrual Certificates ....................... 10, 32
accrual period ............................. 83
Accrued Certificate Interest ............... 33
ADA ........................................ 71
Agreements .................................  9
Amortizable Bond Premium Regulations ....... 74, 86
Applicable Amount .......................... 91
ARM Loans .................................. 25, 77
Asset Conservation Act ..................... 67
Asset Sellers .............................. 22
Available Distribution Amount .............. 33
Balloon Mortgage Loans ..................... 17
Bankruptcy Code ............................ 63
Beneficial Owners .......................... 38
Book-Entry Certificates .................... 32
Cash Flow Agreement ........................  9, 28
Cash Flow Agreements .......................  1
Cede .......................................  4, 38
CERCLA ..................................... 19, 67
Certificate ................................ 39
Certificate Balance ........................  9, 34
Certificateholder .......................... 38
Certificateholders ......................... 21
Certificates ...............................  6
Closing Date ............................... 82
CMBS .......................................  1, 6, 22
CMBS Agreement ............................. 26
CMBS Issuer ................................ 26
CMBS Servicer .............................. 26
CMBS Trustee ............................... 26
Code ....................................... 12
Commercial Loans ........................... 22
Commercial Properties ......................  7, 22
Commission .................................  3
Contingent Regulations ..................... 83
Contributions Tax .......................... 93
Cooperative ................................ 59
Cooperative Loans .......................... 59
Cooperatives ............................... 22
Covered Trust .............................. 18, 55
CPR ........................................ 30
Credit Support .............................  1, 8, 27
Crime Control Act .......................... 72
Cut-off Date ............................... 11
daily portions ............................. 83
Debt Service Coverage Ratio ................ 23
Deferred Interest .......................... 79
Definitive Certificates .................... 32, 39
Depositor .................................. 22
Determination Date ......................... 32
Disqualifying Condition .................... 69

                                      102

Distribution Account ....................... 45
Distribution Date .......................... 10
DTC ........................................  4, 38
Environmental Hazard Condition ............. 68
Equity Participations ...................... 26
ERISA ...................................... 13, 97
excess servicing ........................... 76
Exchange Act ...............................  4
Exemption .................................. 98
FDIC ....................................... 43, 99
Grantor Trust Certificates ................. 12
Hazardous Materials ........................ 69
Indirect Participants ...................... 38
Insurance Proceeds ......................... 43
IRS ........................................ 74, 83
JPMSI ..................................... 100
Labor ...................................... 97
L/C Bank ................................... 56
Lease ......................................  3,  7
Lease Assignment ...........................  1
Legislative History ........................ 78
Lessee .....................................  3,  7
Liquidation Proceeds ....................... 43, 45
Loan-to-Value Ratio ........................ 25
Lock-out Date .............................. 26
Lock-out Period ............................ 26
Mark-to-Market Regulations ................. 90
Master REMIC ............................... 81
Master Servicer ............................  6
Model Law .................................. 99
Mortgage Assets ............................  1, 22
Mortgage Interest Rate .....................  7, 26
Mortgage Loans .............................  1, 6, 22
Mortgage Notes ............................. 22
Mortgaged Properties .......................  7
Mortgages .................................. 22
Mortgagor .................................. 57
Multifamily Loans .......................... 22
Multifamily Properties .....................  7, 22
NCUA ....................................... 99
Net Operating Income ....................... 24
Nonrecoverable Advance ..................... 35
Offered Certificates .......................  1
OID ........................................ 73, 74
OID Regulations ............................ 74
Originator ................................. 22
OTS ........................................ 99
Participants ............................... 38
parties in interest ........................ 97
Pass-Through Rate ..........................  9, 33
Payment Lag Certificates ................... 87
Permitted Investments ...................... 43
Plans ...................................... 97
Policy Statement ........................... 99
pre-issuance accrued interest .............. 87

                                      103

Prepayment Assumption ..................... 78
Prepayment Premium ........................ 26
Primary Servicer ..........................  6
Prohibited Transactions Tax ............... 92
Purchase Price ............................ 42
qualified mortgage ........................ 80
Rating Agency ............................. 13
RCRA ...................................... 68
Record Date ............................... 32
Refinance Loans ........................... 25
Related Proceeds .......................... 35
Relief Act ................................ 71
REMIC ..................................... 12
REMIC Certificates ........................ 80
REMIC Regular Certificateholders .......... 81
REMIC Regular Certificates ................ 12, 80
REMIC Regulations ......................... 72
REMIC Residual Certificateholder .......... 88
REMIC Residual Certificates ............... 12,  80
Restricted Group .......................... 98
Retained Interest ......................... 50
RICO ...................................... 72
Senior Certificates .......................  9,  32
Series ....................................  1, 15, 30
Servicer .................................. 11
Servicing Standard ........................ 45
Servicing Transfer Event .................. 46
SMMEA ..................................... 99
SMMEA Certificates ........................ 99
Special Servicer ..........................  6
Specially Serviced Mortgage Loan .......... 46
Stripped ARM Obligations .................. 79
Stripped Bond Certificates ................ 76
Stripped Coupon Certificates .............. 76
Stripped Interest Certificates ............ 10,  32
Stripped Principal Certificates ........... 10,  32
Subordinate Certificates .................. 10,  32
Subsidiary REMIC .......................... 81
Super-Premium Certificates ................ 82
Title V ................................... 70
Trust Assets ..............................  3
Trust Fund ................................  1
Trustee ...................................  6
UCC ....................................... 38
Underlying CMBS ........................... 22
Underlying Mortgage Loans ................. 22
U.S. Person ............................... 79
Value ..................................... 25
Voting Rights ............................. 21
Warranting Party .......................... 14,  41
Whole Loans ............................... 22

                            Mortgage Loan Schedule
                           Dated September 12, 1997
        J.P. Morgan & Co., Prudential Securities Inc., Smith Barney Inc.

                  J.P. Morgan Commercial Mortgage Finance Corp.


                                  Mortgage
                          Pass-Through Certificates

                               Series 1997-C5

                        1997C5.xlw (Microsoft Excel)
                              1997C5.wk4 (Lotus)
















The attached diskette contains two spreadsheet files (the "Spreadsheet Files") that can be put on a user-specified hard drive or network drive. These two files are "1997C5.XLW" and "1997C5.WK4". The file "1997C5.XLW" is a Microsoft Excel 1, Version 4.0 spreadsheet, and the file "1997C5.WK4" is a Lotus 123 1, Version 4.01 Spreadsheet. Each file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the
Prospectus Supplement and in Annex A to the Prospectus Supplement. Defined terms used in the Spreadsheet Files but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet Files are subject to the same limitations and qualifications contained in this Prospectus Supplement. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet Files.



--------------------
1 Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Developement Corporation, respectively.

                                  Disclaimer

Additional information is available upon request. Information herein is believed to be reliable but neither the Depositor nor the Underwriters warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. Any description of the Mortgage Loans contained herein supersedes any previous collateral information and will be superseded by the final prospectus relating to the Offered Certificates. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the Offered Certificates without the accompanying prospectus. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the Offered Certificates. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans.

By accepting and using this information, you hereby agree to the following terms and conditions. These materials are provided for information purposes only and any use for other purposes is disclaimed. The information contained herein is provided "as is" and all expressed or implied warranties and representations of any kind with regard to the information are hereby disclaimed, including, but not limited to, warranties of merchantability or fitness for a particular purpose or warranties as to any results to be obtained from any use of the information or any information derived from the information. The information is intended solely for your internal use and may not be distributed in any form to any third party without the accompanying prospectus. Neither the Depositor nor the Underwriters guarantees the timeliness, accuracy or completeness of the information. In no event shall the Depositor or any of the Underwriters be liable for any use by any party of, any decision made or action taken by any party in reliance upon, or for any inaccuracies, errors in, or omissions of, the information. Neither the Depositor nor the Underwriters shall be liable (in contract, tort or otherwise) for any ordinary, direct, indirect, consequential, incidental, special, punitive or exemplary damages in connection with your use of the information contained herein, even if any such person has been apprised of such use or the likelihood of such damages occurring.

  LOAN
 NUMBER   FOOTNOTES    LOAN ID             PROPERTY NAME                      PROPERTY ADDRESS                PROPERTY CITY
 ------   ---------    -------             -------------                      ----------------                -------------
    1                       396   The Spectrum at Reston Town Center   Reston Parkway                       Reston
    2                 940905571   79 Madison Avenue                    79 Madison Avenue                    New York
    3                       432   Capital Office Park VI               6406 Ivy Lane                        Greenbelt
    4                 940905686   I-90 Preston Industrial Park         8110-8180 304th Ave. S.E.            Preston
    5                    229999   Los Colobos Shopping Center          Los Colobos Avenue                   Carolina
    6                       438   Old Salem Village Apartments         3306 Culmore Court                   Falls Church
    7                 940906238   Southgate Square                     24-690 Southpark Boulevard           Colonial Heights
    8        (3)        7200000   Hoboken Portfolio                    Various                              Hoboken
    9                 940906983   Miramar Metroplex-Phase II           7380-7480 Miramar Road and 7630      San Diego
                                                                       Carroll Road
   10                       435   The Rotunda                          711 West 40th Street                 Baltimore
   11                 940906397   Starks Office Building               455 South Fourth Avenue              Louisville
   12                 940906022   The Exchange                         116-126 North Maryland Avenue &      Glendale
                                                                       134-210 East Wil
   13                       391   Crosstown Plaza Shopping Center      WC N. MIlitary Trail & Community     West Palm Beach
                                                                       Drive
   14                 940906142   Club Pacifica RSD                    12191 Cuyamaca College Drive         Rancho San Diego
   15         *       940905392   Terra Nova Shopping Center           300 - 386 East H Street              Chula Vista
   16                       401   Point Richmond Technology Center     1001 & 1003 West Cutting Blvd.       Point Richmond
   17                       392   Palm Springs Hilton                  400 E. Tahquitz Canyon Way           Palm Springs
   18                 940905088   Palomar Oaks Technology Park         6349 & 6359 Paseo DelLago & 1939,    Carlsbad
                                                                       1945, 1949 & 1
   19                       422   Mesa Verde Apartments                14-19 90th Street                    Jackson Heights
   20                    759901   Hilton Hotel and Resort              17120 Gulf Boulevard                 North Reddington Beach
   21                       452   Bay View Mobile Home Community       5100 Coe Ave.                        Seaside
   22                       455   Rego Park Nursing Home               111-26 Corona Ave.                   Flushing
   23                   4520907   Brentwood Plaza Shopping Ctr.        1595-1659 Route 23 South             Wayne
   24                 940905472   Cary Village Square                  Maynard Rd. and Cary Towne Blvd.     Cary
   25                       457   BrandsMart, USA                      4320 NW 167th St.                    Miami
   26                       428   Salina Meadows Office Park           220 Salina Meadows & 301 Plainfield  Salina
   27                       400   Cress Creek Square Shopping Center   790 Royal St. George Drive           Naperville
   28                 940906984   Miramar Metroplex - Phase III        7310 Miramar Rd.                     San Diego
   29                       151   Fountain Village Apartments          135 South Kolb                       Tucson
   30                 940906107   Best Buy                             21601 Victory Boulevard              Canoga Park
   31                       394   Park Vista at Morningside Health     2525 & 2527 N. Brea Boulevard        Fullerton
                                  Care Ctr
   32                       202   Sunset Lake Apartments               1610 Sunset Avenue                   Waukegan
   33                 940904179   American Financial Center No. 5      2400 Louisiana Blvd. NE              Albuquerque
   34                 940906134   Springs at North Mesa                262 East Brown Road                  Mesa
   35                   4150303   Hawthorne Suites Hotel               10 Westminster Way Road              Lincolnshire
   36                 940906719   Aspen Place Apartments               2700 Indian Creek Blvd.              Oklahoma City
   37                 940906472   Professional Hospital Supply         Zevo Drive and Diaz Road             Temecula
                                  Building
   38                   1610303   Holiday Gardens Apartments           2502 Independence Lane               Madison
   39                   2640101   Clark Industrial Park                10-25 Walker Way                     Colonie
   40                       372   Broadway-Webster Medical Plaza,      3300 Webster Street                  Oakland
                                  Ltd.,L.P.
   41                 940906196   Riverpark Apartments                 7803 South Wheeling Avenue           Tulsa
   42                       413   Liberty Commons Nursing Home         390 Orleans Road                     North Chatham
   43                 940904934   Autumn Breeze Apartments             1679 South Highway 121               Lewisville
   44                 940906603   Riverview Mall                       2350 Miracle Mile Road               Bullhead City
   45                 940906639   Westminster Tower Apartments         112th Street South & Park Avenue     Tacoma
   46                       427   Gateway Square Shopping Center       4801-4899 Hopyard Road               Pleasanton
   47                 940905991   West Oaks Village Shopping Center    14017 Westheimer Road                Houston
   48                       283   In The Pines Apartments              205 S.E. 16th Avenue                 Gainesville
   49                 940904936   Woodlands of Arlington               2800 Lynnwood Drive                  Arlington
   50                   4930404   The Tiffany Buildings                393 & 401 Fifth Avenue               New York
   51                   1910303   The Willows Apartments               3511 Roma Lane                       Middleton
   52                   2750303   Quality Inn - Holland Tunnel         180 12th Street                      Jersey City
   53                       382   Pillsbury Manor, North, South &      1530 Williston Rd. & 20 Harbor Rd.   South Burlington
                                  Gazebo
   54                       445   Brookstone Apartments                1401 North Lamb Boulevard            Las Vegas
   55                 940905349   I-10 Gessner Place Shopping Center   1003- 1037 N Gessner                 Houston
   56                 940906494   The McCallum Glen Apartments         7740 McCallum Blvd.                  Dallas
   57                 940907030   Carriage Park Shopping Center        535 - 650 N. Carriage Pkwy.          Wichita
   58                       406   2400 Stevens Center                  2400 Stevens Blvd                    Richland
   59                 940906575   DuPont Building                      6200 Hillcrest Drive                 Valley View
   60                   6220607   Home Base                            1050 Old Alturas Road                Redding
   61                 940906496   Timbercreek Apartments               6816 South 137th Plaza               Omaha
   62                       315   Creekwood Apartments                 2600 Camp Creek Parkway              College Park
   63                       143   Heritage Park Apartments             3045 N. Alton                        Indianapolis
   64        (4)            430   Belmont Warehousing Complex          217 S. Belmont Avenue                Indianapolis
   65                       301   The Lodges Apartments                8307 Meadow Road                     Dallas
   66                 940905635   The LAM Research Corporation         4540 Cushing Prwy                    Fremont
   67                 940903938   Silvergate San Marcos Retirement     1550 Security Place                  San Marcos
                                  Residence
   68      (4), *           425   Hillside Shopping Center             7253 E. Silver Spring Blvd           Ocala
   69                       395   Beechwood Manor                      24600 Greater Mack                   St. Clair Shores
   70                 940906168   Villa Pacifica Apartments            18400 Lemon Drive                    Yorba Linda
   71                   1810303   Sunrise Heights Apartments           5405 Century Avenue                  Middleton
   72                   3830905   Chestnut Ridge Plaza                 102 Chestnut Ridge Road              Montvale
   73                   3050303   Best Western                         2261 East Irlo Bronson Highway       Kissimmee
   74                   4420807   Mallow Mall Shopping Center          1050 Mall Road                       Covington
   75                 940905711   Stillwater Marketplace Shopping      1980 - 2080 Market Drive             Stillwater
                                  Center
   76                 940905721   500 Maryland Avenue                  500 Maryland Avenue                  Fort Washington
   77        (4)            433   The Palms of Lake Worth              4905 Lantana Road                    Lake Worth
   78                   5310909   Chase Terrace Apartments             21450 Chase Street                   Canoga Park
   79                   5020303   Stanley Station Shopping Ctr.        U.S. 69 & 151st Street               Overland Park
   80                       416   Elden Plaza                          150 Elden Streeet                    Herndon
   81                   5480707   Palisade Nursing Center              6819 JFK Memorial Blvd. East         Guttenberg
   82                 940906982   Miramar Metroplex - Phase I          8909, 8949, 8969 Kenamar Drive       San Diego
   83                   3650303   Days Inn - East                      11639 East Colonial Drive            Orlando
   84                       380   Bally's Scandinavian Health Club     501 Village Boulevard                West Palm Beach
   85                       390   Honey Creek Village Shopping Center  Highway 20 & Honey Creek Road        Conyers
   86                   5780107   Cedars of Liberty                    200 West Ruth Ewing Road             Liberty
   87                   6310707   Raintree Village Apartments          8 Raintree Circle                    Brockton
   88                 940906614   Willow Springs Apartments            3240 S.W. Doyle Place                Aloha
   89                       448   Sullivan's Lumber Yard               NE Corner of Oracle & Pastime Rd.    Tucson
   90                 940905567   The Sunset in Green Valley Shopping  4451 East Sunset Road                Henderson
                                  Center
   91                   3310505   Creekwood Apartments                 301 North 70th Terrace               Kansas City
   92         *         6920000   Harvey Oaks Plaza                    14410-141632 West Center Road        Omaha
   93                 940905888   Federal East Plaza Shopping Center   12008 I-10 East                      Houston
   94                   2420801   Villa Santini Plaza                  7205 Estero Blvd.                    Fort Myers
   95                       453   Montecito Apartments                 4341 N. 24th St.                     Phoenix
   96                 940906208   The Willo-Wick Gardens               6880 West Fairfield Drive            Pensacola
   97                 940905405   JumboSports                          7848 County Line Rd.                 Littleton
   98                       409   Clopper II Research & Development    2 & 8 Metropolitan Court             Gaithersburg
   99                   6510907   Leffingwell Manor                    11410 Santa Gertrudes Avenue         Whittier
  100                 940905403   JumboSports                          7500 South Priest Drive              Tempe
  101        (5)        6650909   Holiday Inn Express                  5455 Winward Parkway West            Alpharetta
  102        (6)            460   Best Western Midway Hotel            780 Packer Dr.                       Ashwaubenon
  103        (4)            442   Eastern Parkway Apartments           276-336 Eastern Parkway              Irvington
  104                 940905534   Arlington Farms Apartments           1800 Primrose                        Waco
  105                       429   Midtown Promenade, Phase II          931 Monroe Drive, NE                 Atlanta
  106                       397   Roseville Professional Center        2233 N. Hamline Avenue               Roseville
  107                       410   Shady Grove Industrial Park - Bldgs. 8501, 8517, 8705 Grovemont Circle    Gaithersburg
                                  A,B,&D
  108        (7)            399   Holiday Inn Express - Mesa, AZ       5750 East Main Street                Mesa
  109                       419   Cisco Systems Building               225 Baypoint Parkway                 San Jose
  110                       381   Bally's Scandinavian Health Club     21069 Military Trail                 Boca Raton
  111                       389   Airport Plaza                        1755 East Plumb Lane                 Reno
  112                   1139901   Harrington Place                     1700 Alma Drive                      Plano
  113                   7740109   Orange Commons Industrial            50 South Center Street               Orange
  114                       451   Summerset at International Crossing  5900 Cass Del Rey Circle             Orlando
  115        (4)            377   Independence Tower Building          4801 E. Independence Blvd.           Charlotte
  116                       379   21021 Vanowen Street                 21021 Vanowen Street                 Canoga Park
  117                       317   Woodbridge Court Apartments          7050 Pecos Street                    Westminster
  118                 940907003   Sacramento Center Phase II           8790 - 8796 Sacramento Drive         Alexandria
  119                 940904915   The Oaks Apartments                  305 Hobbs Road                       League City
  120                    529901   Temple Terrace Shopping Center       8805-8825 N. 56th Street             Temple Terrace
  121                 940905667   Plaza Del Lago                       3400 - 3480 Del Lago Boulevard       Escondido
  122                       446   Huntington Park Apartments           1027 21st Avenue NE                  Hickory
  123                 940906938   Southlake Tech Center #7             11227 Lakeview                       Lenexa
  124                 940905920   Northbridge Plaza                    5700-5800 Frantz Road                Dublin
  125                   5210909   Villa La Paloma Apartments           7722 Reseda Boulevard                Reseda
  126                       423   Holiday Inn-Las Cruces               201 E. University Avenue             Las Cruces
  127                       384   Appletree Townhome Apartments        2328 Cambellton Road SW              Atlanta
  128        (8)        3730901   Newberry Building                    19 -27 Congress Street               Portsmouth
  129                       450   Best Western - Cedar Point           US 6 Highway, 1530 Cleveland Rd.     Sandusky
  130         *          682909   Empire Park Shopping Center          108th and "Q" Street                 Omaha
  131                       444   The Corporate Apartments             2805 N.E. Expressway Access RD.      Atlanta
  132                   2050303   Knights Inn                          7475 W. Irlo Bronson Memorial        Kissimmee
  133                       393   Portec Building                      3200 Como Avenue                     Minneapolis
  134                   2520404   123 - 127 Lafayette Street           123 Lafayette Street                 New York
  135                 940906562   Security Shopping Center             Northwest Corner of Main Street      Colorado Springs
                                                                       and Security Bou
  136                 940904937   Cedar Creek Townhomes                5650 Bellaire Drive                  Benbrook
  137                   1710303   Nakoma Heights Apartments            4929 Chalet Gardens Road             Madison
  138                 940903161    Hills Plaza                         2400- 2412 Seneca Street             Buffalo
  139                   3550303   Days Inn Monroeville                 2727 Mosside Boulevard               Monroeville
  140                 940906536   JumboSports                          6635 Northeast Loop 820              North Richland Hills
  141                   2310303   Alhambra Apartments                  101 Alhambra Place                   Madison
  142                       408   Arriba En Blanco Apartments          5200 Blanco Road                     San Antonio
  143                 940905875   Matley Plaza                         961 Matley Lane                      Reno
  144                   3150101   Holiday Inn                          3499 Street Road                     Bensalem
  145                   1220404   Town Line Center                     664-666 Main Avenue                  Norwalk
  146                 940907100   Cloverly Village Center              15410-40 New Hampshire Avenue        Cloverly
  147                 940905895   77 Moonachie Avenue                  77 Moonachie Avenue                  Moonachie
  148                       383   Villa Cascade Nursing Home           350 S. Eighth Street                 Lebanon
  149         *       940906860   9021 Snowden Square Drive            9021 Snowden Square Drive            Columbia
  150                   4820907   Glendale Retail Center               130 - 144 North Central Avenue       Glendale
  151                       439   Westgate Shopping Center             2250 Highland Avenue                 Enterprise
  152                 940905992   Rancho Temecula Center               27713 - 27725 Jefferson Ave.         Temecula
  153                 940906541   JumboSports                          11100 North Central Expressway       Dallas
  154        (6)            374   Comfort Suites Hotel                 1558 N. Main St.                     Altavista
  155                 940906516   Battenkill Plaza                     Route 7A                             Manchester
  156                 940906842   Valencia - Y Shopping Center         2510-2540 Main Street                Los Lunas
  157        (4)            431   Ranch Auto Center                    9550 N. 90th Street                  Scottsdale
  158                 940905683   International Common Market          771 Bell Rd.                         Nashville
  159                       378   Prince Georgetown Apartments         6201-6399 67th Court                 Riverdale
  160                       133   Sunrise Village Shopping Center      5420-5500  St. Barnabas Road         Oxon Hill
  161                 940902128   2316 Surf Avenue                     2316 Surf Avenue                     Brooklyn
  162                       436   John Hanson Business Center          339 Busch's Frontage Road            Annapolis
  163                   1510303   The Villas at Countryside            3771 Tampa Road                      Oldsmar
  164                    310101   Park Clayton Apartments              6605-25 Clayton Avenue               St. Louis
  165                   4720907   Atlantic Plaza Shopping Center       271 - 289 S. Atlantic Blvd.          E. Los Angeles
  166                       449   Oakland Palm Apartments              4051-81 North Dixie Highway          Oakland Park
  167        (4)            434   A&F Service Center                   3275-3309 Chamblee Dunwoody Rd       Chamblee
  168                    850101   Quality Inn and Suites               701 North Marine Blvd.               Jacksonville
  169                       466   Emerson Ave. Revco                   7915-7935 Emerson Ave.               Indianapolis
  170                       412   Canyon Pass Apartments               7020 Grand Canyon Drive              Austin
  171                       420   Dixieline Lumber                     3607 Avacado Blvd                    La Mesa
  172                   7510000   Whitehall Apartments                 2008 - 2103 Tynewood Drive           Clarksville
  173                 940907002   Sacramento Center Phase I            8790 - 8796 Sacramento Drive         Alexandria
  174                       441   Poore Brothers                       NWC of El Sol & La Cometa Dr.        Goodyear
  175                   5810107   Whitney Estates                      89 - 33 Whitney Avenue               Elmhurst
  176                   2110101   Stoneybrook of Raytown               9805 East 61st Street                Raytown
  177                       371   Waldorf Manor                        1211-1217-1219 Ocean Front Walk      Los Angeles
  178                   2210701   165 - 167 First Avenue               165 - 167 First Avenue               New York
  179                   5120303   Trailridge Shopping Center           75th at Neiman Road                  Shawnee
  180                       385   Shopper's Village                    2434 Catasauqua Road                 Bethlehem
  181                 940906734   Willowcrest Apartments               2600 Nonesuch Road                   Abilene
  182                 940906538   JumboSports                          5000 North 27th Street               Lincoln
  183                 940905786   Northgate Shopping Center            SWC of 7th St. & 11th St. NW         Rochester
  184                 940904705   President's Square Shopping Center   8725 Marbach Road                    San Antonio
  185                 940905666   Colonial Arms Apartments             966 Silas Deane Highway              Wethersfield
  186                   4329905   Santa Fe Professional Plaza          9755 North 90th Street               Scottsdale
  187                 940905746   Devonshire Apartments                902 - 953 Gribbin Lane               Toledo
  188                 940904794   Lakes at 610 Service Center          2525 West Bellfort Avenue            Houston
  189                   7150000   Days Inn Lewisville                  1401 South Stemmons Freeway          Lewisville
  190                 940906542   JumboSports                          9350 Hickman Road                    Clive
  191                   7350107   Days Inn - Orangeburg                3691 St. Matthews Road               Orangeburg
  192        (6)            461   Best Western Midway Hotel            3033 W. College Ave.                 Grand Chute
  193                       426   Plummer Street                       19900 Plummer Street                 Chatsworth
  194                       376   Artist Loft Building                 900 East First Street                Los Angeles
  195                       405   Best Western-Town House              730 N. Santa Fe                      Pueblo
  196                   4260404   Brookside Mobile Estates             3121 Highway 35                      Hazlet
  197                   4650107   Quality Inn - Colony                 309 Page Street                      Williamsburg
  198                       447   Medlock Place Office Park            5380 & 5390 Peachtree Ind. Blvd.     Norcross
  199                       443   Franklin Commons AutoCare Center     4211 S. Carothers Road               Franklin
  200                   5510303   Angleton Manor Apartments            2100 Buchta Road                     Angleton
  201                    910701   Ryan Manor/Bradford Arms Apts.       2450 Hartel Ave.                     Philadelphia
  202                   1430701   80 University Place                  80 University Place                  New York
  203                    110901   The Concord Apartments               2200 Wirt Road                       Houston
  204                    410701   Everett Court Apartments             6500 Large Street                    Philadelphia
  205                    650505   Ramada Limited Hotel                 5625 Major Boulevard                 Orlando
  206                       467   Lafayette Rd. Revco                  2927 Lafayette Rd.                   Indianapolis
  207                 940906735   The Baywood Square Apartments        1700 Baywood Drive                   Bay City
  208                 940906200   Northport Village                    14275 Tamiami Trail (US 41)          North Port
  209                   2840303   3939 South Karlov Avenue             3939 South Karlov Avenue             Chicago
  210                       414   Harundale Professional Bldg          791-795 Aquahart Road                Glen Burnie
  211                       387   Utah Central Self Storage            6380 S. 350 West / 7210 S.           Murray / West Jordan
                                                                       Redwood St
  212                       469   Sherman Dr. Revco                    3808 E. Washington St.               Indianapolis
  213                   5640404   320 West Commercial                  320 West Commercial Avenue           Moonachie
  214                       402   Pompano West Properties              4300 North Powerline Road            Pompano Beach
  215                   7050000   Van Horn Holiday Inn Express         1905 Southwest Frontage Road         Van Horn
  216                 940905284   Fleming Foods Warehouse              60 Industrial Parkway                Cheektowaga
  217                 940906535   JumboSports                          3814 Ambassador Caffery Parkway      Lafayette
  218                       418   InnerSpace Mini Storage              2950 N. 73rd Street                  Scottsdale
  219                       398   Sesqui Station                       9600 Two Notch Road                  Columbia
  220                   1340505   74 Green Pond Road                   74 Green Pond Road                   Rockaway
  221                       386   Liberty Park                         12th Street & Liberty Street         Allentown
  222                   3430505   Horizon Building                     1820 Midpark Lane                    Knoxville
  223                 940905777   Willow Walk Apartments               3808 N Ann Arvor Ave                 Oklahoma City
  224                 940906038   Broadway Shopping Center             500 - 508 W. Broadway                Glendale
  225                   1039901   Highland Park West                   4300 MacArthur Avenue                Highland Park
  226                 940905805   Cedar Hills Apartments               4625 Tinker Diagonal                 Del City
  227                   6110303   Seronala Pines Apartments            3406 SW 31st Street                  Gainesville
  228                 940906534   JumboSports                          8551 Rivers Ave                      North Charleston
  229                 940906533   JumboSports                          7207 S. Interstate 35 Service Rd.    Oklahoma City
  230        (4)            424   Econo Lodge                          3013 North Highway, 123 Bypass       Seguin
  231                 940905068   411 East 118th Street                411 E. 118 Street                    New York
  232                 940905108   Temecula Plaza                       41915-41925 Motor Car Parkway        Temecula
  233                 940906869   Boulevard Plaza Shopping Center      2800-2828 El Cajon Blvd.             San Diego
  234                 940906546   JumboSports                          6959 East 21st Street                Wichita
  235                 940906237   5450 Riggins Court                   5450 Riggins Court                   Reno
  236                       459   Sun Plaza                            3501 N. Federal Highway              Boca Raton
  237                       411   Shady Grove Industrial               8571 Grovemont Circle                Gaithersburg
                                  Park-Building C
  238                       285   Quail Oaks Apartments                12721 Quail Drive                    Balch Springs
  239                   3210404   Jefferson Triad Apartments           210-212 Jefferson Street             Hoboken
  240                 940905076   The Business Park of Santa           5290 McNutt Road                     Santa Teresa
                                  Teresa
  241                       415   Gainsford Center                     7951 Gainsford Court                 Bristow
  242                 940905092   Savannah Professional Building       1250-1260 Morena Blvd.               San Diego
  243                 940905866   8255-8265 Broadway                   8255 -8265  Broadway                 Elmhurst, Queens
  244         *         6020107   The Shoppes at Knightdale            7110 U.S. Highway 64 East            Knightdale
  245                 940906530   JumboSports                          6301 S. University                   Little Rock
  246                 940906531   JumboSports                          2323 Lakeland Drive                  Flowood
  247                 940906817   Autumn Park Apartments               16602 N. 25th Street                 Phoenix
  248                   4030404   4 Taft Road                          4 Taft Road                          Totowa
  249                       440   Bally's Health & Fitness -           28270 US Highway 19, North           Clearwater
                                  Clearwater
  250                 940904449   Crittenden Manor Apartments          801-23 Vernon Road                   Philadelphia
  251                 940905579   United Plaza Shopping Center         6121 Hillcroft                       Houston
  252                       468   Pendleton Revco                      6336 Oaklandon Rd.                   Indianapolis
  253                 940906182   Casa Adobe Apartments                3617 Marion Drive                    Colorado Springs
  254        (9)      940901190   Neighborhood Self Storage -          6075 S Highland Dr.                  Salt Lake City
                                  Highland Dr
  255                 940906873   1040 East Herndon Office             1040 East Herndon Avenue             Fresno
                                  Building
  256                   5950107   Econo Lodge                          2400 Stadium Road                    Lynchburg
  257                       421   Tidewater Crane & Rigging Co.        500 Newtown Road                     Virginia Beach
  258                 940905431   Alpine Village M H P                 2959 Alpine Boulevard                Bay City
  259                 940906621   Coastal Auto Service Center          1050 - 1098 East Thompson Blvd.      Ventura
  260                 940905509   8300-8320 Central Park Drive         8300-8320 Central Park Drive         Waco
  261                 940906181   Gallery Apartments                   3950 Gallery Road                    Colorado Springs
  262                 940904257   770 Riverview Boulevard              770 Riverview Boulevard              Tonawanda
  263                 940906223   North Bluff Shopping Center          6801 IH-35                           Austin
  264                 940907111   The Stratford Apartments             1300 Nashville Parkway               Gallatin
  265                 940905575   The Kiesub Center                    3185 South Highland Drive            Las Vegas
  266                 940905508   Hearth and Home Building             10305 Guilford Road                  Jessup
  267                 940905109   Broadmoor Place                      28120 Front Street                   Temecula
  268                 940904963   The Professional Building            1831 Chestnut Street                 Philadelphia
  269                 940906794   Hearth and Home                      11850 Canon Boulevard                Newport News

(1)  Reserves may include letters of credit.

(2) Key: LO=Lock-out Period, 0% = No Prepayment Premium, YM1=greater of 1% or Yield Maintenance, YM2=greater of 2% or Yield Maintenance, YM3=greater of 3% or Yield Maintenance, YM5=greater of 5% or Yield Maintenance, YM8=greater of 1% or Yield Maintenance based on a discount rate equal to 50 basis points over the U.S. Treasury rate, YM9=greater of 0% or Yield Maintenance. For example, "LO-45, YM1-12, 3%-12, 2%-12, 1%-12, 0%-3" means that as of the Cut-off Date, a Mortgage Loan has a 45 month Lock-out period followed by a 12 month period where Prepayment Premium is calculated based on Yield Maintenance, followed by three 12 month periods where the Prepayment Premium is 3%, 2%, 1%, respectively, of amount prepaid followed by a three month period where there is no Prepayment Premium.

(3) The Mortgaged Property consists of 14 non-contiguous properties which were acquired over 1995 and 1996. The aggregate NOI for the 14 properties for the first 6 months of 1997 was $1,967,995.

(4) Borrower must pay Ongoing Monthly Replacement Reserve equal to 1/12 of the actual annual amount of replacement costs as set forth in the historical operating statement.

(5) Ongoing Monthly Replacement Reserve is 3% of annual room revenue up to and including the 24th month. Thereafter, it is 4% of annual room revenue not to be less than $3,000 per month.

(6) Borrower must pay Ongoing Monthly Replacement Reserve equal to 4% of the prior month's revenues.

(7) If the balance of the Repair and Remediation Reserves falls below $60,000, borrower is required to pay a monthly replacement reserve of $6,053.33.

(8) If any tenant listed on the then current rent roll decides to terminate its lease or vacate any portion of the space currently leased by such tenant for any reason, borrower shall deposit with the lender the sum of $20,000.

(9)  The Mortgaged Property consists of 2 non-contiguous properties.

 * Anchor tenant is on a contiguous pad that is not part of the Mortgaged Property.

                         [TABLE CONTINUED FROM ABOVE]

PROPERTY                                                                                                                  YEAR
 STATE       ZIP CODE       PROPERTY TYPE                   LARGEST TENANT            LARGEST SQFT       YEAR BUILT     RENOVATED
 -----       --------       -------------                   --------------            ------------       ----------     ---------
  VA           20194      Retail Anchored             Best Buy Co., Inc.                 44,960             1996
  NY           10016      Office                      F. Schumacher                      70,865             1925           1986
  MD           20770      Office                      Digital Equipment Corp.           166,316             1991
  WA           98050      Office/Industrial           Ride, Inc.                         93,393             1990
  PR           00625      Retail Anchored             Pueblo International, Inc.         56,372             1994
  VA           22041      Multifamily                                                         0             1948           1992
  VA           23834      Retail Anchored             K-Mart Corporation                104,230             1991           1996
  NJ           07030      Multifamily                                                         0             1900           1997
  CA           92126      Retail Unanchored           Treasures                          21,300             1991
  MD           21211      Office/Retail               Giant Food                         35,152             1920           1996
  KY           40202      Office/Retail               Rodes                              19,488             1913           1988
  CA           91206      Office/Retail               Mann's Theatre                     53,908             1991
  FL           33401      Retail Anchored             Publix                             56,510             1987
  CA           92020      Multifamily                                                         0             1987
  CA           91910      Retail Anchored             Shoe Pavillion                      8,550             1987
  CA           94804      Office                      Pixar                              72,106          1965/1991         1990
  CA           92262      Hotel                                                               0             1981           1995
  CA           92009      Office/Industrial           Unifet                             39,514             1989
  NY           11372      Multifamily                                                         0             1925           1994
  FL           33708      Hotel                                                               0             1986
  CA           93955      Mobile Home Park                                                    0             1985
  NY           11368      Nursing Home                                                        0             1971           1993
  NJ           07470      Retail Unanchored           Pay Half                           17,564             1989
  NC           27511      Office/Retail               Imperial Theaters                  30,050          1975/1985         1996
  FL           33054      Single Tenant Retail        Brandsmart USA, single tenant     188,336             1996
  NY           13212      Office                      Niagara Mohawk Power Corp.         98,911          1985/1986
  IL           60532      Retail Anchored             Office Max                         25,362             1987
  CA           92121      Office/Retail               Kelsey Jenny College               26,994             1992
  AZ           85710      Multifamily                                                         0             1972           1994
  CA           91303      Single Tenant Retail        Best Buy                           58,000             1995
  CA           92635      Nursing Home                                                        0             1992
  IL           60087      Multifamily                                                         0             1969           1995
  NM           87110      Office                      SBS Engineering                    15,741             1985
  AZ           85301      Congregate Care                                                     0             1986
  IL           60069      Hotel                                                               0             1988           1994
  OK           73120      Multifamily                                                         0             1971           1996
  CA           92590      Warehouse                                                           0             1997
  WI           53704      Multifamily                                                         0             1974
  NY           12205      Industrial                  Albany Ladder                      20,000          1984/1989
  CA           94609      Office                      Webster Ortho Med                   7,332             1976
  OK           74136      Multifamily                                                         0             1980           1995
  MA           02650      Nursing Home                                                        0             1985           1995
  TX           75067      Multifamily                                                         0             1983
  AZ           86442      Retail Anchored             Osco Drug                          31,472             1989
  WA           98444      Multifamily                                                         0             1996
  CA           94588      Retail Unanchored           SH Boom                            10,230             1990
  TX           77077      Retail Anchored             Baby Super Store                   40,000             1985
  FL           32601      Multifamily                                                         0             1972
  TX           76013      Multifamily                                                         0             1978
  NY           10016      Office                      MTI/The Image Group                60,000             1905           1996
  WI           53562      Multifamily                                                         0             1967
  NJ           07302      Hotel                                                               0             1965           1993
  VT           05403      Congregate Care                                                     0             1988           1995
  NV           89110      Multifamily                                                         0          1988/1990
  TX           77055      Retail Anchored             The Kroger Co.                     32,526             1979
  TX           75252      Multifamily                                                         0             1986           1996
  KS           67208      Retail Unanchored           Pennypower Shopping News           16,192             1984
  WA           99352      Office                      Battelle                           93,351             1967           1994
  OH           44125      Office/Industrial           DuPont Tribon Composites, Inc.     79,004             1996
  CA           96003      Single Tenant Retail        HomeBase                          103,904             1991
  NE           68137      Multifamily                                                         0             1974           1995
  GA           30337      Multifamily                                                         0             1972           1995
  IN           46222      Multifamily                                                         0             1970           1995
  IN           46222      Industrial                  Dogloo, Inc./Indy, Inc.           125,000          1906/1947         1996
  TX           75231      Multifamily                                                         0             1977           1996
  CA           94538      Industrial                  Lam Research                       58,752             1992
  CA           92069      Congregate Care                                                     0             1985
  FL           34474      Retail Anchored             Consolidated                       25,272             1966           1992
  MI           48080      Congregate Care                                                     0             1952           1985
  CA           92886      Multifamily                                                         0             1988
  WI           53562      Multifamily                                                         0             1969
  NJ           07645      Office                      Geotek Communications, Inc.        49,671             1980           1996
  FL           34744      Hotel                                                               0          1974/1984         1993
  VA           24426      Retail Anchored             K-Mart Corporation                 95,944             1971           1996
  MN           55082      Retail Unanchored           Pet Food Warehouse                 13,000             1996
  PA           19034      Warehouse                                                           0             1961           1996
  FL           33463      Congregate Care                                                     0             1988
  CA           91304      Multifamily                                                         0             1978
  KS           66211      Retail Unanchored           The Fleming Companies              15,000             1980           1996
  VA           22070      Retail Unanchored           Outback/Stone Joint Venture         6,000             1990
  NJ           07093      Nursing Home                                                        0             1971           1993
  CA           92121      Industrial                  S & S Holdings                     17,741             1991
  FL           32826      Hotel                                                               0             1986           1994
  FL           33401      Retail Anchored             Bally's Health & Tennis Corp.      36,680             1987
  GA           30208      Retail Anchored             P.W. Southern, Inc., Bruno's       42,256             1987
  MO           64068      Congregate Care                                                     0             1962           1996
  MA           02402      Multifamily                                                         0             1973
  OR           97007      Multifamily                                                         0             1997
  AZ           85705      Retail Anchored             Office Max                         21,600          1986/1990         1996
  NV           89014      Retail Unanchored           Renata's                           14,621             1989
  KS           66112      Multifamily                                                         0             1973           1993
  NE           68144      Retail Anchored             Romeo's                             5,600             1982
  TX           77029      Retail Unanchored           Boot Town Outlet                   21,612             1979
  FL           33931      Retail Unanchored           Eckerd Drugs                        7,275          1971/1976
  AZ           85016      Multifamily                                                         0          1969/1979
  FL           32506      Multifamily                                                         0             1974
  CO           80124      Single Tenant Retail        JumboSports, Inc.                  60,305             1993
  MD           20878      Industrial                  Century Martial Art Supply         19,918             1988
  CA           90604      Multifamily                                                         0             1977
  AZ           85283      Single Tenant Retail        JumboSports, Inc.                  54,133             1994
  GA           30201      Hotel                                                               0             1996
  WI           54304      Hotel                                                               0             1968           1973
  NJ           07103      Multifamily                                                         0             1961           1995
  TX           76706      Multifamily                                                         0             1970           1996
  GA           30308      Retail Anchored             United Artists Theatre             23,400             1986
  MN           55133      Office                      Dr. Albjerg/Dr. Gadient             2,415             1970           1989
  MD           20877      Industrial                  US Army                            42,000          1974/1976
  AZ           85205      Hotel                                                               0          1961/1976         1995
  CA           95110      Industrial                  Cinco Systems Inc.                 36,700             1985           1996
  FL           33432      Single Tenant Retail        Bally's Health & Tennis Corp.      32,314             1983
  NV           89509      Office                      FBI Headquarters Space Mgt.         3,931             1976
  TX           75075      Office                      Credentials Services Int'l Inc     15,452             1983
  NJ           07050      Industrial                  Kahle Eng.                         13,000             1982
  FL           32809      Multifamily                                                         0             1973           1996
  NC           28212      Office                      CCS Charlotte                      10,804             1972           1994
  CA           91303      Multifamily                                                         0             1988
  CO           80221      Multifamily                                                         0             1968           1995
  VA           22309      Retail Unanchored           Upscale                             6,400             1987
  TX           77573      Multifamily                                                         0             1987
  FL           33619      Retail Anchored             Kash N' Karry                      45,798             1969           1994
  CA           92029      Retail Unanchored           Tony's Spunky Steer                 5,000             1996
  NC           28601      Multifamily                                                         0             1972           1995
  KS           66219      Office                      Transamerica Home Loan             35,990             1997
  OH           43017      Retail Anchored             Revco                               8,644             1988
  CA           91335      Multifamily                                                         0             1978
  NM           88011      Hotel                                                               0             1971           1994
  GA           30311      Multifamily                                                         0             1968           1992
  NH           03801      Office                      Bottom Line Technologies, Inc.     32,000        1920's & 1950's     1995
  OH           44870      Hotel                                                               0          1949,53,72        1987
  NE           68137      Retail Anchored             The Screening Room                  3,568             1981           1989
  GA           30345      Multifamily                                                         0             1968           1995
  FL           34746      Hotel                                                               0             1984           1995
  MN           55440      Industrial                  Owens Corning                      56,000             1926           1995
  NY           10013      Office/Retail               First Custom Corp                   3,750             1920           1989
  CO           80911      Retail Anchored             Shannon's True Value               12,078             1957           1987
  TX           76109      Multifamily                                                         0             1985
  WI           53711      Multifamily                                                         0             1965
  NY           14220      Retail Anchored             Hills Stores Company              101,749             1968           1992
  PA           15146      Hotel                                                               0             1985           1996
  TX           76180      Single Tenant Retail        JumboSports, Inc.                  61,669             1993
  WI           53713      Multifamily                                                         0             1971
  TX           78216      Multifamily                                                         0             1974           1994
  NV           89502      Office/Industrial           Kennecott Exploration              15,920             1991
  PA           19020      Hotel                                                               0             1972
  CT           06851      Retail Unanchored           Neil Roberts, Inc.                  5,850             1989
  MD           20904      Retail Unanchored           Studio IV Interiors, Inc.           4,500             1986
  NJ           07074      Industrial                  Applied Graphics Tech              77,444             1967           1992
  OR           97355      Nursing Home                                                        0             1974           1993
  MD           21046      Retail Anchored             Cellco Partnership                  6,000             1996
  CA           91203      Retail Unanchored           Envision                           23,000             1957           1995
  AL           35205      Retail Anchored             Sawyer Foods                       28,400             1966
  CA           92390      Office/Retail               Sizzler                             6,125             1982
  TX           75243      Single Tenant Retail        JumboSports, Inc.                  50,431             1993
  VA           24517      Hotel                                                               0             1991
  VT           05255      Retail Unanchored           Donna Karan                         5,000             1985
  NM           87058      Retail Unanchored           Family Bargain Center              12,500             1985
  AZ           85258      Retail Unanchored           Ranch Auto Body                     7,200             1984
  TN           37013      Retail Unanchored           Cloth World                         9,960             1986
  MD           20737      Multifamily                                                         0             1963
  MD           20744      Retail Unanchored           Eastern Manufacturing              17,500             1990
  NY           11224      Congregate Care                                                     0             1976
  MD           21401      Office                      General Services Admin             10,838             1987
  FL           34677      Multifamily                                                         0             1983
  MO           63139      Multifamily                                                         0             1967
  CA           90022      Retail Unanchored           JC Video Store                      4,800             1988
  FL           33334      Multifamily                                                         0           1973-74          1993
  GA           30341      Retail Unanchored           SE Oriental Market                 12,230             1983           1992
  NC           28540      Hotel                                                               0             1968           1996
  IN           46266      Single Tenant Retail        Revco                              10,722             1996
  TX           78752      Multifamily                                                         0             1972           1992
  CA           91941      Single Tenant Retail        Dixieline Lumber Co.               39,900             1979           1987
  TN           NA         Multifamily                                                         0             1995
  VA           22309      Retail Unanchored           Harvest Church of Mt. Vernon        5,775             1987
  AZ           85338      Industrial                  Poore Brothers                     60,033             1997
  NY           11373      Multifamily                                                         0             1992
  MO           64133      Multifamily                                                         0             1974           1995
  CA           90291      Multifamily                                                         0          1913/1988         1989
  NY           10003      Multifamily                                                         0         Early 1900's       1992
  KS           66203      Retail Unanchored           Pet Food Savemart                  27,104             1974
  PA           18017      Retail Anchored             CVS                                 9,488             1968
  TX           79604      Multifamily                                                         0             1976
  NE           68588      Single Tenant Retail        JumboSports, Inc.                  43,862             1995
  MN           55901      Retail Unanchored           Rochester Fitness                  24,000             1960
  TX           78239      Retail Unanchored           Dallas Health Clubs, Inc.          23,125             1985
  CT           06109      Multifamily                                                         0             1970
  AZ           85258      Office                      Family Care Mountain View           6,093             1985
  OH           41612      Multifamily                                                         0             1968           1994
  TX           77054      Industrial                  America's Favorite Chicken Co.      9,070             1984
  TX           75067      Hotel                                                               0             1985
  IA           50309      Single Tenant Retail        JumboSports, Inc.                  51,881             1994
  SC           29115      Hotel                                                               0             1985
  WI           54914      Hotel                                                               0             1971           1995
  CA           91313      Office                      US Sales Corporation               21,736             1983           1996
  CA           90012      Multifamily                                                         0             1895           1986
  CO           81003      Hotel                                                               0             1962           1996
  NJ           07730      Mobile Home Park                                                    0             1960
  VA           23185      Hotel                                                               0             1956           1995
  GA           30071      Office                      C.E.M Inc.                          9,472             1985
  TN           37064      Retail Unanchored           Unibody Collission Ctr             10,350             1990
  TX           77515      Multifamily                                                         0             1982
  PA           19152      Multifamily                                                         0          1950 & 1962
  NY           10003      Office/Retail               Lemon Grass On University Corp.     2,500             1898           1996
  TX           77055      Multifamily                                                         0             1972           1992
  PA           19149      Multifamily                                                         0             1960           1981
  FL           32819      Hotel                                                               0             1994
  IN           46222      Single Tenant Retail        Revco                              12,608             1997
  TX           77414      Multifamily                                                         0             1977           1993
  FL           34287      Retail Anchored             Winn-Dixie Store                   40,340             1979
  IL           60632      Industrial                  WESCO, Inc. (single tenant)        78,100             1960           1986
  MD           21061      Office                      AACO Dept. of Health               10,324             1963
  UT           84084      Storage                                                             0             1986
  IN           46227      Single Tenant Retail        Revco                              12,608             1996
  NJ           07074      Industrial                  Shipman Ward Typewriter Co.        36,301             1971           1974
  FL           33073      Industrial                  Media Printing (beg. 4/1/97)       77,985             1976           1987
  TX           79855      Hotel                                                               0             1996
  NY           14227      Warehouse                   SM Flicklinger, Co. Inc.          121,675             1968
  LA           70503      Single Tenant Retail        JumboSports, Inc.                  40,582             1994
  AZ           85251      Storage                                                             0             1986           1995
  SC           29223      Office                      US America-Marine Corp              6,322             1991
  NJ           07866      Industrial                  Polyfill Additives Technology      60,324             1968           1996
  PA           18101      Retail Anchored             CVS                                 8,600             1991
  TN           37921      Industrial                  Systems Corp.                      14,985             1996
  OK           73122      Multifamily                                                         0             1968
  CA           91204      Retail Unanchored           Party World                         5,400             1964           1987
  TX           75209      Office                      Oak Lawn Community Services        21,656             1981
  OK           73115      Multifamily                                                         0             1972
  FL           32608      Multifamily                                                         0             1976
  SC           29406      Single Tenant Retail        JumboSports, Inc.                  40,545             1992
  OK           73149      Single Tenant Retail        JumboSports, Inc.                  40,490             1993
  TX           78155      Hotel                                                               0             1984           1992
  NY           10029      Multifamily                                                         0             1900           1995
  CA           92390      Retail Unanchored           Health Zone                         6,449             1990
  CA           92104      Retail Unanchored           Kragen                              5,390             1986
  KS           67205      Single Tenant Retail        JumboSports, Inc.                  51,683             1994
  NV           86502      Office/Industrial           Comstock Bank                       7,130             1988
  FL           33431      Retail Unanchored           Pro Golf of Boca Raton, Inc.        4,550             1974           1994
  MD           20877      Industrial                  Life Technologies, Inc.            21,000             1979
  TX           75180      Multifamily                                                         0             1978           1995
  NJ           07030      Multifamily                                                         0             1990
  NM           88008      Office/Industrial           University of Phoenix               9,660             1986
  VA           20136      Industrial                  VA Dept. of Transportation         25,857             1990
  CA           92110      Office                      County of San Diego                16,000             1963           1987
  NY           11373      Retail Unanchored           Bank                                4,182             1940           1993
  NC           27545      Retail Unanchored           Maurice Incorporated                5,200             1996
  AR           72209      Single Tenant Retail        JumboSports, Inc.                  40,258             1990
  MS           39208      Single Tenant Retail        JumboSports, Inc.                  40,259             1993
  AZ           85032      Multifamily                                                         0             1988
  NJ           07512      Industrial                  Altwell, Inc                       47,388             1967           1992
  FL           34618      Single Tenant Retail        Bally's                            29,000             1981
  PA           19119      Multifamily                                                         0             1960
  TX           77081      Retail Unanchored           WIC Office                          4,790             1983
  IN           46236      Single Tenant Retail        Revco                              10,722             1996
  CO           80909      Multifamily                                                         0             1973           1995
  UT           84121      Warehouse                                                           0          1985 & 1983
  CA           93720      Office                      Workman Brothers                   10,918             1985
  VA           24501      Hotel                                                               0             1972           1994
  VA           23462      Industrial                  Tidewater Crane                    43,330             1971           1994
  MI           48706      Mobile Home Park                                                    0             1971
  CA           93001      Retail Unanchored           Jiffy Lube                          4,970             1952           1991
  TX           76710      Office/Industrial           PMSI                               50,367             1979
  CO           80909      Multifamily                                                         0             1970
  NY           14217      Warehouse                   Trumbull Industries                37,630             1973
  TX           78744      Retail Unanchored           Chief Auto Parts                    2,500             1981
  TN           37066      Multifamily                                                         0             1986
  NV           89109      Warehouse                   Kiesub Corporation                  7,560             1971
  MD           20794      Warehouse                   Hearth & Home                      58,877             1984
  CA           92390      Retail Unanchored           Nick's Burgers                      2,860             1990
  PA           19103      Office                      Kennerly                            2,790             1896           1988
  VA           23320      Warehouse                   Hearth & Home Distributors, Inc.   20,292             1986

                         [TABLE CONTINUED FROM ABOVE]

# OF UNITS/     OCCUPANCY     OCCUPANCY AS                                                                               CUT OFF
  SQ FT         PERCENTAGE       OF DATE       APPRAISED VALUE     APPRAISAL DATE        LTV      ORIGINAL BALANCE       BALANCE
  -----         ----------       -------       ---------------     --------------        ---      ----------------       -------
 202,178           95.90        03/31/97         37,800,000           12/01/96          72.49        27,400,000        27,238,845
 245,156           95.42        05/06/97         27,900,000           03/18/97          69.64        19,430,000        19,374,593
 166,316          100.00        03/01/97         24,300,000           04/10/97          66.26        16,100,000        16,071,543
 290,956          100.00        04/01/97         22,000,000           11/25/96          72.06        15,853,000        15,784,607
 160,282           97.10        03/20/97         20,000,000           10/01/95          73.71        14,742,581        14,500,863
     448           93.50        05/01/97         18,500,000           05/13/97          76.76        14,200,000        14,164,385
 273,696          100.00        04/03/97         19,900,000           04/18/97          71.26        14,180,000        14,153,623
     202           98.03        07/09/97         17,600,000           07/09/97          78.98        13,900,000        13,900,000
 225,937           96.99        03/31/97         18,500,000           04/30/97          74.59        13,800,000        13,759,336
 214,853           97.62        05/19/97         22,600,000           04/08/97          59.73        13,500,000        13,470,486
 344,577           91.12        04/30/97         21,500,000           01/01/97          62.56        13,450,000        13,411,266
  93,333           98.69        05/07/97         18,000,000           04/09/97          73.33        13,200,000        13,163,034
 143,134           98.00        03/31/97         16,000,000           12/01/96          75.00        12,000,000        11,936,911
     240           95.83        02/26/97         14,960,000           04/02/97          77.54        11,600,000        11,578,638
  87,058           82.28        05/30/97         15,000,000           02/24/97          74.00        11,100,000        11,060,410
 116,336           68.00        06/12/97         17,000,000           10/14/96          64.71        11,000,000        10,954,995
     260           67.50        12/31/96         17,110,000           10/20/96          63.41        10,850,000        10,772,445
 170,357           88.87        01/29/97         14,400,000           01/08/97          71.53        10,300,000        10,252,204
     329           99.70        12/27/96         12,900,000           11/20/96          77.52        10,000,000         9,954,728
     125           79.08        12/31/96         15,500,000           11/02/96          64.52        10,000,000         9,911,441
     223           98.21        06/17/97         15,000,000           06/12/97          65.00         9,750,000         9,690,070
     200           98.00        06/01/97         15,800,000           01/20/97          60.13         9,500,000         9,472,196
 107,156           94.90        05/16/97         16,100,000           04/30/97          59.01         9,500,000         9,471,915
 247,905           99.52        02/11/97         13,800,000           10/15/96          68.12         9,400,000         9,357,584
 188,336          100.00        06/20/97         14,500,000           06/20/97          64.14         9,300,000         9,282,586
 143,897          100.00        03/01/97         14,600,000           02/28/97          61.64         9,000,000         8,969,103
 145,375           92.00        03/26/97         11,175,000           12/23/96          75.17         8,400,000         8,363,981
 116,830           85.39        03/31/97         10,800,000           04/30/97          75.00         8,100,000         8,076,520
     410           94.60        05/15/97         12,050,000           10/27/95          68.05         8,200,000         8,002,577
  58,000          100.00        01/31/97         11,300,000           01/17/97          70.80         8,000,000         7,970,508
     153           94.77        07/01/97         13,750,000           11/25/96          58.18         8,000,000         7,934,872
     414           93.20        04/01/97         15,000,000           12/06/95          53.33         8,000,000         7,810,028
 105,320           84.18        05/27/97         11,250,000           11/06/96          69.78         7,850,000         7,787,621
     166           98.19        01/20/97         10,500,000           12/19/96          73.81         7,750,000         7,705,609
     125           78.80        12/31/96         11,200,000           01/01/97          67.86         7,600,000         7,577,483
     358           85.20        04/01/97          9,500,000           04/02/97          78.95         7,500,000         7,482,078
 263,434          100.00        04/01/97         11,750,000           04/05/97          63.83         7,500,000         7,436,586
     301           93.02        03/20/97         10,650,000           11/11/96          67.77         7,217,000         7,187,412
 201,554          100.00        03/31/97          9,700,000           01/22/97          73.99         7,177,000         7,144,293
  95,256           84.50        03/31/97         12,200,000           08/01/96          59.02         7,200,000         7,137,459
     400           97.00        04/22/97          9,500,000           04/23/97          73.68         7,000,000         6,987,056
     132           97.70        03/31/97         11,960,000           12/05/96          54.35         6,500,000         6,469,837
     240           92.08        01/22/97          8,700,000           11/29/96          73.56         6,400,000         6,373,854
 123,262           86.66        04/30/97          8,600,000           04/22/97          73.26         6,300,000         6,281,345
     139           87.77        08/04/97          8,000,000           05/01/97          77.50         6,200,000         6,200,000
  87,918           82.00        04/21/97         12,240,000           04/09/97          49.84         6,100,000         6,086,934
 113,629           88.90        01/15/97          8,640,000           12/06/96          70.60         6,100,000         6,072,656
     242           95.00        06/05/97          8,300,000           02/29/96          72.29         6,000,000         5,904,179
     264           95.08        01/24/97          7,230,000           11/27/96          79.53         5,750,000         5,727,528
 151,524           90.00        07/29/97         13,000,000           02/07/97          43.85         5,700,000         5,689,760
     288           94.79        03/20/97          9,200,000           11/12/96          60.87         5,600,000         5,577,042
     150           69.00        12/31/96          8,000,000           01/01/97          70.00         5,600,000         5,572,457
     127           98.40        04/01/97          8,976,000           04/02/96          62.39         5,600,000         5,553,894
     192           97.92        07/15/97          8,200,000           05/06/97          67.07         5,500,000         5,493,778
 105,358           95.64        11/11/96          7,850,000           12/02/96          70.06         5,500,000         5,457,413
     275           97.09        02/24/97          7,200,000           06/26/96          72.57         5,225,000         5,185,501
 125,241           90.76        06/01/97          7,060,000           06/04/97          70.82         5,000,000         4,995,367
 101,574          100.00        01/01/97         10,900,000           12/03/96          45.87         5,000,000         4,954,630
  79,004          100.00        05/06/97          6,150,000           05/06/97          79.67         4,900,000         4,891,603
 103,904          100.00        12/31/96          7,800,000           03/04/97          62.82         4,900,000         4,886,685
     180          100.00        02/20/97          7,390,000           10/31/95          67.66         5,000,000         4,883,519
     300           88.00        06/18/97          6,650,000           05/21/96          69.92         4,650,000         4,618,000
     344           87.50        07/01/97          6,900,000           09/01/95          68.12         4,700,000         4,588,997
 440,681           97.00        05/01/97          6,600,000           02/24/97          69.70         4,600,000         4,587,329
     288           93.75        12/15/96          6,300,000           03/14/96          73.81         4,650,000         4,586,361
  58,752          100.00        10/01/96          6,940,000           10/11/96          65.16         4,522,000         4,481,036
      90           93.33        08/27/96          6,445,000           07/16/96          69.43         4,475,000         4,448,519
  89,985           90.50        03/31/97          5,300,000           03/20/97          79.25         4,200,000         4,184,208
      98           96.00        03/31/97          6,250,000           11/21/96          67.20         4,200,000         4,171,831
      85           98.82        03/24/97          5,450,000           05/15/97          75.00         4,087,500         4,075,748
     192           93.23        03/20/97          5,850,000           11/12/96          68.89         4,030,000         4,013,478
  49,671          100.00        07/21/97          6,300,000           01/01/97          63.10         3,975,000         3,962,107
     282           81.42        12/31/96          6,100,000           09/11/96          65.00         3,965,000         3,938,284
 175,391          100.00        05/08/97          5,100,000           01/08/97          75.00         3,825,000         3,814,815
  43,520          100.00        01/21/97          5,200,000           01/29/97          73.08         3,800,000         3,778,762
 151,875          100.00        09/01/96          5,000,000           11/16/96          75.00         3,750,000         3,724,726
     107           89.00        03/21/97          5,200,000           01/20/97          71.63         3,725,000         3,715,398
     102           92.20        05/19/97          5,000,000           01/07/97          74.00         3,700,000         3,695,524
  72,417           98.16        07/01/97          4,900,000           12/02/96          75.00         3,675,000         3,671,262
  58,972           76.43        03/31/97          5,900,000           11/04/96          61.86         3,650,000         3,622,192
     108           96.02        12/31/96          4,680,000           02/25/97          76.92         3,600,000         3,593,980
  89,988           98.67        03/31/97          4,900,000           04/30/97          73.47         3,600,000         3,589,129
     100           77.99        12/31/96          5,300,000           01/01/97          67.92         3,600,000         3,586,253
  41,732          100.00        05/12/97          6,000,000           09/25/96          60.00         3,600,000         3,555,785
  75,856           96.70        04/15/96          5,125,000           10/21/96          69.27         3,550,000         3,521,099
     159           87.40        02/01/97          4,700,000           01/23/97          74.89         3,520,000         3,514,025
     103           96.15        04/18/97          4,700,000           03/24/97          74.47         3,500,000         3,496,524
     120           98.33        03/07/97          4,550,000           04/10/97          76.92         3,500,000         3,494,051
  80,728           98.00        07/16/97          4,500,000           03/01/97          77.78         3,500,000         3,493,500
  39,121          100.00        01/16/97          5,450,000           03/24/97          64.22         3,500,000         3,490,948
     230           96.09        03/31/97          4,300,000           01/07/97          78.66         3,382,236         3,372,404
  61,500           90.57        08/07/97          5,150,000           06/07/97          65.05         3,350,000         3,350,000
 105,588           84.11        11/11/96          4,550,000           12/05/96          73.63         3,350,000         3,324,060
  62,025          100.00        03/31/97          5,800,000           10/10/96          57.33         3,325,000         3,306,689
     149           85.91        06/20/97          4,480,000           06/04/97          73.66         3,300,000         3,294,667
     152           96.05        04/09/97          4,900,000           03/12/97          67.35         3,300,000         3,288,346
  60,305          100.00        11/22/96          5,600,000           10/16/96          58.86         3,296,000         3,268,688
  78,955           95.00        06/13/97          5,400,000           12/17/96          60.19         3,250,000         3,223,484
      89           96.63        06/01/97          4,050,000           05/06/97          79.38         3,215,000         3,212,258
  54,133          100.00        11/01/96          4,300,000           10/19/96          75.05         3,227,000         3,200,260
      65           68.70        04/21/97          4,300,000           06/19/97          74.42         3,200,000         3,200,000
     145           62.94        12/31/96          5,900,000           06/01/97          54.24         3,200,000         3,194,047
     235           97.45        04/07/97          4,000,000           02/12/97          80.00         3,200,000         3,193,908
     168           89.29        03/27/97          4,550,000           03/07/97          70.33         3,200,000         3,192,447
  44,900           99.00        03/31/97          4,450,000           02/20/97          71.91         3,200,000         3,180,472
  53,507           98.50        07/20/97          5,000,000           11/01/96          63.50         3,175,000         3,155,860
  75,000          100.00        02/19/97          6,400,000           12/17/96          49.53         3,170,000         3,144,137
     118           96.00        12/31/96          5,365,000           09/26/96          58.71         3,150,000         3,117,881
  36,700          100.00        01/22/97          4,800,000           01/28/97          64.58         3,100,000         3,086,218
  35,956          100.00        05/12/97          5,400,000           09/25/96          57.87         3,125,000         3,085,656
  65,720           99.77        03/01/97          5,670,000           02/02/96          54.67         3,100,000         3,073,110
  86,718           97.24        03/31/97          6,900,000           09/05/96          43.91         3,030,000         3,007,803
 138,605           91.72        07/16/97          7,000,000           07/30/97          42.86         3,000,000         3,000,000
     261           96.55        05/31/97          6,400,000           05/19/97          46.88         3,000,000         2,990,239
 107,236           97.28        09/03/97          4,300,000           09/30/96          69.77         3,000,000         2,973,941
      81           98.77        07/16/97          3,925,000           08/27/96          76.05         2,985,000         2,969,370
     194           99.48        05/13/97          4,150,000           06/04/96          72.29         3,000,000         2,964,333
  46,785           96.58        06/23/97          4,500,000           06/05/97          65.62         2,953,000         2,949,380
     108           93.52        03/27/97          3,800,000           02/21/97          77.63         2,950,000         2,941,711
  86,688           70.70        05/13/97          4,600,000           12/06/95          64.13         2,950,000         2,921,003
  25,591           99.99        06/20/97          5,300,000           03/21/97          54.72         2,900,000         2,897,560
     120           95.83        05/01/97          4,175,000           05/13/97          69.46         2,900,000         2,896,510
  35,990          100.00        06/17/97          3,900,000           06/17/97          74.36         2,900,000         2,895,287
  46,447           98.50        05/09/97          4,200,000           03/05/97          67.86         2,850,000         2,844,880
     141           91.49        05/19/97          4,400,000           01/07/97          63.64         2,800,000         2,796,613
     114           67.86        12/31/96          4,200,000           12/18/96          66.67         2,800,000         2,784,775
     210           95.71        03/25/97          4,400,000           10/25/96          63.64         2,800,000         2,776,272
  50,807          100.00        11/15/96          3,900,000           09/09/96          70.26         2,740,000         2,731,143
     106           30.00        09/30/96          4,600,000           03/25/97          60.87         2,800,000         2,728,684
  51,990           88.00        08/07/97          3,800,000           06/07/97          69.74         2,650,000         2,650,000
      82           85.37        05/15/97          3,800,000           05/22/97          69.74         2,650,000         2,645,255
     121           82.81        12/31/96          4,100,000           09/11/96          65.00         2,665,000         2,639,065
 120,517          100.00        06/30/97          4,290,000           11/20/96          61.77         2,650,000         2,629,613
  16,120          100.00        11/21/96          3,800,000           10/01/96          69.08         2,625,000         2,611,467
  85,855           83.47        03/31/97          4,131,000           03/14/97          62.94         2,600,000         2,588,293
      88           92.05        02/25/97          3,375,000           05/05/97          76.15         2,570,000         2,565,296
     144           98.61        03/19/97          3,400,000           11/12/96          75.00         2,550,000         2,539,546
 152,140           83.28        02/12/97          5,500,000           11/05/96          47.27         2,600,000         2,537,526
     106           70.89        12/31/96          3,400,000           11/01/96          75.00         2,550,000         2,536,727
  61,669          100.00        03/17/97          5,540,000           03/17/97          45.13         2,500,000         2,493,249
      96           97.92        03/20/97          3,650,000           11/12/96          68.49         2,500,000         2,491,247
     160           96.25        03/31/97          3,300,000           10/25/96          75.76         2,500,000         2,487,227
  45,323          100.00        11/14/96          4,175,000           12/10/96          59.88         2,500,000         2,476,972
     117           57.90        12/31/96          3,610,000           02/18/97          68.98         2,490,000         2,472,898
  45,357           88.10        11/19/96          3,900,000           11/11/96          63.85         2,490,000         2,471,818
  24,092           94.27        08/20/97          3,550,000           01/03/97          69.01         2,450,000         2,450,000
  77,444          100.00        04/01/97          3,500,000           04/01/97          69.29         2,425,000         2,420,519
     117          100.00        03/05/97          3,500,000           08/23/96          70.00         2,450,000         2,418,810
  15,048          100.00        05/31/97          3,250,000           06/05/97          73.85         2,400,000         2,396,211
  34,547          100.00        03/31/97          3,870,000           01/15/97          62.02         2,400,000         2,395,616
 132,452           82.00        05/06/97          3,450,000           02/11/97          69.57         2,400,000         2,395,476
  69,754           93.41        02/28/97          3,350,000           03/05/97          71.64         2,400,000         2,393,936
  50,431          100.00        03/03/97          4,525,000           03/03/97          53.04         2,400,000         2,393,519
      65           60.85        01/02/97          3,500,000           01/01/97          68.57         2,400,000         2,369,647
  16,770           98.10        04/30/97          4,040,000           04/03/97          58.17         2,350,000         2,345,693
  48,748          100.00        05/23/97          3,250,000           05/01/97          71.54         2,325,000         2,317,023
  34,324          100.00        03/01/97          4,400,000           04/01/97          52.27         2,300,000         2,289,565
  61,085          100.00        10/30/96          3,100,000           11/08/96          74.19         2,300,000         2,285,384
      94           94.68        03/31/97          3,100,000           07/19/96          74.19         2,300,000         2,281,124
  73,902           98.00        06/30/97          4,900,000           08/28/95          53.57         2,625,000         2,243,498
     200           92.50        04/10/97          3,350,000           03/13/97          65.67         2,200,000         2,178,227
  30,582          100.00        06/01/97          4,000,000           05/01/97          53.75         2,150,000         2,144,318
     123           96.75        03/01/97          3,800,000           12/06/96          56.58         2,150,000         2,125,841
     104           96.15        12/25/96          2,980,000           05/30/96          71.31         2,125,000         2,110,804
  22,410          100.00        07/21/97          3,950,000           03/12/97          53.16         2,100,000         2,096,164
     126           92.86        05/31/97          2,700,000           04/24/97          77.78         2,100,000         2,096,151
  57,500          100.00        04/01/97          2,900,000           03/20/97          72.41         2,100,000         2,094,614
     113           65.80        03/31/97          3,600,000           08/08/96          58.69         2,112,894         2,092,157
  19,922          100.00        06/18/97          2,840,000           06/04/97          72.54         2,060,000         2,055,330
     123           95.92        07/01/97          2,800,000           02/19/97          73.57         2,060,000         2,043,828
  39,900          100.00        03/12/97          3,050,000           03/03/97          67.21         2,050,000         2,040,612
      68           98.50        04/30/97          2,830,000           06/19/97          71.02         2,010,000         2,010,000
  37,682           95.75        06/23/97          3,300,000           06/05/97          60.61         2,000,000         1,997,548
  60,033          100.00        05/29/97          3,100,000           06/07/97          64.52         2,000,000         1,996,437
      42           98.09        03/05/97          2,670,000           03/03/97          74.91         2,000,000         1,996,401
     120           92.50        06/25/97          2,720,000           12/05/96          73.53         2,000,000         1,992,853
      46           95.65        03/31/97          3,800,000           08/01/96          52.63         2,000,000         1,981,171
      17          100.00        06/01/97          3,000,000           10/09/96          65.67         1,970,000         1,958,624
 102,077           89.78        07/31/97          2,600,000           12/05/96          74.23         1,930,000         1,926,685
  36,464          100.00        06/23/97          2,775,000           01/24/96          69.37         1,925,000         1,910,167
     200           88.00        06/10/97          3,600,000           04/29/97          52.78         1,900,000         1,898,153
  43,862          100.00        02/20/97          3,440,000           02/20/97          55.23         1,900,000         1,894,869
  91,623           97.39        02/01/97          2,730,000           01/01/97          69.89         1,908,000         1,893,949
  46,554           95.35        03/19/97          2,600,000           03/05/97          73.08         1,900,000         1,892,003
      69           95.65        02/25/97          2,425,000           12/10/96          77.53         1,880,000         1,865,296
  25,294           93.00        07/24/97          2,470,000           12/30/96          74.90         1,850,000         1,845,094
      87           97.70        02/05/97          2,500,000           12/26/96          74.00         1,850,000         1,841,245
  66,240           91.38        12/09/96          3,100,000           10/18/96          59.68         1,850,000         1,835,768
     104           58.83        12/31/96          2,600,000           06/05/97          70.38         1,830,000         1,830,000
  51,881          100.00        02/20/97          3,000,000           02/20/97          60.67         1,820,000         1,815,085
      75           69.86        04/30/97          3,000,000           05/08/97          60.00         1,800,000         1,797,403
     105           72.50        12/31/96          3,500,000           06/01/97          51.43         1,800,000         1,796,652
  43,472          100.00        03/17/97          2,575,000           02/04/97          69.90         1,800,000         1,793,441
      45           88.89        03/01/97          2,630,000           10/10/96          68.44         1,800,000         1,784,938
      88           41.00        03/31/97          2,630,000           10/31/96          68.44         1,800,000         1,784,131
      90          100.00        12/30/96          2,900,000           12/02/96          60.31         1,749,000         1,744,370
      59           60.59        12/31/96          2,500,000           03/11/97          70.00         1,750,000         1,742,911
  37,249           99.06        05/01/97          2,425,000           05/16/97          71.34         1,730,000         1,726,663
  37,404          100.00        04/30/97          2,400,000           04/22/97          70.83         1,700,000         1,697,186
     128           89.84        06/10/97          2,175,000           04/08/97          78.16         1,700,000         1,696,528
     110          100.00        06/01/97          2,375,000           11/04/96          71.58         1,700,000         1,687,154
  12,500          100.00        12/01/96          2,500,000           10/30/96          68.00         1,700,000         1,687,133
     138           92.03        04/30/97          2,400,000           04/03/95          70.50         1,692,000         1,665,147
     104           99.04        05/01/97          2,250,000           07/16/96          74.44         1,675,000         1,658,455
      56           77.00        03/31/97          2,500,000           06/25/96          66.00         1,650,000         1,624,921
  12,608          100.00        06/18/97          2,050,000           06/16/97          79.02         1,620,000         1,614,603
     230           88.70        06/10/97          2,200,000           04/22/97          72.73         1,600,000         1,598,445
  63,940          100.00        01/01/97          2,450,000           04/09/97          65.31         1,600,000         1,595,743
  78,100          100.00        05/22/97          2,850,000           01/17/97          56.14         1,600,000         1,593,038
  45,859           95.50        03/31/97          2,700,000           01/29/97          59.26         1,600,000         1,592,453
     884           92.65        03/31/97          3,400,000           06/06/96          47.06         1,600,000         1,587,791
  12,608          100.00        06/18/97          2,000,000           06/16/97          79.00         1,580,000         1,574,736
  50,315          100.00        05/28/97          2,600,000           05/28/97          60.58         1,575,000         1,572,384
  77,985          100.00        05/28/97          2,650,000           11/07/96          59.43         1,575,000         1,560,311
      45           80.30        06/30/97          2,100,000           07/23/97          72.86         1,530,000         1,530,000
 121,675          100.00        11/15/96          2,350,000           11/15/96          64.89         1,525,000         1,513,938
  40,582          100.00        02/19/97          3,620,000           02/19/97          41.44         1,500,000         1,495,949
     551           80.00        06/30/97          2,980,000           12/16/96          50.34         1,500,000         1,493,209
  40,254           95.00        07/15/97          2,600,000           12/16/96          57.69         1,500,000         1,489,741
  60,324          100.00        12/01/96          2,000,000           07/03/96          75.00         1,500,000         1,488,957
  28,875           93.80        06/23/97          2,070,000           11/11/96          72.46         1,500,000         1,488,442
  30,105          100.00        05/08/97          2,000,000           10/21/96          72.50         1,450,000         1,443,795
     120          100.00        12/31/96          2,030,000           12/16/96          71.53         1,452,000         1,442,466
  12,200          100.00        04/14/97          2,050,000           03/10/97          70.24         1,440,000         1,436,307
  49,027          100.00        03/31/97          3,100,000           09/05/96          46.29         1,435,000         1,424,487
     124           95.16        06/30/97          2,275,000           04/14/97          61.54         1,400,000         1,398,623
      76           94.74        05/01/97          1,800,000           05/06/97          77.78         1,400,000         1,397,366
  40,545          100.00        02/26/97          2,550,000           02/26/97          54.90         1,400,000         1,396,219
  40,490          100.00        03/05/97          2,400,000           03/05/97          58.33         1,400,000         1,396,219
      60           63.00        12/31/96          2,150,000           10/08/96          65.12         1,400,000         1,392,571
      41           97.56        03/12/97          2,310,000           01/14/97          60.61         1,400,000         1,385,468
  20,910          100.00        11/26/97          1,840,000           12/06/96          75.00         1,380,000         1,375,418
  12,558          100.00        06/01/97          1,900,000           05/16/97          71.05         1,350,000         1,347,400
  51,683          100.00        03/11/97          3,000,000           03/11/97          45.00         1,350,000         1,346,354
  30,974           99.97        03/12/97          2,220,000           02/06/97          60.81         1,350,000         1,345,303
  21,140          100.00        05/01/97          1,900,000           05/31/97          69.74         1,325,000         1,322,423
  41,590          100.00        02/19/97          2,700,000           12/17/96          49.26         1,330,000         1,319,149
     131           96.95        05/14/97          2,000,000           02/13/96          65.00         1,300,000         1,279,970
      15          100.00        03/31/97          1,800,000           08/21/96          70.83         1,275,000         1,271,651
  27,420          100.00        07/08/97          2,000,000           09/26/96          63.80         1,276,000         1,270,457
  32,759          100.00        03/31/97          1,875,000           11/12/96          66.67         1,250,000         1,240,477
  29,945           91.70        12/11/96          1,788,000           10/11/96          68.79         1,230,000         1,220,960
  10,373           72.99        04/17/97          1,700,000           03/04/97          71.76         1,220,000         1,216,797
  21,986          100.00        03/20/97          1,900,000           05/30/97          63.16         1,200,000         1,198,711
  40,258          100.00        03/04/97          2,715,000           03/04/97          44.20         1,200,000         1,196,759
  40,259          100.00        02/21/97          2,000,000           02/21/97          60.00         1,200,000         1,196,759
      62           85.48        04/30/97          2,200,000           04/10/97          54.55         1,200,000         1,196,550
  47,088          100.00        05/01/97          1,900,000           03/05/97          63.16         1,200,000         1,196,153
  29,000          100.00        05/06/97          3,100,000           04/21/97          38.71         1,200,000         1,193,588
      66           93.94        01/27/97          1,450,000           09/25/96          82.76         1,200,000         1,191,123
  40,532          100.00        01/31/97          3,000,000           01/07/97          40.00         1,200,000         1,184,577
  10,722          100.00        06/18/97          1,500,000           06/16/97          78.67         1,180,000         1,176,069
      60           98.33        03/06/97          1,564,000           04/10/97          74.87         1,171,000         1,164,248
     453           85.65        08/01/96          2,025,000           10/05/95          54.91         1,112,000         1,099,233
  20,256           90.50        04/25/97          1,600,000           04/09/97          68.75         1,100,000         1,097,059
      48           71.00        12/31/96          1,650,000           03/26/97          65.15         1,075,000         1,072,018
  43,330          100.00        03/11/97          2,120,000           10/16/96          49.53         1,050,000         1,044,261
     140          100.00        02/01/97          2,100,000           02/20/97          50.00         1,050,000         1,043,799
  21,330          100.00        03/31/97          1,450,000           04/20/97          71.12         1,031,250         1,030,405
  62,876          100.00        01/28/97          1,900,000           01/06/97          53.95         1,025,000         1,019,636
      58           91.38        02/14/97          1,345,000           04/10/97          74.72         1,005,000           999,206
  72,000           98.61        11/06/96          1,370,000           10/10/96          67.15           920,000           917,660
  16,260           99.94        02/13/97          1,400,000           04/02/97          64.57           904,000           900,056
      60           96.67        06/04/97          1,350,000           05/02/97          62.96           850,000           845,607
  24,650          100.00        05/01/97          1,200,000           03/24/97          66.67           800,000           798,840
  58,877          100.00        02/13/97          1,950,000           02/13/97          41.03           800,000           797,767
  12,387           92.28        11/26/96          1,080,000           12/06/96          73.61           795,000           792,360
  28,074           85.10        08/27/96          1,100,000           11/01/96          72.73           800,000           790,629
  20,292          100.00        02/13/97            875,000           02/13/97          57.14           500,000           498,604

                         [TABLE CONTINUED FROM ABOVE]

   MORTGAGE      NET MORTGAGE     ANNUAL DEBT    REMAINING    REMAINING                  MATURITY       BALLOON     MAT DATE
INTEREST RATE    INTEREST RATE      SERVICE         TERM       AM TERM     ORIG DATE       DATE         BALANCE       LTV
-------------    -------------      -------         ----       -------     ---------       ----         -------       ---
    8.3500           8.2855        2,558,452         233         317        01/17/97    02/01/2017    13,527,200     35.79
    8.6600           8.5455        1,902,674         141         297        05/15/97    06/01/2009    14,814,781     53.10
    8.6700           8.6055        1,508,880         117         357        05/13/97    06/01/2007    14,311,195     58.89
    8.5200           8.4055        1,465,447         113         353        01/30/97    02/01/2007    14,051,559     63.87
    8.6900           8.6255        1,452,774         100         280        05/03/96    01/01/2006    12,156,187     60.78
    8.3000           8.2355        1,320,081          81         321        05/30/97    06/01/2004    12,863,174     69.53
    8.7700           8.6555        1,401,272         238         298        06/18/97    07/01/2017     5,655,699     28.42
    8.0770           8.0125        1,232,885         180         360        08/12/97    09/01/2012    10,700,980     60.80
    8.4600           8.3455        1,328,995          57         297        05/10/97    06/01/2002    12,799,083     69.18
    9.0600           8.9955        1,340,269          81         321        05/30/97    06/01/2004    12,360,611     54.69
    8.6000           8.4855        1,310,531          57         297        05/14/97    06/01/2002    12,493,201     58.11
    8.7700           8.6555        1,304,428         117         297        05/13/97    06/01/2007    10,863,392     60.35
    8.2200           8.1555        1,078,788         172         352        12/31/96    01/01/2012     9,283,293     58.02
    8.4700           8.3555        1,067,369          81         357        05/14/97    06/01/2004    10,793,116     72.15
    9.0700           8.9555        1,124,201         140         296        04/22/97    05/01/2009     8,565,720     57.10
    8.7800           8.7155        1,041,274         113         353        01/31/97    02/01/2007     9,797,914     57.63
    9.1500           9.0855        1,106,039         172         292        12/31/96    01/01/2012     7,229,634     42.25
    8.8500           8.7355        1,024,580         139         295        03/10/97    04/01/2009     7,897,751     54.85
    9.0000           8.9355        1,007,036         115         295        03/31/97    04/01/2007     8,273,923     64.14
    9.0900           9.0255        1,038,357         112         268        12/05/96    01/01/2007     7,903,323     50.99
    8.7100           8.6455        1,207,505         166         166        06/26/97    07/01/2011             0      0.00
    9.2100           9.1455        1,041,135         238         238        06/27/97    07/01/2017             0      0.00
    8.4400           8.3755          913,354         117         297        05/23/97    06/01/2007     7,756,914     48.18
    9.0200           8.9055          948,159         115         295        03/28/97    04/01/2007     7,781,054     56.38
    8.7300           8.6655          915,996         178         298        06/30/97    07/01/2012     6,095,954     42.04
    9.3000           9.2355          928,621         116         296        04/30/97    05/01/2007     7,497,175     51.35
    8.5500           8.4855          778,639         113         353        01/31/97    02/01/2007     7,449,751     66.66
    8.5600           8.4455          786,615          57         297        05/10/97    06/01/2002     7,520,582     69.64
    7.8750           7.8105          751,337          99         279        11/22/95    12/01/2005     6,601,449     54.78
    8.8700           8.7555          797,100         140         296        04/11/97    05/01/2009     6,137,774     54.32
    8.3500           8.2855          763,338         172         292        12/31/96    01/01/2012     5,163,906     37.56
    7.6250           7.5605          717,255         100         280        12/29/95    01/01/2006     6,398,605     42.66
    8.5000           8.3855          758,524          76         292        12/05/96    01/01/2004     6,981,037     62.05
    8.7000           8.5855          761,437         114         294        02/03/97    03/01/2007     6,367,606     60.64
    9.7200           9.6555          828,064         117         273        05/02/97    06/01/2007     6,099,076     54.46
    8.6200           8.5055          699,691         116         356        04/25/97    05/01/2007     6,660,423     70.11
    8.3600           8.2455          878,895         177         177        05/14/97    06/01/2012             0      0.00
    8.7700           8.7055          682,551         113         353        01/29/97    02/01/2007     6,427,131     60.35
    8.9600           8.8955          720,392         115         295        03/13/97    04/01/2007     5,932,735     61.16
    8.7000           8.6355          707,399         111         291        11/13/96    12/01/2006     5,915,711     48.49
    8.4500           8.3355          642,913         117         357        05/29/97    06/01/2007     6,196,193     65.22
    8.8500           8.7855          646,580         115         295        03/12/97    04/01/2007     5,359,424     44.81
    8.0100           7.8955          564,067         114         354        01/31/97    03/01/2007     5,615,537     64.55
    8.4300           8.3155          605,190          57         297        05/16/97    06/01/2002     5,841,161     67.92
    7.8700           7.7555          539,193         120         360        08/06/97    09/01/2007     5,424,256     67.80
    9.1500           9.0855          596,901         116         356        04/30/97    05/01/2007     5,469,762     44.69
    9.0600           8.9455          617,302         115         295        03/12/97    04/01/2007     5,054,025     58.50
    8.6500           8.5855          587,060         104         284        04/24/96    05/01/2006     4,923,913     59.32
    8.2300           8.1155          517,404         114         354        02/12/97    03/01/2007     5,067,756     70.09
    8.9800           8.9155          573,074         118         298        06/11/97    07/01/2007     4,713,970     36.26
    8.7700           8.7055          529,623         113         353        01/29/97    02/01/2007     4,987,105     54.21
    9.8000           9.7355          613,832         115         271        03/17/97    04/01/2007     4,502,509     56.28
    8.2800           8.2155          531,186         172         292        12/18/96    01/01/2012     3,604,328     40.16
    8.8500           8.7855          523,943         178         358        06/18/97    07/01/2012     4,342,903     52.96
    8.6600           8.5455          538,585         112         292        12/30/96    01/01/2007     4,514,659     57.51
    8.5000           8.3855          482,109         108         348        08/09/96    09/01/2006     4,629,483     64.30
    8.7700           8.6555          494,102          59         299        07/14/97    08/01/2002     4,652,625     65.90
    9.0700           9.0055          542,540         234         234        02/26/97    03/01/2017             0      0.00
    8.8200           8.7055          465,523         213         357        05/14/97    06/01/2015     3,439,398     55.93
    8.6900           8.6255          585,594         179         179        07/14/97    08/01/2012             0      0.00
    7.7500           7.6355          453,197         100         280        12/15/95    01/01/2006     4,012,261     54.29
    9.3750           9.3105          464,116         107         347        07/08/96    08/01/2006     4,185,826     62.94
    8.0000           7.9355          435,304          99         279        11/02/95    12/01/2005     3,795,876     55.01
    8.8700           8.8055          458,332         117         297        05/02/97    06/01/2007     3,794,590     57.49
    9.1875           9.1230          475,457         105         285        05/29/96    06/01/2006     3,863,803     61.33
    8.4400           8.3255          434,757         111         291        11/22/96    12/01/2006     3,692,291     53.20
    8.5000           8.3855          432,407          54         294        02/12/97    03/01/2002     4,152,218     64.43
    8.7500           8.6855          414,360         116         296        04/23/97    05/01/2007     3,454,908     65.19
    8.7000           8.6355          412,650         113         293        01/11/97    02/01/2007     3,450,831     55.21
    8.6100           8.4955          398,606         141         297        05/14/97    06/01/2009     3,111,928     57.10
    8.7700           8.7055          381,139         113         353        01/29/97    02/01/2007     3,588,934     61.35
    9.6400           9.5755          421,405         116         296        04/15/97    05/01/2007     3,335,940     52.95
    9.9500           9.8855          457,582         115         235        03/26/97    04/01/2007     2,891,536     47.40
    9.0750           9.0105          387,551         117         297        05/08/97    06/01/2007     3,170,206     62.16
    8.8500           8.7355          378,000         138         294        02/27/97    03/01/2009     2,913,733     56.03
    8.6700           8.5555          367,522         125         293        01/30/97    02/01/2008     2,974,234     59.48
    9.2700           9.2055          383,420          81         297        05/12/97    06/01/2004     3,351,414     64.45
    8.5250           8.3855          342,185         118         358        06/11/97    07/01/2007     3,279,869     65.60
    9.3600           9.2955          366,321         118         358        06/12/97    07/01/2007     3,307,307     67.50
    8.9800           8.9155          393,517         175         235        03/13/97    04/01/2012     1,580,491     26.79
    9.4100           9.3455          374,738         118         298        06/10/97    07/01/2007     3,006,173     64.23
    8.3100           8.1955          342,344          57         297        05/10/97    06/01/2002     3,333,432     68.03
    9.9700           9.9055          399,650         116         272        04/03/97    05/01/2007     2,905,917     54.83
    9.0100           8.9455          388,959          76         232        12/13/96    01/01/2004     2,973,002     49.55
    8.3500           8.2855          338,731         136         292        12/26/96    01/01/2009     2,681,434     52.32
    9.3200           9.2555          363,778         118         298        06/16/97    07/01/2007     2,933,531     62.42
    8.3500           8.2855          333,960         119         299        07/17/97    08/01/2007     2,851,536     60.67
    8.8600           8.7455          333,719         213         357        05/12/97    06/01/2015     2,460,707     54.08
    8.7800           8.7155          346,152         178         298        06/20/97    07/01/2012     2,298,879     51.09
    9.2500           9.1355          359,680         117         297        05/07/97    06/01/2007     2,912,319     53.44
    8.7700           8.7055          319,877         115         355        03/27/97    04/01/2007     3,012,065     70.05
    8.1100           8.0455          313,205         120         300        08/20/97    09/01/2007     2,713,105     52.68
    8.6600           8.5455          328,047         112         292        12/30/96    01/01/2007     2,749,838     60.44
    8.9400           8.8755          333,201         114         294        02/24/97    03/01/2007     2,747,282     47.37
    8.4700           8.4055          311,397          82         322        06/27/97    07/01/2004     2,996,766     66.89
    9.1300           9.0155          335,854         116         296        04/29/97    05/01/2007     2,738,498     55.89
    8.9900           8.8755          331,648         135         291        11/22/96    12/01/2008     2,537,616     45.31
    8.4300           8.3655          336,725         235         235        03/05/97    04/01/2017             0      0.00
    8.1500           8.0855          294,929         118         323        07/29/97    07/31/2007     2,715,239     67.04
    8.9900           8.8755          324,705         135         291        11/22/96    12/01/2008     2,484,492     57.78
    8.6700           8.6055          321,526         120         276        08/21/97    09/01/2007     2,502,169     58.19
    8.7700           8.7055          316,225         178         298        06/30/97    07/01/2012     2,100,867     35.61
    8.6300           8.5655          312,579         118         298        06/06/97    07/01/2007     2,624,836     65.62
    8.6800           8.5655          300,175          80         356        04/18/97    05/01/2004     2,985,143     65.61
    8.9400           8.8755          344,014         176         236        04/30/97    05/01/2012     1,382,967     31.08
    9.3500           9.2855          328,914         113         293        01/24/97    02/01/2007     2,647,772     52.96
    8.4300           8.3655          328,437         235         235        04/01/97    04/01/2017             0      0.00
    9.4000           9.3355          349,881         233         233        01/30/97    02/01/2017             0      0.00
    9.1100           9.0455          314,988         115         295        03/24/97    04/01/2007     2,571,362     53.57
    8.8100           8.7455          332,829          76         232        12/13/96    01/01/2004     2,570,969     47.61
    8.5600           8.4955          304,699         112         280        12/19/96    01/01/2007     2,481,153     43.76
    9.0000           8.9355          305,132          76         292        12/23/96    01/01/2004     2,715,339     39.35
    8.6300           8.5655          293,042         120         300        08/15/97    09/01/2007     2,460,783     35.15
    8.3700           8.3055          309,461         238         238        06/25/97    07/01/2017             0      0.00
    8.7000           8.6355          294,750         111         291        11/27/96    12/01/2006     2,464,880     57.32
    8.2400           8.1755          268,852          52         352        12/02/96    01/01/2002     2,843,976     72.46
    9.1250           9.0605          305,198         107         287        07/12/96    08/01/2006     2,489,261     59.98
    8.4600           8.3455          271,468         118         358        06/26/97    07/01/2007     2,614,414     58.10
    8.7500           8.6355          291,039          81         297        04/30/97    06/01/2004     2,633,672     69.31
    9.2200           9.1555          302,427         108         289        09/19/96    09/30/2006     2,459,328     53.46
    9.3500           9.2355          300,426         143         299        07/02/97    08/01/2009     2,255,725     42.56
    8.5500           8.4855          268,816         118         358        06/18/97    07/01/2007     2,571,938     61.60
    8.3500           8.2355          298,707         119         239        07/01/97    08/01/2007     2,020,721     51.81
    8.9800           8.8655          286,537         118         298        06/09/97    07/01/2007     2,356,985     56.12
    8.5250           8.3855          258,951         118         358        06/11/97    07/01/2007     2,482,063     56.41
    9.8500           9.7855          320,915          80         236        04/14/97    05/01/2004     2,347,878     55.90
    8.1000           8.0355          261,560          76         292        12/23/96    01/01/2004     2,474,022     56.23
    9.6600           9.5955          290,937         116         296        04/03/97    05/01/2007     2,300,476     58.99
    9.2500           9.1855          327,343         202         192        06/26/97    07/01/2014             0      0.00
    8.1100           8.0455          247,759         120         300        08/20/97    09/01/2007     2,146,188     56.48
    9.0000           8.9355          266,864         118         298        06/13/97    07/01/2007     2,192,590     57.70
    9.7700           9.7055          303,757         113         233        01/31/97    02/01/2007     1,934,060     47.17
    8.7000           8.6355          260,362         112         292        12/31/96    01/01/2007     2,177,311     50.75
    9.3400           9.2755          271,719         114         294        02/27/97    03/01/2007     2,188,618     57.60
    9.0400           8.9255          281,518          81         237        05/15/97    06/01/2004     2,148,378     52.01
    8.5000           8.3855          237,133         117         357        05/15/97    06/01/2007     2,277,085     67.47
    8.7700           8.7055          241,168         113         353        01/29/97    02/01/2007     2,270,914     66.79
    8.8100           8.6955          351,735         138         138        02/21/97    03/01/2009             0      0.00
   10.1900          10.1255          299,159         116         236        04/03/97    05/01/2007     1,871,543     55.05
    8.9900           8.8755          251,554         141         297        05/08/97    06/01/2009     1,924,769     34.74
    8.7700           8.7055          236,439         114         354        02/14/97    03/01/2007     2,226,386     61.00
    8.2600           8.1955          236,736         175         295        03/06/97    04/01/2012     1,607,745     48.72
    8.9500           8.8355          268,954         174         234        02/19/97    03/01/2012     1,080,964     25.89
    9.8000           9.7355          284,400         115         235        03/26/97    04/01/2007     1,808,531     50.10
    9.0200           8.9555          251,161          76         292        12/18/96    01/01/2004     2,232,081     57.23
    8.6700           8.5555          240,114         120         300        08/12/97    09/01/2007     2,011,553     56.66
    8.8100           8.6955          240,431         142         298        06/12/97    07/01/2009     1,857,236     53.06
    8.7200           8.6555          259,248         112         232        12/19/96    01/01/2007     1,726,039     49.32
    8.6000           8.4855          229,052         118         322        06/26/97    07/01/2007     2,042,863     62.86
    8.8800           8.8155          239,326         117         298        05/30/97    06/30/2007     1,985,497     51.30
    8.6900           8.6255          235,604          82         298        06/02/97    07/01/2004     2,140,671     62.05
    9.3900           9.2755          249,426          81         297        05/05/97    06/01/2004     2,163,019     64.57
    8.9900           8.8755          241,491         141         297        05/08/97    06/01/2009     1,847,779     40.83
    9.7500           9.6855          273,173         111         231        11/21/96    12/01/2006     1,740,794     49.74
    8.8600           8.7455          233,956         118         298        06/16/97    07/01/2007     1,938,089     47.97
    8.8000           8.6855          252,288         178         226        06/13/97    07/01/2012       848,076     26.09
    8.9800           8.9155          247,969         176         237        04/30/97    05/01/2012     1,009,039     22.93
    9.0300           8.9155          232,185         113         293        01/31/97    02/01/2007     1,904,311     61.43
    8.3000           8.2355          218,535         112         292        12/09/96    01/01/2007     1,871,563     60.37
    8.3750           8.3105          220,221          62         276        10/19/95    11/01/2002     2,035,398     41.54
    9.8600           9.7455          281,439         176         176        04/17/97    05/01/2012             0      0.00
    9.1200           9.0555          218,637         117         297        05/30/97    06/01/2007     1,783,768     44.59
    8.6200           8.5555          225,862         233         233        01/03/97    02/01/2017             0      0.00
    9.1100           9.0455          207,200         108         348        08/12/96    09/01/2006     1,904,108     63.90
    8.8800           8.8155          209,411         117         298        05/30/97    06/30/2007     1,737,310     43.98
    8.8600           8.7955          209,067         118         298        06/23/97    07/01/2007     1,731,910     64.14
    9.3000           9.2355          216,678         176         297        05/20/97    05/01/2012     1,414,407     48.77
    9.4900           9.4255          268,178         172         171        06/19/97    01/01/2012             0      0.00
    8.7800           8.7155          208,786         178         274        06/30/97    07/01/2012     1,196,919     42.15
    8.7400           8.6755          218,296         175         235        03/12/97    04/01/2012       881,686     31.49
    8.9300           8.8655          205,264         115         295        03/28/97    04/01/2007     1,693,422     55.52
    8.8400           8.7755          199,778         300         300        08/13/97    09/01/2022             0      0.00
    8.4600           8.3455          183,859         118         358        06/26/97    07/01/2007     1,770,684     53.66
    9.0300           8.9655          201,900         178         298        06/03/97    07/01/2012     1,326,496     42.79
    8.9700           8.9055          200,914         298         298        06/30/97    07/01/2022             0      0.00
    8.6700           8.6055          187,438         114         354        02/05/97    03/01/2007     1,777,788     65.36
    8.2000           8.1355          188,427         111         291        11/05/96    12/01/2006     1,623,417     42.72
    8.6500           8.5855          192,751         114         294        02/13/97    03/01/2007     1,616,683     53.89
    9.2500           9.1855          198,338         118         298        06/12/97    07/01/2007     1,605,936     61.77
    8.6900           8.6255          188,974         112         292        12/23/96    01/01/2007     1,581,257     56.98
    8.4800           8.3655          183,285         119         299        07/02/97    08/01/2007     1,552,889     43.14
    8.9900           8.8755          191,181         141         297        05/08/97    06/01/2009     1,462,825     42.52
    9.2500           9.1355          209,697         139         235        03/25/97    04/01/2009     1,182,306     43.31
    9.4400           9.3255          198,253         139         295        03/31/97    04/01/2009     1,481,597     56.98
    8.7700           8.6555          199,653         115         235        03/13/97    04/01/2007     1,326,412     54.70
    9.1000           9.0355          187,824          81         297        05/01/97    06/01/2004     1,660,338     67.22
    8.7300           8.6155          182,214         115         295        03/11/97    04/01/2007     1,521,088     60.84
    8.7000           8.5855          181,762         112         292        12/24/96    01/01/2007     1,520,009     49.03
    9.2600           9.1955          188,213         120         300        08/13/97    09/01/2007     1,523,067     58.58
    8.9900           8.8755          183,131         141         297        05/08/97    06/01/2009     1,401,232     46.71
    9.2900           9.2255          198,388         239         239        07/23/97    08/01/2017             0      0.00
    8.7700           8.7055          177,877         178         298        06/30/97    07/01/2012     1,181,738     33.76
    8.9400           8.8755          180,380          80         296        04/30/97    05/01/2004     1,611,626     62.59
    8.9300           8.8655          180,232         171         291        11/19/96    12/01/2011     1,189,206     45.22
    9.3000           9.2355          198,528         114         234        02/27/97    03/01/2007     1,289,425     49.03
    9.1100           9.0455          177,720         117         297        05/02/97    06/01/2007     1,450,655     50.02
    9.8700           9.8055          200,849         237         237        05/29/97    06/01/2017             0      0.00
    8.5500           8.4855          167,865         118         298        06/19/97    07/01/2007     1,416,337     58.41
    9.4700           9.4055          177,809         118         298        06/13/97    07/01/2007     1,421,450     59.23
    8.2000           8.1355          160,163         118         298        06/18/97    07/01/2007     1,379,904     63.44
    8.8100           8.7455          168,550         112         292        12/10/96    01/01/2007     1,400,387     58.96
    8.8000           8.7355          168,411         112         292        12/30/96    01/01/2007     1,400,059     56.00
    8.7000           8.6355          159,007          59         335        07/14/95    08/01/2002     1,578,777     65.78
    9.1900           9.1255          171,301         109         289        09/05/96    10/01/2006     1,391,878     61.86
    9.9500           9.8855          190,419         109         229        09/19/96    10/01/2006     1,203,288     48.13
    8.1800           8.1155          164,788         238         238        06/30/97    07/01/2017             0      0.00
    8.4800           8.3655          154,345         119         299        07/02/97    08/01/2007     1,307,696     59.44
    9.0800           8.9655          162,179         141         297        05/22/97    06/01/2009     1,235,053     50.41
    9.2400           9.1755          164,293          79         295        03/14/97    04/01/2004     1,438,909     50.49
    8.7500           8.6855          157,852         115         295        03/13/97    04/01/2007     1,316,156     48.75
    8.7500           8.6855          157,851          76         292        12/23/96    01/01/2004     1,428,432     42.01
    8.1800           8.1155          160,720         238         238        06/30/97    07/01/2017             0      0.00
    9.4500           9.3855          164,472         118         298        06/26/97    07/01/2007     1,316,355     50.63
    8.8500           8.7855          168,229         114         234        02/05/97    03/01/2007     1,113,817     42.03
    9.0500           8.9855          154,706         180         300        08/13/97    09/01/2012     1,015,556     48.36
    9.3700           9.2555          169,029         115         235        03/26/97    04/01/2007     1,094,579     46.58
    8.9900           8.8755          150,932         141         297        05/08/97    06/01/2009     1,154,861     31.90
    9.0000           8.9355          151,056         115         295        03/20/97    04/01/2007     1,241,090     41.65
    8.5800           8.5155          145,913         113         293        01/28/97    02/01/2007     1,228,922     47.27
    8.9700           8.9055          150,686          76         292        12/27/96    01/01/2004     1,343,625     67.18
    8.6900           8.6255          147,253         112         292        12/23/96    01/01/2007     1,232,148     59.52
    9.3400           9.2755          150,093         115         295        03/18/97    04/01/2007     1,208,951     60.45
    8.8300           8.7155          144,199         113         293        01/30/97    02/01/2007     1,196,655     58.95
    9.3000           9.1855          148,579         141         297        05/01/97    06/01/2009     1,118,515     54.56
    9.0000           8.9355          144,510          76         292        12/23/96    01/01/2004     1,285,978     41.48
    8.4100           8.2955          134,261         119         299        07/17/97    08/01/2007     1,142,290     50.21
    8.7000           8.6355          137,550         118         298        06/27/97    07/01/2007     1,150,277     63.90
    8.9900           8.8755          140,870         141         297        05/08/97    06/01/2009     1,077,871     42.27
    8.9900           8.8755          140,870         141         297        05/08/97    06/01/2009     1,077,871     44.91
   10.0400           9.9755          162,569         176         236        04/22/97    05/01/2012       637,025     29.63
    9.3300           9.2155          173,711         176         176        04/07/97    05/01/2012             0      0.00
    9.5000           9.3855          144,684         116         296        04/15/97    05/01/2007     1,154,638     62.75
    8.5600           8.4455          131,102         118         298        06/27/97    07/01/2007     1,105,499     58.18
    8.9900           8.8755          135,839         141         297        05/08/97    06/01/2009     1,039,375     34.65
    9.2200           9.1055          138,399          80         296        04/03/97    05/01/2004     1,213,727     54.67
    8.5000           8.4355          128,031         118         298        06/27/97    07/01/2007     1,083,460     57.02
    8.4300           8.3655          137,798         235         235        03/05/97    04/01/2017             0      0.00
    8.8750           8.8105          129,582         104         284        04/25/96    05/01/2006     1,072,509     53.63
    9.2600           9.1955          125,980         115         355        03/27/97    04/01/2007     1,145,464     63.64
    9.2500           9.1355          131,129         115         295        03/07/97    04/01/2007     1,061,748     53.09
    8.9800           8.9155          134,766         175         235        03/13/97    04/01/2012       541,264     28.87
    8.9800           8.8655          123,663         112         292        12/12/96    01/01/2007     1,017,225     56.89
    9.1600           9.0455          124,466         141         297        05/12/97    06/01/2009       943,885     55.52
    9.1000           9.0355          116,903         118         358        06/26/97    07/01/2007     1,075,071     56.58
    8.9900           8.8755          120,746         141         297        05/08/97    06/01/2009       923,889     34.03
    8.9900           8.8755          120,746         141         297        05/08/97    06/01/2009       923,889     46.19
    8.6100           8.4955          117,022         117         297        05/21/97    06/01/2007       983,844     44.72
    9.7100           9.6455          127,921         116         296        05/01/97    05/01/2007     1,008,584     53.08
    8.9200           8.8555          145,370         178         178        05/30/97    07/01/2012             0      0.00
    9.0100           8.8955          125,544         174         258        02/04/97    03/01/2012       650,051     44.83
    9.4800           9.3655          150,195         175         175        03/13/97    04/01/2012             0      0.00
    8.1800           8.1155          120,031         238         238        06/30/97    07/01/2017             0      0.00
    9.3900           9.2755          129,975         116         236        04/29/97    05/01/2007       840,964     53.77
    9.5500           9.4355          124,820         112         232        12/18/96    01/01/2007       802,153     39.61
    9.0500           8.9355          111,226         117         297        05/15/97    06/01/2007       911,174     56.95
    9.6300           9.5655          121,342         238         238        06/30/97    07/01/2017             0      0.00
    9.8100           9.7455          120,011         116         236        04/04/97    05/01/2007       762,841     35.98
    9.2000           9.0855          114,991         116         236        04/15/97    05/01/2007       750,043     35.72
    9.5100           9.3955          108,206         143         299        07/01/97    08/01/2009       805,713     55.57
    9.2500           9.1355          105,335         114         294        02/14/97    03/01/2007       852,893     44.89
    9.3900           9.2755          111,550         116         236        04/29/97    05/01/2007       721,749     53.66
    9.3500           9.2355           95,307         117         297        05/16/97    06/01/2007       767,228     56.00
    9.2900           9.1755           99,635         141         237        05/15/97    06/01/2009       560,965     40.07
    9.2900           9.1755          105,222         178         178        06/24/97    07/01/2012             0      0.00
    9.2500           9.1355           87,923         143         239        06/30/97    08/01/2009       495,725     41.31
    9.5800           9.4655           89,987         118         238        06/06/97    07/01/2007       577,566     29.62
    9.5000           9.3855           83,351         116         296        04/15/97    05/01/2007       665,172     61.59
    9.3900           9.2755           88,796         112         232        12/13/96    01/01/2007       574,527     52.23
    9.5800           9.4655           56,242         118         238        06/10/97    07/01/2007       360,979     41.25

                         [TABLE CONTINUED FROM ABOVE]

                                                                                             95 NOI                  96 NOI
                                   Prepayment Provisions (2)                      95 NOI     MONTHS      96 NOI      MONTHS
                                   -------------------------                      ------     ------      ------      ------
LO-77 ,YM8 - 143 ,0% - 13 , , , , , ,                                                   0       0      2,333,737       12
YM1-117 ,1% - 12 ,0% - 12 , , , , , ,                                           4,180,417      12      4,832,649       12
LO-45 ,YM1 - 65 ,0% - 7 , , , , , ,                                             2,555,678      12      2,548,363       12
YM5-41 ,YM2 - 48 ,1% - 12 ,0% - 12 , , , , ,                                    1,150,538      12      1,672,774       12
LO-93 ,0% - 7 , , , , , , ,                                                             0       0      1,885,776       12
LO-33 ,YM1 - 41 ,0% - 7 , , , , , ,                                             1,754,161      12      1,638,851       12
YM3-178 ,2% - 12 ,1% - 12 ,0% - 36 , , , , ,                                    1,378,950      12      1,622,516       12
LO-60 ,YM1 - 114 ,0% - 6 , , , , , ,                                                    0       0              0        0
YM1-51 ,0% - 6 , , , , , , ,                                                    1,495,365      12      1,541,396       12
LO-33 ,YM1 - 41 ,0% - 7 , , , , , ,                                             2,074,783      12      1,932,816       12
YM3-51 ,0% - 6 , , , , , , ,                                                    2,095,837      12      2,198,721       12
YM3-57 ,YM2 - 48 ,0% - 12 , , , , , ,                                           1,231,568      12      1,264,720       12
LO-76 ,YM1 - 89 ,0% - 7 , , , , , ,                                             1,374,644      12      1,347,643       12
YM1-75 ,0% - 6 , , , , , , ,                                                    1,239,966      12      1,255,626       12
YM2-56 ,YM1 - 72 ,0% - 12 , , , , , ,                                           1,714,242      12      1,651,962       12
LO-41 ,YM1 - 59 ,0% - 13 , , , , , ,                                            1,343,511      12      1,323,610       12
LO-76 ,YM1 - 89 ,0% - 7 , , , , , ,                                             2,181,676      12      2,358,928       12
YM2-115 ,1% - 12 ,0% - 12 , , , , , ,                                           1,198,688      12        972,157       12
LO-43 ,YM1 - 65 ,0% - 7 , , , , , ,                                             1,593,729      12      1,606,618       12
YM1-106 ,0% - 6 , , , , , , ,                                                   1,618,224      12      1,686,081       12
LO-46 ,YM1 - 83 ,0% - 37 , , , , , ,                                            1,624,225      12      1,775,719       12
LO-70 ,7% - 12 ,6% - 12 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 59 ,0% - 37     995,294      12      1,352,884       12
LO-45 ,YM1 - 66 ,0% - 6 , , , , , ,                                               920,972      12        984,890       12
YM5-91 ,5% - 12 ,0% - 12 , , , , , ,                                            1,257,513      12      1,297,421       12
LO-117 ,YM1 - 36 ,0% - 25 , , , , , ,                                                   0       0              0        0
LO-44 ,YM1 - 59 ,0% - 13 , , , , , ,                                            1,896,648      12      2,125,042       12
LO-41 ,YM1 - 65 ,0% - 7 , , , , , ,                                                     0       0      1,102,150       12
YM1-51 ,0% - 6 , , , , , , ,                                                      701,347      12        718,787       12
LO-26 ,YM1 - 66 ,0% - 7 , , , , , ,                                             1,165,387      12      1,141,928       12
YM5-116 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-76 ,YM1 - 89 ,0% - 7 , , , , , ,                                             1,564,836      12      1,434,761       12
LO-27 ,YM1 - 66 ,0% - 7 , , , , , ,                                             1,113,314      12      1,223,677       12
YM1-64 ,0% - 12 , , , , , , ,                                                   1,010,076      12        985,042       12
YM5-90 ,5% - 12 ,0% - 12 , , , , , ,                                              745,418      12        898,164       12
YM1-111 ,0% - 6 , , , , , , ,                                                   1,288,043      12      1,346,541       12
YM5-92 ,5% - 12 ,0% - 12 , , , , , ,                                                    0       0        626,322        9
YM1-105 ,0% - 72 , , , , , , ,                                                          0       0              0        0
YM1-107 ,0% - 6 , , , , , , ,                                                   1,025,014      12      1,042,676       12
YM1-109 ,0% - 6 , , , , , , ,                                                     927,215      12        943,597       11
LO-39 ,YM1 - 65 ,0% - 7 , , , , , ,                                             1,179,848      12      1,263,889       12
YM1-93 ,3% - 12 ,0% - 12 , , , , , ,                                              828,131      12        875,010       12
LO-43 ,YM1 - 65 ,0% - 7 , , , , , ,                                             1,059,508      12      1,514,938       12
YM5-54 ,YM9 - 48 ,0% - 12 , , , , , ,                                             742,869      12        803,788       12
YM3-51 ,0% - 6 , , , , , , ,                                                    1,041,896       9        757,402       12
YM5-60 ,YM2 - 48 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-44 ,YM1 - 65 ,0% - 7 , , , , , ,                                               772,117      12        841,774       12
YM5-91 ,1% - 12 ,0% - 12 , , , , , ,                                              368,441      12        644,607       12
LO-31 ,YM1 - 66 ,0% - 7 , , , , , ,                                               882,527      12        883,599       12
YM5-54 ,YM9 - 48 ,0% - 12 , , , , , ,                                             691,636      12        722,636       12
YM1-113 ,0% - 5 , , , , , , ,                                                     891,463      12      1,081,058       12
YM1-107 ,0% - 6 , , , , , , ,                                                     889,438      12        910,084       12
LO-7 ,YM1 - 102 ,0% - 6 , , , , , ,                                               688,112      12      1,003,796       12
LO-75 ,YM1 - 90 ,0% - 7 , , , , , ,                                               783,893      12        799,507       12
LO-82 ,YM1 - 89 ,0% - 7 , , , , , ,                                               789,456      12        764,781       12
YM5-88 ,1% - 12 ,0% - 12 , , , , , ,                                              792,691      12        760,293       12
LO-36 ,YM1 - 66 ,0% - 6 , , , , , ,                                               338,460       5        810,801       12
YM3-53 ,0% - 6 , , , , , , ,                                                      622,252      12        677,283       12
LO-78 ,YM1 - 149 ,0% - 7 , , , , , ,                                              984,587      12        702,304       12
YM1-201 ,0% - 12 , , , , , , ,                                                          0       0              0        0
LO-95 ,YM1 - 78 ,0% - 6 , , , , , ,                                               656,399      12        704,493       12
LO-28 ,YM1 - 66 ,0% - 6 , , , , , ,                                               654,765      12        712,169       12
LO-34 ,YM1 - 66 ,0% - 7 , , , , , ,                                               611,495      12        665,683       12
LO-2 ,YM1 - 90 ,0% - 7 , , , , , ,                                                256,136       5        487,408       12
LO-57 ,YM1 - 53 ,0% - 7 , , , , , ,                                                64,891      12        350,770       12
LO-32 ,YM1 - 66 ,0% - 7 , , , , , ,                                               594,525      12        629,510       12
YM2-99 ,0% - 12 , , , , , , ,                                                     659,100      12        502,236        9
YM5-48 ,0% - 6 , , , , , , ,                                                      445,648      12        612,542       12
LO-44 ,YM1 - 65 ,0% - 7 , , , , , ,                                               315,051      12        388,042       12
LO-50 ,YM1 - 56 ,0% - 7 , , , , , ,                                               768,238      12        734,054       12
YM1-129 ,0% - 12 , , , , , , ,                                                    485,526      12        540,451       12
YM1-107 ,0% - 6 , , , , , , ,                                                     569,875      12        581,288       12
YM9-109 ,0% - 7 , , , , , , ,                                                           0       0              0        0
YM1-109 ,0% - 6 , , , , , , ,                                                     621,726      12        743,147       12
YM1-111 ,0% - 6 , , , , , , ,                                                     396,417      12        536,833       12
YM5-114 ,0% - 24 , , , , , , ,                                                          0       0              0        0
YM2-101 ,2% - 12 ,0% - 12 , , , , , ,                                             192,766      12              0        0
LO-33 ,YM1 - 41 ,0% - 7 , , , , , ,                                               347,137      12        493,067       12
LO-47 ,YM1 - 65 ,0% - 6 , , , , , ,                                               369,923      12        458,100       12
YM1-112 ,0% - 6 , , , , , , ,                                                     400,787      12        449,031       12
LO-79 ,YM1 - 89 ,0% - 7 , , , , , ,                                               441,117      12        610,222       12
YM1-112 ,0% - 6 , , , , , , ,                                                     677,735      12        363,154       12
YM1-51 ,0% - 6 , , , , , , ,                                                      430,922      12        440,053       12
LO-8 ,YM1 - 102 ,0% - 6 , , , , , ,                                               598,365      12        804,002       12
YM1-69 ,0% - 7 , , , , , , ,                                                      806,306      12        739,514       12
LO-40 ,YM1 - 89 ,0% - 7 , , , , , ,                                               561,911      12        534,759       12
YM1-112 ,0% - 6 , , , , , , ,                                                     384,148      12        397,983       12
LO-47 ,YM1 - 66 ,0% - 6 , , , , , ,                                               461,297      12        436,773       12
YM5-141 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 12 ,0% - 12 , ,                       0       0              0        0
LO-82 ,YM1 - 89 ,0% - 7 , , , , , ,                                               406,279      12        461,314       12
YM5-93 ,5% - 12 ,0% - 12 , , , , , ,                                              579,523      12        662,959       12
YM1-109 ,0% - 6 , , , , , , ,                                                     404,269      12        441,971       12
LO-48 ,YM1 - 65 ,0% - 7 , , , , , ,                                               439,486      12        498,103       12
YM5-88 ,1% - 12 ,0% - 12 , , , , , ,                                              482,942      12        477,368       12
YM1-108 ,0% - 6 , , , , , , ,                                                     489,483      12        516,271       12
LO-34 ,YM1 - 41 ,0% - 7 , , , , , ,                                               339,947      12        430,473       12
YM3-32 ,YM2 - 12 ,YM1 - 60 ,0% - 12 , , , , ,                                     274,377       7        469,970       12
YM5-111 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-79 ,YM1 - 149 ,0% - 7 , , , , , ,                                              450,539      12        529,262       12
LO-47 ,YM1 - 65 ,0% - 6 , , , , , ,                                               656,978      12        650,309       12
YM5-111 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-48 ,YM1 - 66 ,0% - 6 , , , , , ,                                                     0       0        658,385       12
LO-46 ,YM1 - 95 ,0% - 37 , , , , , ,                                              790,964      12        830,510       12
LO-46 ,YM1 - 65 ,0% - 7 , , , , , ,                                               128,537       5        485,121       12
YM5-56 ,5% - 12 ,1% - 6 ,0% - 6 , , , , ,                                               0       0        -23,838       12
LO-80 ,YM1 - 83 ,0% - 13 , , , , , ,                                              459,917      12        509,573       12
LO-40 ,1% - 66 ,0% - 7 , , , , , ,                                                487,497      12        585,970       12
LO-79 ,YM1 - 149 ,0% - 7 , , , , , ,                                              470,353      12        418,365       12
LO-77 ,YM1 - 149 ,0% - 7 , , , , , ,                                              562,176      12        755,341       12
LO-43 ,YM1 - 65 ,0% - 7 , , , , , ,                                               269,149      12        316,924       12
YM1-69 ,0% - 7 , , , , , , ,                                                      763,269      12        656,756       12
LO-40 ,YM1 - 65 ,0% - 7 , , , , , ,                                               518,971      12        513,608       12
YM1-70 ,0% - 6 , , , , , , ,                                                      258,425      12        486,487       12
YM1-114 ,0% - 6 , , , , , , ,                                                     570,901      12        543,079       12
LO-82 ,YM1 - 95 ,0% - 61 , , , , , ,                                              647,894      12        708,174       12
LO-39 ,YM1 - 65 ,0% - 7 , , , , , ,                                               623,367      12        515,330        9
LO-15 ,YM1 - 30 ,0% - 7 , , , , , ,                                               348,916      12        329,362        9
LO-34 ,YM1 - 66 ,0% - 7 , , , , , ,                                               445,755      12        516,575       12
YM5-94 ,5% - 12 ,0% - 12 , , , , , ,                                              219,995      12        280,123       12
YM5-57 ,5% - 12 ,1% - 6 ,0% - 6 , , , , ,                                         337,274      12        358,371       12
YM9-73 ,3% - 12 ,2% - 12 ,1% - 5 ,0% - 6 , , , ,                                  517,838      12        432,210       12
YM5-119 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0        132,167        4
LO-46 ,YM1 - 65 ,0% - 7 , , , , , ,                                               394,671      12        340,888       12
YM5-59 ,1.5% - 48 ,0% - 12 , , , , , ,                                                  0       0              0        0
YM5-94 ,5% - 12 ,0% - 12 , , , , , ,                                              379,884      12        434,431       12
LO-47 ,YM1 - 65 ,0% - 6 , , , , , ,                                               255,935      12        344,328       12
LO-44 ,YM1 - 29 ,0% - 7 , , , , , ,                                               680,271      12        615,945       12
LO-15 ,YM1 - 54 ,0% - 7 , , , , , ,                                               385,809      12        483,132       12
YM1-110 ,0% - 6 , , , , , , ,                                                     255,846      12        460,404       12
LO-82 ,YM1 - 113 ,0% - 7 , , , , , ,                                              536,830      12        479,525       12
LO-48 ,YM1 - 66 ,0% - 6 , , , , , ,                                               381,314      12        426,901       12
LO-46 ,YM1 - 65 ,0% - 7 , , , , , ,                                                     0       0        656,416       12
YM1-107 ,0% - 6 , , , , , , ,                                                     493,281      12        488,148       12
LO-40 ,YM1 - 65 ,0% - 7 , , , , , ,                                                     0       0        414,795       12
YM1-77 ,3% - 12 ,2% - 12 ,1% - 6 ,0% - 7 , , , ,                                  420,291      12              0        0
YM5-57 ,5% - 12 ,0% - 7                                                           379,240      12        382,300       12
YM5-57 ,5% - 12, 1% - 6, 0% - 6 , , , , ,                                         353,447      12        335,191       12
YM1-107 ,0% - 6 , , , , , , ,                                                     355,283      12        375,632       12
YM5-114 ,5% - 12 ,0% - 12 , , , , , ,                                             653,857      12        692,932       12
YM1-109 ,0% - 7 , , , , , , ,                                                     442,772      12        454,793       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
YM1-108 ,0% - 6 , , , , , , ,                                                     327,209      12        327,288       12
LO-79 ,YM1 - 89 ,0% - 7 , , , , , ,                                               432,822      12        529,347       12
YM2-162 ,0% - 12 , , , , , , ,                                                    449,114      12        483,780       12
YM1-109 ,0% - 6 , , , , , , ,                                                     402,138      12        450,146       12
YM9-69 ,0% - 7 , , , , , , ,                                                      168,497      12        310,472       12
YM5-96 ,5% - 12 ,0% - 12 , , , , , ,                                              394,014      12        393,165       12
YM5-118 ,5% - 12 ,0% - 12 , , , , , ,                                             515,229      12        420,307       12
LO-39 ,YM1 - 60 ,0% - 13 , , , , , ,                                              251,496      12        535,065       12
YM1-82 ,2% - 12 ,1% - 12 ,0% - 12 , , , , ,                                             0       0              0        0
YM1-111 ,0% - 6 , , , , , , ,                                                     183,983      12        410,453       12
LO-34 ,YM1 - 41 ,0% - 7 , , , , , ,                                               240,718      12        341,977       12
YM5-57 ,1% - 12 ,0% - 12 , , , , , ,                                              159,952      12        202,075       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-39 ,YM1 - 65 ,0% - 7 , , , , , ,                                               355,496      12        388,049       12
YM5-94 ,5% - 12 ,0% - 12 , , , , , ,                                              353,464      12        382,762       12
YM9-166 ,0% - 12 , , , , , , ,                                                    342,709      12        324,958       12
LO-80 ,YM1 - 89 ,0% - 7 , , , , , ,                                               444,709      12        383,970       12
YM5-89 ,5% - 12 ,0% - 12 , , , , , ,                                              409,453      12              0        0
LO-40 ,YM1 - 65 ,0% - 7 , , , , , ,                                               264,304      12        272,131       12
LO-1 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 6 ,0% - 7 , ,                            0       0        373,865       12
YM5-92 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 12 ,0% - 24 , ,                  413,268      12        409,895       12
LO-45 ,YM1 - 65 ,0% - 7 , , , , , ,                                               361,708      12        337,481       12
YM1-227 ,0% - 6 , , , , , , ,                                                     284,806      12        300,077       12
YM9-101 ,0% - 7 , , , , , , ,                                                     264,671      12        288,558       12
YM1-111 ,0% - 6 , , , , , , ,                                                           0       0              0        0
LO-46 ,YM1 - 65 ,0% - 7 , , , , , ,                                               230,095      12        276,697       12
LO-57 ,YM1 - 112 ,0% - 7 , , , , , ,                                              321,387      12        324,121       12
YM1-166 ,0% - 6 , , , , , , ,                                                           0       0        626,686       12
LO-82 ,YM1 - 59 ,0% - 37 , , , , , ,                                                    0       0              0        0
LO-55 ,YM1 - 113 ,0% - 7 , , , , , ,                                              296,294      12        299,383       12
LO-31 ,YM1 - 77 ,0% - 7 , , , , , ,                                                     0       0              0        0
LO-120 ,YM1 - 174 ,0% - 6 , , , , , ,                                                   0       0        325,634       12
YM5-94 ,5% - 12 ,0% - 12 , , , , , ,                                              219,629      12        219,968       12
LO-58 ,YM1 - 113 ,0% - 7 , , , , , ,                                                    0       0              0        0
LO-118 ,YM1 - 174 ,0% - 6 , , , , , ,                                             352,694      12        370,587       12
YM1-108 ,0% - 6 , , , , , , ,                                                     168,072      12        285,091       12
LO-38 ,YM1 - 60 ,0% - 13 , , , , , ,                                              462,072      12        510,064       12
YM1-108 ,0% - 6 , , , , , , ,                                                     233,163      12        268,130       12
YM1-112 ,0% - 6 , , , , , , ,                                                     320,406      12        313,274       12
LO-39 ,YM1 - 60 ,0% - 13 , , , , , ,                                              323,156      12        328,171       12
YM5-95 ,5% - 12 ,0% - 12 , , , , , ,                                              402,580      12        397,516       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
YM5-79 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,0% - 12 , , ,                         346,527      12        290,400       12
YM3-31 ,2% - 12 ,1% - 60 ,0% - 36 , , , , ,                                       306,506      12        333,486       12
YM5-91 ,5% - 12 ,0% - 12 , , , , , ,                                              349,328      12        245,204        9
YM1-75 ,0% - 6 , , , , , , ,                                                      269,693      12        254,885       12
YM5-91 ,5% - 12 ,0% - 12 , , , , , ,                                              259,828      12        260,676       11
YM5-88 ,5% - 12 ,0% - 12 , , , , , ,                                              368,572      12        343,814       12
LO-48 ,YM1 - 66 ,0% - 6 , , , , , ,                                               281,126      12        305,163       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-59 ,YM1 - 120 ,YM5 - 12 ,YM4 - 12 ,YM3 - 12 ,YM2 - 12 ,YM1 - 6 ,0% - 6 ,       345,527      12        416,412       12
LO-46 ,YM1 - 95 ,0% - 37 , , , , , ,                                              518,006      12        451,967       12
LO-44 ,YM1 - 29 ,0% - 7 , , , , , ,                                               415,764      12        -65,746       12
LO-75 ,YM1 - 89 ,0% - 7 , , , , , ,                                               211,536      12        256,299       12
LO-42 ,YM1 - 65 ,0% - 7 , , , , , ,                                               454,530      12        442,606       12
YM1-111 ,0% - 6 , , , , , , ,                                                     222,782      12        241,998       12
LO-56 ,YM2 - 121 ,2% - 36 ,0% - 24 , , , , ,                                      328,648      12        372,160       12
LO-46 ,YM1 - 65 ,0% - 7 , , , , , ,                                               239,922      11        276,926       12
LO-46 ,YM1 - 65 ,0% - 7 , , , , , ,                                               206,403      12        262,605       12
LO-46 ,YM1 - 66 ,0% - 6 , , , , , ,                                               279,373      12        216,351       12
YM1-106 ,0% - 6 , , , , , , ,                                                           0       0              0       12
YM1-106 ,0% - 6 , , , , , , ,                                                     157,718      12        211,429       12
YM9-34 ,2% - 12 ,1% - 6 ,0% - 7 , , , , ,                                          54,636      12        104,862       12
YM9 - 103 ,0% - 6 , , , , , ,                                                           0       0        148,963       12
YM9 - 103 ,0% - 6 , , , , , ,                                                     337,724      12        173,165       12
LO-82 ,YM1 - 119 ,0% - 37 , , , , , ,                                                   0       0              0        0
YM5-95 ,5% - 12 ,0% - 12 , , , , , ,                                              217,223      12        314,247       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                             269,850      12        260,049       12
YM1-73 ,0% - 6 , , , , , , ,                                                      279,005      12        285,679       12
LO-43 ,YM1 - 65 ,0% - 7 , , , , , ,                                               253,509      12        234,219       12
LO-16 ,3% - 12 ,2% - 12 ,1% - 29 ,0% - 7 , , , ,                                  401,413      12        397,012       12
LO-82 ,YM1 - 119 ,0% - 37 , , , , , ,                                                   0       0              0        0
YM1-112 ,0% - 6 , , , , , , ,                                                     232,209      12        300,803       12
LO-42 ,YM1 - 65 ,0% - 7 , , , , , ,                                                     0       0              0        0
LO-84 ,YM1 - 90 ,0% - 6 , , , , , ,                                                     0       0        241,786       12
YM5-91 ,5% - 12 ,0% - 12 , , , , , ,                                              275,492      12        273,284       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-19 ,0% - 96 , , , , , , ,                                                      348,274      12        295,336       12
LO-41 ,YM1 - 65 ,0% - 7 , , , , , ,                                               183,775      12        220,687       12
YM9-69 ,0% - 7 , , , , , , ,                                                       77,567      12              0        0
LO-39 ,YM1 - 71 ,0%-2 , , , , , ,                                                 223,592      12        272,147       12
LO-31 ,YM1 - 77 ,0% - 7 , , , , , ,                                                     0       0              0        0
YM5-77 ,2% - 12 ,1% - 12 ,0% - 12 , , , , ,                                       197,472      12        210,888       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                             230,916      12        252,247       12
YM1-70 ,0% - 6 , , , , , , ,                                                      158,115      12        277,889       12
YM5-95 ,5% - 12 ,0% - 12 , , , , , ,                                              146,793      12        203,246       12
LO-58 ,YM1 - 54 ,0% - 6 , , , , , ,                                               193,147      12        195,742       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
LO-80 ,YM1 - 89 ,0% - 7 , , , , , ,                                               361,032      12        334,720       12
YM5-104 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 12 ,0% - 12 , ,                 184,644      12        222,166       12
YM5-92 ,5% - 12 ,0% - 12 , , , , , ,                                              179,258      12        168,467        8
YM5-94 ,5% - 12 ,0% - 12 , , , , , ,                                              235,740      12        212,455       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
YM5-56 ,5% - 6 ,0% - 18 , , , , , ,                                               166,020      12        189,997       12
LO-46 ,YM1 - 65 ,0% - 7 , , , , , ,                                               234,655      12        223,775       12
LO-79 ,YM1 - 149 ,0% - 7 , , , , , ,                                              257,859      12        287,323       12
LO-31 ,YM1 - 66 ,0% - 7 , , , , , ,                                               219,207      12        231,562       12
YM1-54 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 6 ,0% - 7 , ,                    132,246      12        180,625       12
YM5-91 ,5% - 12 ,0% - 12 , , , , , ,                                              123,229      12        122,487       12
LO-79 ,YM1 - 89 ,0% - 7 , , , , , ,                                               269,994      12        279,658       12
YM5-88 ,5% - 12 ,0% - 12 , , , , , ,                                              277,683      12        277,576       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                             125,573      12        117,577       12
LO-45 ,YM1 - 67 ,0% - 6 , , , , , ,                                                     0       0              0        0
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                                   0       0              0        0
YM5-93 ,5% - 12 ,0% - 12 , , , , , ,                                              149,492      12        170,294       12
LO-45 ,YM1 - 65 ,0% - 6 , , , , , ,                                                     0       0              0        0
LO-82 ,YM1 - 89 ,0% - 7 , , , , , ,                                               346,522      12        373,676       12
YM5-90 ,5% - 12 ,0% - 72 , , , , , ,                                              168,677      12        190,069       12
YM5-103 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 12 ,0% - 12 , ,                 284,685      12        322,745       12
LO-82 ,YM1 - 149 ,0% - 7 , , , , , ,                                                    0       0              0        0
YM5-92 ,5% - 12 ,0% - 12 , , , , , ,                                                    0       0        190,315       12
YM5-88 ,5% - 12 ,0% - 12 , , , , , ,                                              176,558      12        189,842       10
YM5-93 ,5% - 12 ,0% - 12 , , , , , ,                                              191,335      12        200,119       12
YM1-177 ,0% - 61 , , , , , , ,                                                    203,076      12        223,706       12
LO-44 ,YM1 - 65 ,0% - 7 , , , , , ,                                               206,400      12        216,083       12
YM5-92 ,5% - 12 ,0% - 12 , , , , , ,                                              176,506      12        158,704       12
YM5-119 ,5% - 12 ,0% - 12 , , , , , ,                                             142,842      12        179,018       12
YM5-90 ,5% - 12 ,0% - 12 , , , , , ,                                              185,812      12        165,674       12
YM5-92 ,5% - 12 ,0% - 12 , , , , , ,                                              133,659      11        151,584       12
YM5-93 ,5% - 12 ,0% - 12 , , , , , ,                                             (103,860)     12        164,757       12
YM5-117 ,5% - 12 ,0% - 12 , , , , , ,                                             161,160      12        166,131       12
YM5-106 ,5% - 12 ,4% - 12 ,3% - 12 ,2% - 12 ,1% - 12 ,0% - 12 , ,                 181,813      12        182,001       12
YM5-119 ,5% - 12 ,0% - 12 , , , , , ,                                             152,257      12        161,081       12
YM5-82 ,5% - 12 ,4% - 12 ,0% - 12 , , , , ,                                       122,600      12        121,592       12
YM5-92 ,5% - 12 ,0% - 12 , , , , , ,                                              106,495      12        112,617        8
YM5-88 ,5% - 12 ,0% - 12 , , , , , ,                                              230,198      12        200,242       12
YM5-82 ,5% - 12 ,4% - 12 ,0% - 12 , , , , ,                                        97,700      12         96,837       12

                         [TABLE CONTINUED FROM ABOVE]

                                                                            UPFRONT RESERVES (1)
                                                                            --------------------
96 NOI AS                    UW CASH       UW       REPAIR &                                                     ECONOMIC
 OF DATE        UW NOI        FLOW        DSCR     REMEDIATION       TI/LC           P&I       ENVIRONMENTAL      RESERVE
 -------        ------        ----        ----     -----------       -----           ---       -------------      -------
 12/31/96     3,417,087     3,286,276     1.28      1,317,129      1,350,000             0               0              0
 12/31/96     2,793,775     2,455,913     1.29              0              0             0               0              0
 12/31/96     2,393,248     2,197,826     1.46              0              0             0               0              0
 12/31/96     2,001,426     1,873,119     1.28              0              0             0               0              0
 12/31/96     2,147,665     2,029,193     1.40              0         25,000             0               0              0
 12/31/96     1,761,911     1,649,911     1.25         14,688              0             0         194,250              0
 12/31/96     1,876,168     1,804,589     1.29              0              0             0               0              0
              1,596,472     1,540,726     1.25        171,250              0             0               0              0
 12/31/96     1,851,187     1,690,749     1.27         16,000        260,850             0               0              0
 12/31/96     1,956,083     1,784,732     1.33              0              0             0               0              0
 12/31/96     2,045,666     1,702,444     1.30              0              0             0               0              0
 12/31/96     1,758,991     1,707,802     1.31      1,850,000              0             0               0        200,000
 12/31/96     1,443,275     1,362,202     1.26              0              0             0               0              0
 12/31/96     1,348,436     1,312,436     1.23              0              0             0               0              0
 12/31/96     1,602,459     1,508,810     1.34              0              0             0               0              0
 12/31/96     1,397,726     1,249,889     1.20              0              0       500,000               0              0
 12/31/96     2,043,235     1,665,175     1.51         23,750              0             0               0              0
 12/31/96     1,534,989     1,346,259     1.31              0              0             0          36,338        500,000
 12/31/96     1,339,534     1,258,534     1.25         63,100              0             0          10,600              0
 12/31/96     1,804,261     1,539,574     1.48        128,450              0             0               0              0
 12/31/96     1,616,900     1,552,675     1.29              0              0             0               0              0
 12/31/96     1,830,503     1,780,503     1.71              0              0             0          13,400              0
 12/31/96     1,320,740     1,224,823     1.34              0              0             0               0              0
 12/31/96     1,413,892     1,234,345     1.30      1,077,000              0             0               0        420,000
 12/31/96     1,185,446     1,144,336     1.25              0              0             0               0              0
 12/31/96     1,441,321     1,419,193     1.53          8,125              0             0               0              0
 12/31/96     1,169,715     1,061,799     1.36        337,938        200,088       800,000               0              0
 12/31/96     1,149,653     1,003,232     1.28              0        262,500             0               0              0
 12/31/96     1,093,487     1,004,139     1.34          9,688              0             0               0              0
              1,019,994     1,001,310     1.26              0              0             0               0              0
 12/31/96     1,358,512     1,325,347     1.74              0              0             0               0              0
 12/31/96     1,252,659     1,153,196     1.61        111,875              0             0               0              0
 12/31/96     1,151,077       980,210     1.29              0              0             0               0        428,000
 11/30/96     1,071,125     1,037,925     1.36              0              0             0               0              0
 12/31/96     1,369,375     1,221,335     1.47         10,063              0             0               0              0
 12/31/96       952,051       871,501     1.25         42,188              0             0               0              0
              1,184,462     1,129,373     1.28              0              0             0               0              0
 12/31/96     1,042,713       956,025     1.40         13,375              0             0               0              0
 11/30/96     1,007,724       909,939     1.26         13,750         42,500             0               0              0
 12/31/96     1,241,543     1,080,089     1.53        175,975              0             0         171,250              0
 12/31/96       936,763       837,251     1.30              0              0             0               0              0
 12/31/96     1,447,908     1,412,575     2.18         35,646              0             0               0              0
 12/31/96       799,784       746,264     1.32              0              0             0             450              0
 12/31/96       860,233       769,273     1.27              0        100,000             0               0              0
                709,534       688,684     1.28              0              0             0               0        700,000
 12/31/96       902,069       824,363     1.38              0              0             0               0              0
 12/31/96       833,042       788,512     1.28              0        800,000             0               0              0
 12/31/96       926,345       862,876     1.47          7,813              0             0               0              0
 12/31/96       736,573       682,981     1.32         22,000              0             0             450              0
 03/31/97     1,095,077       906,092     1.58        304,000         13,912             0               0              0
 12/31/96       883,549       808,957     1.53         91,875              0             0               0              0
 12/31/96       954,659       816,003     1.33        256,875              0             0          16,010              0
 12/31/96       846,637       811,712     1.53         44,106              0             0               0              0
 12/31/96       788,757       745,557     1.42         15,000              0             0               0              0
 12/31/96       787,916       719,195     1.34         13,688        250,000             0               0              0
 12/31/96       757,408       688,658     1.43              0              0             0               0              0
 12/31/96       721,562       619,781     1.25         30,938              0             0               0              0
 12/31/96       821,224       735,685     1.36              0              0        50,000               0              0
                542,861       534,961     1.15              0              0             0               0              0
 12/31/96       708,953       690,665     1.18         19,536        104,000             0               0              0
 12/15/96       706,234       665,734     1.47              0              0             0               0              0
 12/31/96       637,009       560,459     1.21              0              0             0               0              0
 12/31/96       694,328       599,728     1.38        109,765              0             0               0              0
 12/31/96       838,107       693,340     1.51        279,350              0     1,362,150               0              0
 12/31/96       651,867       586,821     1.23         34,688              0             0               0              0
 09/30/96       608,921       586,200     1.35              0              0             0               0              0
 12/31/96       633,410       615,059     1.42              0              0             0               0              0
 12/31/96       537,772       480,441     1.16          7,875          2,683             0               0              0
 12/31/96       669,509       648,848     1.57              0              0             0               0              0
 12/31/96       519,683       500,303     1.26              0              0             0               0              0
 12/31/96       590,504       544,616     1.43        102,500              0             0               0              0
                633,751       576,628     1.37         63,975              0             0               0              0
 12/31/96     1,139,141       936,180     2.05        230,269              0             0               0              0
 12/31/96       535,408       499,104     1.29         21,148         50,000             0               0              0
                527,154       494,883     1.31              0              0             0               0              0
                491,261       476,210     1.30              0              0             0               0              0
 12/31/96       530,586       516,546     1.35          4,375              0             0               0              0
 12/31/96       463,827       437,205     1.28        101,875              0             0               0              0
 12/31/96       519,235       456,684     1.25        104,750              0             0               0              0
 12/31/96       615,420       562,849     1.43         17,125              0             0               0              0
 12/31/96       606,351       579,351     1.55          6,690              0             0               0              0
 12/31/96       481,007       438,795     1.28              0              0             0               0              0
 12/31/96       660,842       588,071     1.47          2,688              0             0               0              0
 12/31/96       674,199       636,708     1.64         19,530              0             0               0              0
 12/31/96       501,864       451,950     1.33         44,063              0             0               0              0
 12/31/96       584,297       534,530     1.47         28,150              0             0               0              0
 12/31/96       466,161       439,490     1.32         84,375              0             0               0              0
                427,153       409,153     1.23              0              0             0               0              0
 12/31/96       535,715       473,372     1.37              0              0             0               0              0
 12/31/96       506,766       467,970     1.30              0              0             0           7,500              0
 12/31/96       462,520       405,710     1.27         73,062              0             0               0              0
 12/31/96       494,896       437,366     1.40          9,867         90,000             0               0              0
 12/31/96       511,575       437,287     1.33         18,238              0             0               0              0
 12/31/96       493,395       453,145     1.36          4,662              0             0               0              0
 12/31/96       391,576       358,051     1.15          1,875              0             0               0              0
 12/31/96       485,101       441,325     1.31              0              0             0               0              0
                511,296       495,412     1.49              0              0             0               0              0
 12/31/96       566,704       498,441     1.48          2,875              0             0               0              0
 12/31/96       430,325       408,075     1.38         58,158              0             0               0              0
                500,350       483,912     1.49              0              0             0               0              0
 04/30/97       572,712       505,480     1.57              0              0             0               0              0
 12/31/96       876,503       723,708     2.29          4,125              0             0               0              0
 12/31/96       518,383       417,333     1.34        291,704              0             0               0              0
 12/31/96       457,832       420,032     1.40              0              0             0               0              0
 12/31/96       516,155       477,817     1.39         90,300              0             0               0              0
 12/31/96       574,054       506,651     1.54              0         59,377        40,336               0              0
 12/31/96       571,166       506,316     1.54         29,471              0             0               0              0
 12/31/96       664,523       591,862     1.69        120,000              0             0               0              0
 12/31/96       505,098       478,306     1.52         10,875              0             0               0              0
 12/31/96       610,607       570,560     1.71         79,000              0             0               0              0
 12/31/96       523,648       394,730     1.30              0              0             0               0              0
 12/31/96       616,192       496,549     1.63         12,500              0             0               0              0
 12/31/96       483,695       402,799     1.37         22,500         30,000             0               0              0
 12/31/96       733,025       638,282     2.06         68,371              0             0               0              0
                641,201       535,219     1.82              0              0             0               0              0
 12/31/96       460,150       425,194     1.58          4,625              0             0               0              0
 12/31/96       517,102       476,997     1.56         28,825              0             0               0              0
 12/31/96       431,924       393,639     1.45              0              0             0               0              0
 09/30/96       375,471       353,871     1.22              0              0             0               0              0
 12/31/96       335,571       294,865     0.97          4,500         50,000             0               0              0
 12/31/96       430,267       397,049     1.32              0              0             0               0              0
 12/31/96       429,782       399,782     1.49         23,985              0             0               0              0
                413,539       373,730     1.25              0              0             0               0              0
 12/31/96       417,086       374,295     1.31              0              0             0               0              0
 12/31/96       398,232       362,982     1.40        144,290              0             0               0              0
 12/31/96       601,009       478,250     1.49        105,050              0             0               0              0
 12/31/96       463,578       405,828     1.55         15,000              0             0               0              0
 12/31/96       421,453       386,282     1.33              0              0             0               0              0
 12/31/96       548,109       473,085     1.45          3,388              0             0               0              0
 12/31/96       389,728       343,310     1.39         14,594              0             0               0              0
 12/31/96       411,557       376,297     1.41            950              0             0               0              0
 12/31/96       725,768       648,182     2.13         62,856              0             0               0              0
 12/31/96       572,090       536,286     2.06          3,813              0       650,000           3,750              0
                443,719       415,770     1.53              0         84,000             0               0              0
 12/31/96       441,735       369,615     1.31         24,938        100,000             0               0              0
 12/31/96       324,951       304,887     1.29         32,438              0             0               0              0
 12/31/96       384,054       349,206     1.45         41,975              0             0               0              0
 12/31/96       590,169       541,674     1.54              0              0             0             500              0
 12/31/96       532,407       463,598     1.55          2,500              0             0               0              0
                397,283       381,238     1.52              0              0             0               0              0
 12/31/96       330,853       304,357     1.29         97,125              0             0               0              0
 12/31/96       454,829       417,704     1.76              0              0             0               0              0
 12/31/96       424,847       354,500     1.32              0              0             0               0              0
 12/31/96       545,087       434,985     1.53        213,512              0             0               0              0
 12/31/96       329,916       307,233     1.22         21,000         63,000             0               0              0
 12/31/96       372,707       336,596     1.40              0              0             0               0              0
 12/31/96       350,600       314,783     1.31              0              0             0          14,570              0
 03/31/97       461,349       432,099     1.67              0              0             0               0              0
                324,905       313,455     1.37              0              0             0               0              0
 12/31/96       381,601       353,712     1.48         89,204              0             0               0              0
 12/31/96       403,760       334,034     1.42        334,763              0             0               0              0
 12/31/96       359,211       312,454     1.25              0              0             0               0              0
                364,337       353,307     1.46              0              0             0               0              0
 12/31/96       442,150       400,717     1.47         24,000              0             0               0              0
 12/31/96       334,643       317,062     1.36              0              0             0               0              0
 12/31/96       335,664       305,564     1.21              0              0             0               0              0
 12/31/96       421,483       381,228     1.54              0              0             0               0              0
                365,306       305,354     1.32        167,000              0             0               0              0
 12/31/96       293,562       268,635     1.23              0              0             0               0              0
 12/31/96       399,755       366,123     1.66          8,250              0             0               0              0
 12/31/96       401,635       381,635     1.36              0              0             0               0              0
 12/31/96       341,860       307,650     1.41         10,700              0             0               0              0
 12/31/96       312,658       281,908     1.25          1,000              0             0               0              0
 12/31/96       288,832       261,792     1.26         96,750              0             0               0              0
                334,407       305,636     1.46          3,188              0             0               0              0
 12/31/96       285,486       249,450     1.19         21,000              0             0               0              0
 12/31/96       339,370       287,968     1.33         28,938              0             0             600              0
 12/31/96       468,581       401,302     1.50         57,750              0             0               0              0
                270,828       263,241     1.26              0              0             0               0              0
 12/31/96       345,728       320,021     1.47        110,550              0             0           5,000              0
                329,379       304,447     1.48              0              0             0               0              0
 12/31/96       276,783       259,783     1.30          4,375              0             0               0              0
 12/31/96       290,142       261,920     1.42              0              0             0               0              0
                275,865       250,297     1.24              0              0             0               0              0
 12/31/96       284,527       274,027     1.36              0              0             0               0              0
 12/31/96       261,856       231,856     1.24         26,075              0             0               0              0
 12/31/96       472,349       457,329     2.43         19,375              0             0               0              0
 12/31/96       283,381       274,341     1.42         31,000              0             0               0              0
 12/31/96       344,638       286,733     1.45        483,716              0             0               0              0
 01/31/97       278,407       245,288     1.30          6,550              0             0               0              0
 12/31/96       304,235       254,235     1.39              0              0             0               0              0
                294,977       281,884     1.47              0              0             0               0              0
 12/31/96       323,600       272,638     1.30              0              0             0               0              0
 12/31/96       279,700       250,237     1.26              0              0             0               0              0
 09/30/96       282,801       262,101     1.31              0              0             0               0              0
 12/31/96       281,779       256,061     1.36              0              0             0               0              0
 11/30/96       262,529       240,779     1.32              0              0             0               0              0
 12/31/96       308,737       238,183     1.31              0        100,000             0           2,614              0
 12/31/96       311,882       276,865     1.47          3,450              0             0               0              0
                326,745       313,395     1.71              0              0             0               0              0
 12/31/96       352,208       305,352     1.54          7,875              0             0               0              0
 12/31/96       427,103       359,084     2.02         62,958              0             0               0              0
 12/31/96       266,133       237,441     1.32              0              0        18,475               0              0
 12/31/96       276,728       265,478     1.47          2,500              0             0               0              0
 12/31/96       395,977       360,862     1.82         66,725              0             0               0              0
 12/31/96       251,627       237,627     1.34         49,438              0             0               0              0
 12/31/96       327,769       290,389     1.45              0              0        13,390               0              0
 12/31/96       282,578       242,340     1.44         20,075              0             0               0              0
 12/31/96       261,545       235,003     1.32          3,750         15,000             0               0              0
 12/31/96       232,122       199,989     1.25         13,000              0             0               0              0
 12/31/96       285,391       254,591     1.51         31,925              0             0               0              0
 12/31/96       251,231       240,206     1.43          4,350              0             0               0              0
 12/31/96       201,362       164,930     1.04        103,575              0             0               0              0
 12/31/96       239,657       218,337     1.27         74,981              0             0               0              0
 12/31/96       309,785       272,897     1.43              0              0             0               0              0
                201,400       199,509     1.21              0              0             0               0              0
 12/31/96       301,228       243,478     1.58              0              0             0               0              0
 12/31/96       240,806       214,466     1.32              0              0             0           2,000              0
 12/31/96       286,324       254,864     1.55          8,000              0             0               0              0
 12/31/96       294,366       232,283     1.47          3,750              0             0               0              0
 12/31/96       340,972       316,366     2.00              0              0             0               0              0
                197,323       195,432     1.22              0              0             0               0              0
 12/31/96       238,887       216,524     1.32          3,813              0             0               0              0
                306,044       276,541     1.64         17,375              0             0           3,000              0
 06/30/97       239,917       215,962     1.40              0              0             0               0              0
 09/30/96       276,575       238,984     1.41              0              0             0               0              0
                230,796       217,861     1.44              0              0             0               0              0
 12/31/96       248,837       236,077     1.56              0              0             0               0              0
 12/31/96       265,887       221,495     1.52              0              0             0               0              0
                215,780       198,888     1.32        168,750              0             0               0              0
 01/01/97       244,275       227,055     1.54          9,094              0             0               0              0
                209,469       193,353     1.29              0              0             0               0              0
 12/31/96       225,603       195,603     1.36              0              0             0             500              0
 12/31/96       211,797       196,339     1.32              0         37,500             0               0              0
 12/31/96       306,068       252,032     1.74              0              0             0               0              0
 12/31/96       218,147       187,147     1.39              0              0             0               0              0
 12/31/96       200,756       181,319     1.32         33,900              0             0               0              0
                221,955       211,292     1.50              0              0             0               0              0
                225,768       215,576     1.53              0              0             0               0              0
 12/31/96       325,205       300,568     1.85         20,688              0             0               0              0
 12/31/96       231,485       221,235     1.27         25,000              0             0               0              0
 08/23/96       205,798       189,189     1.31              0              0             0               0              0
 12/31/96       189,259       177,716     1.36              0              0             0               0              0
                221,795       208,762     1.54              0              0             0               0              0
 12/31/96       200,485       175,309     1.27              0        109,000             0               0              0
 12/31/96       222,602       198,116     1.55          1,875              0             0               0              0
 12/31/96       287,328       242,245     1.76         11,154              0             0               0              0
 12/31/96       223,652       186,967     1.44         57,063              0             0               0              0
 12/18/96       168,553       164,803     1.31              0              0             0               0              0
 12/31/96       210,737       170,499     1.30              0         50,000             0               0              0
 12/31/96       212,739       191,291     1.42         18,488              0        67,386               0              0
 12/31/96       205,586       164,768     1.33              0              0             0               0              0
 12/31/96       171,382       161,551     1.30              0              0             0               0              0
                174,792       154,925     1.33          5,000          1,000             0               0              0
                194,996       184,662     1.53              0              0             0               0              0
                198,416       186,104     1.54              0              0             0               0              0
 12/31/96       169,769       157,369     1.34              0              0             0               0              0
                184,414       162,024     1.27          3,865              0             0               0              0
 12/31/96       253,603       233,941     1.61              0              0             0               0              0
 12/31/96       179,790       163,320     1.30         56,375              0             0           1,800              0
 12/31/96       254,550       223,450     1.49         11,250              0             0               0              0
                147,106       145,498     1.21              0              0             0               0              0
 12/31/96       179,393       164,393     1.26         15,625              0             0          17,625              0
 10/31/96       183,650       174,858     1.40              0              0             0               0              0
 12/31/96       211,991       174,542     1.57              0              0             0               0              0
 12/31/96       203,124       179,130     1.48              0              0             0               0              0
 12/31/96       188,984       168,782     1.41              0              0             0               0              0
 12/31/96       164,720       157,720     1.37              0              0             0               0              0
 12/31/96       167,069       152,451     1.41              0         50,000             0               0              0
 12/31/96       172,876       136,419     1.30              0              0             0               0              0
 12/31/96       155,181       140,681     1.26         29,625              0             0           2,000              0
 12/31/96       149,381       124,122     1.30              0              0             0               0              0
 12/31/96       144,209       129,660     1.30              0         10,000             0               0              0
 12/31/96       153,321       133,821     1.27         49,500              0             0               0              0
 12/31/96       130,115       115,473     1.31              0              0             0               0              0
 03/31/96       141,156       121,325     1.35         37,750              0             0               0              0
 08/23/96       119,519       109,286     1.31              0              0             0               0              0
 12/31/96       157,500       124,727     1.40              0              0             0               0              0
 03/31/96        89,238        81,284     1.45              0              0             0               0              0

                         [TABLE CONTINUED FROM ABOVE]

                             ONGOING RESERVES
                             ----------------
  TOTAL       REPLACEMENT          TAXES          INSURANCE         TI/LC       SOURCE
  -----       -----------          -----          ---------         -----       ------
2,667,129         1,778            1/12             1/12             1,500       JPM
        0             0            1/12             1/12            70,000       MCF
        0         1,386            N/A              N/A             29,167       JPM
        0             0            1/12             N/A                  0       MCF
   25,000         2,029            1/12             1/12                 0       SB
  208,938         9,069            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
  171,250         4,640            1/12             1/12                 0       SB
  276,850             0            1/12             1/12                 0       MCF
        0         3,476            1/12             1/12            10,000       JPM
        0             0            1/12             1/12                 0       MCF
2,050,000             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12               833       JPM
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
  500,000         2,230            1/12             1/12            10,000       JPM
   23,750             0            1/12             1/12                 0       JPM
  536,338             0            1/12             1/12                 0       MCF
   73,700             0            1/12             1/12                 0       JPM
  128,450        20,877            1/12             1/12                 0       SB
        0         5,352            1/12             1/12                 0       JPM
   13,400         4,167            1/12             1/12                 0       JPM
        0         1,339            1/12             1/12                 0       SB
1,497,000             0            1/12             1/12                 0       MCF
        0         2,350            1/12             1/12                 0       JPM
    8,125         1,848            1/12             1/12            21,667       JPM
1,338,026         3,750            1/12             1/12             6,250       JPM
  262,500             0            1/12             1/12                 0       MCF
    9,688         7,688            1/12             1/12                 0       JPM
        0             0            N/A              N/A                  0       MCF
        0         2,869            1/12             1/12                 0       JPM
  111,875         8,625            1/12             1/12                 0       JPM
  428,000             0            1/12             1/12                 0       MCF
        0             0            1/12             N/A                  0       MCF
   10,063             0            1/12             1/12                 0       SB
   42,188             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
   13,375         7,200            1/12             1/12                 0       SB
   56,250         3,195            1/12             1/12                 0       SB
  347,225         3,925            1/12             1/12             9,167       JPM
        0             0            1/12             1/12                 0       MCF
   35,646             0            1/12             1/12                 0       JPM
      450             0            1/12             N/A                  0       MCF
  100,000             0            1/12             1/12                 0       MCF
  700,000             0            1/12             1/12                 0       MCF
        0         1,472            N/A              N/A                  0       JPM
  800,000             0            1/12             1/12                 0       MCF
    7,813         5,289            1/12             1/12                 0       JPM
   22,450             0            1/12             N/A                  0       MCF
  317,912         1,837            1/12             1/12                 0       SB
   91,875         6,217            1/12             1/12                 0       SB
  272,885        11,555            1/12             1/12                 0       SB
   44,106             0            1/12             1/12                 0       JPM
   15,000         3,600            1/12             1/12                 0       JPM
  263,688             0            1/12             1/12                 0       MCF
        0         5,729            1/12             1/12                 0       MCF
   30,938             0            1/12             1/12                 0       MCF
   50,000         1,270            1/12             1/12             8,235       JPM
        0             0            N/A              N/A                  0       MCF
  123,536         1,300            1/12             1/12                 0       SB
        0         3,375            1/12             1/12                 0       MCF
        0         6,875            1/12             1/12                 0       JPM
  109,765             0            1/12             1/12                 0       JPM
1,641,500             0            1/12             1/12             6,714       JPM
   34,688         5,448            1/12             1/12                 0       JPM
        0             0            N/A              N/A                  0       MCF
        0             0            1/12             1/12                 0       MCF
   10,558             0            1/12             1/12             2,683       JPM
        0             0            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
  102,500         3,834            1/12             1/12                 0       SB
   63,975           621            1/12             1/12             4,139       SB
  230,269             0            1/12             1/12                 0       SB
   71,148         2,195            1/12             1/12               833       SB
        0             0            N/A              N/A                  0       MCF
        0             0            N/A              N/A                  0       MCF
    4,375             0            1/12             1/12                 0       JPM
  101,875         2,219            1/12             1/12                 0       SB
  104,750         2,833            1/12             1/12             2,379       SB
   17,125         1,278            1/12             1/12               833       JPM
    6,690         2,250            1/12             1/12                 0       SB
        0             0            1/12             1/12                 0       MCF
    2,688         6,059            1/12             1/12                 0       SB
   19,530         1,145            1/12             1/12             2,034       JPM
   44,063           949            1/12             1/12             2,811       JPM
   28,150         5,373            1/12             1/12                 0       SB
   84,375         2,223            1/12             1/12                 0       SB
        0             0            N/A              1/12                 0       MCF
        0         1,008            1/12             1/12             1,250       JPM
    7,500             0            1/12             1/12                 0       MCF
   73,062         4,791            1/12             1/12                 0       SB
   99,867         1,025            1/12             1/12             3,308       SB
   18,238             0            1/12             1/12                 0       MCF
    4,662           777            1/12             1/12             2,500       SB
    1,875         3,415            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
        0             0            N/A              N/A                  0       MCF
    2,875         1,431            1/12             N/A                833       JPM
   58,158         1,854            1/12             1/12                 0       SB
        0             0            N/A              N/A                  0       MCF
        0             0            1/12             1/12                 0       SB
    4,125             0            1/12             1/12                 0       JPM
  291,704             0            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
   90,300         1,210            1/12             1/12             1,083       JPM
   99,713           848            1/12             1/12             4,948       JPM
   29,471         1,355            1/12             N/A              2,500       JPM
  120,000             0            1/12             1/12                 0       JPM
   10,875           612            1/12             1/12             2,708       JPM
   79,000         1,226            1/12             1/12             2,145       JPM
        0             0            1/12             1/12                 0       JPM
   12,500         1,084            1/12             1/12             2,750       SB
   52,500         1,733            1/12             1/12             5,000       SB
   68,371           453            1/12             1/12                 0       JPM
        0             0            1/12             1/12             7,045       JPM
    4,625         2,864            1/12             1/12                 0       JPM
   28,825         4,042            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
   54,500         1,084            1/12             1/12                 0       SB
        0             0            1/12             1/12                 0       MCF
   23,985         2,625            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
  144,290         2,938            1/12             1/12                 0       SB
  105,050         9,674            1/12             1/12                 0       JPM
   15,000         4,813            1/12             1/12                 0       JPM
        0           650            1/12             1/12                 0       SB
    3,388         6,070            1/12             1/12                 0       JPM
   14,594         1,126            1/12             1/12                 0       SB
      950         2,938            1/12             N/A                  0       JPM
   62,856             0            1/12             1/12                 0       SB
  657,563         1,004            1/12             1/12             1,900       JPM
   84,000           202            1/12             1/12                 0       SB
  124,938             0            1/12             1/12                 0       MCF
   32,438             0            1/12             N/A                  0       MCF
   41,975         2,903            1/12             1/12                 0       SB
      500             0            N/A              N/A                  0       MCF
    2,500         5,734            1/12             1/12                 0       SB
        0             0            N/A              N/A                  0       MCF
   97,125         2,208            1/12             1/12                 0       SB
        0         3,000            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
  213,512         9,175            1/12             1/12                 0       SB
   84,000           877            1/12             1/12             1,012       SB
        0             0            1/12             1/12               625       MCF
   14,570             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
   89,204           425            1/12             1/12             2,500       SB
  334,763         1,100            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
        0             0            N/A              N/A                  0       MCF
   24,000             0            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       JPM
  167,000             0            1/12             1/12                 0       MCF
        0         1,938            1/12             1/12                 0       JPM
    8,250           862            1/12             1/12             2,167       JPM
        0             0            1/12             1/12                 0       MCF
   10,700           637            1/12             1/12             2,214       JPM
    1,000         2,552            1/12             1/12                 0       SB
   96,750         2,255            1/12             1/12                 0       SB
    3,188           446            1/12             1/12             1,951       SB
   21,000         3,006            1/12             1/12                 0       JPM
   29,538             0            1/12             1/12             3,417       JPM
   57,750         5,607            1/12             1/12                 0       SB
        0           250            1/12             1/12                 0       JPM
  115,550         2,570            1/12             1/12                 0       JPM
        0           942            1/12             1/12             1,135       JPM
    4,375         1,417            1/12             1/12                 0       SB
        0             0            1/12             1/12             1,465       MCF
        0           500            1/12             1/12                 0       JPM
        0           875            1/12             1/12                 0       SB
   26,075         2,500            1/12             1/12                 0       SB
   19,375         1,347            1/12             1/12                 0       JPM
   31,000           753            1/12             1/12                 0       SB
  483,716             0            1/12             1/12                 0       SB
    6,550         1,016            1/12             1/12             1,744       JPM
        0             0            1/12             1/12                 0       MCF
        0             0            N/A              N/A                  0       MCF
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0           316            1/12             1/12                 0       SB
        0             0            1/12             N/A                  0       MCF
  102,614             0            1/12             N/A              5,333       MCF
    3,450         2,918            1/12             1/12                 0       SB
        0             0            N/A              N/A                  0       MCF
    7,875         3,798            1/12             1/12                 0       SB
   62,958             0            1/12             1/12                 0       JPM
   18,475           507            1/12             1/12             1,558       JPM
    2,500           938            1/12             1/12                 0       JPM
   66,725         3,829            1/12             1/12                 0       JPM
   49,438             0            1/12             1/12                 0       SB
   13,390         3,738            1/12             1/12                 0       SB
   20,075           621            1/12             1/12                 0       JPM
   18,750           623            1/12             1/12               834       JPM
   13,000         2,677            1/12             1/12                 0       SB
   31,925         1,125            1/12             1/12                 0       SB
    4,350           156            1/12             1/12               762       SB
  103,575         3,036            1/12             1/12                 0       SB
   74,981             0            1/12             1/12                 0       SB
        0         3,074            1/12             1/12                 0       SB
        0           158            1/12             1/12                 0       JPM
        0             0            1/12             1/12                 0       MCF
    2,000             0            1/12             1/12                 0       MCF
    8,000           640            1/12             1/12             2,000       SB
    3,750           830            1/12             1/12             1,667       JPM
        0         2,050            1/12             1/12                 0       JPM
        0           158            1/12             1/12                 0       JPM
    3,813         1,549            1/12             1/12             1,189       SB
   20,375         8,000            1/12             1/12                 0       JPM
        0         1,996            1/12             1/12                 0       SB
        0             0            N/A              N/A              3,200       MCF
        0             0            N/A              N/A                  0       MCF
        0           414            1/12             1/12                 0       JPM
        0           671            1/12             1/12                 0       JPM
  168,750         3,254            1/12             1/12               675       SB
    9,094           417            1/12             1/12             1,018       JPM
        0           376            1/12             1/12               967       SB
      500             0            1/12             1/12                 0       MCF
   37,500             0            1/12             1/12                 0       MCF
        0         1,430            1/12             1/12                 0       SB
        0             0            1/12             1/12                 0       MCF
   33,900         1,620            1/12             1/12                 0       SB
        0             0            N/A              N/A                  0       MCF
        0             0            N/A              N/A                  0       MCF
   20,688             0            1/12             1/12                 0       JPM
   25,000           854            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12               500       MCF
        0             0            N/A              N/A                  0       MCF
  109,000             0            1/12             1/12                 0       MCF
    1,875           185            1/12             1/12                 0       JPM
   11,154           596            1/12             N/A              1,417       JPM
   57,063         2,784            1/12             1/12                 0       JPM
        0           313            1/12             1/12                 0       SB
   50,000             0            1/12             1/12             1,000       MCF
   85,874           737            1/12             1/12             1,204       JPM
        0             0            1/12             1/12             6,000       MCF
        0             0            1/12             1/12                 0       MCF
    6,000           348            1/12             1/12                 0       SB
        0             0            N/A              N/A                  0       MCF
        0             0            N/A              N/A                  0       MCF
        0             0            1/12             1/12                 0       MCF
    3,865           593            1/12             1/12                 0       SB
        0           363            1/12             1/12                 0       JPM
   58,175         1,375            1/12             1/12                 0       MCF
   11,250             0            1/12             1/12                 0       MCF
        0           134            1/12             1/12                 0       JPM
   33,250             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0         2,000            1/12             1/12                 0       SB
        0           541            1/12             1/12             1,458       JPM
        0             0            1/12             1/12                 0       MCF
   50,000             0            1/12             1/12                 0       MCF
        0         2,500            1/12             1/12                 0       MCF
   31,625             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
   10,000             0            1/12             1/12             1,300       MCF
   49,500             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
   37,750             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF
        0             0            1/12             1/12                 0       MCF